                                                                    Exhibit 10.6

                           LOAN AND SECURITY AGREEMENT

                            Dated as of June 21, 2005

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                              BANK OF AMERICA, N.A.

                                  as the Agent

                         BANC OF AMERICA SECURITIES LLC

                     as Sole Lead Arranger and Book Manager

                            BANK OF AMERICA, N.A. and
                       THE CIT GROUP/BUSINESS CREDIT, INC.

                            as Co-Syndication Agents

                      GENERAL ELECTRIC CAPITAL CORPORATION

                             as Documentation Agent

                                EDDIE BAUER, INC.
                                   as Borrower

                                       and

                           EDDIE BAUER HOLDINGS, INC.

               THE SUBSIDIARIES OF EDDIE BAUER, INC. PARTY HERETO

                                  as Guarantors

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE 1 INTERPRETATION OF THIS AGREEMENT.....................................      2
   1.1   Definitions...........................................................      2
   1.2   Accounting Terms......................................................     27
   1.3   Interpretive Provisions...............................................     27

ARTICLE 2 LOANS AND LETTERS OF CREDIT..........................................     28
   2.1   Total Facility........................................................     28
   2.2   Revolving Loans.......................................................     28
   2.3   Letters of Credit.....................................................     35
   2.4   Bank Products.........................................................     42

ARTICLE 3 INTEREST AND FEES....................................................     42
   3.1   Interest..............................................................     42
   3.2   Conversion and Continuation Elections.................................     43
   3.3   Maximum Interest Rate.................................................     44
   3.4   Unused Line Fee.......................................................     45
   3.5   Letter of Credit Fee..................................................     45
   3.6   Fee Letter............................................................     45
   3.7   Payment of Fees.......................................................     45

ARTICLE 4 PAYMENTS AND PREPAYMENTS.............................................     45
   4.1   Revolving Loans.......................................................     45
   4.2   Termination, Reduction or Increase of Facility........................     46
   4.3   Payments by the Loan Parties..........................................     48
   4.4   Payments as Revolving Loans...........................................     48
   4.5   Apportionment and Application and Reversal of Payments................     49
   4.6   Indemnity for Returned Payments.......................................     49
   4.7   Agent's and Lenders' Books and Records: Monthly Statements............     50

ARTICLE 5 TAXES, YIELD PROTECTION AND ILLEGALITY...............................     50
   5.1   Taxes.................................................................     50
   5.2   Illegality............................................................     52
   5.3   Increased Costs and Reduction of Return...............................     53
   5.4   Funding Losses........................................................     53
   5.5   Inability to Determine Rates..........................................     54
   5.6   Certificates of Lenders...............................................     54
   5.7   Survival..............................................................     54


                                       (i)

ARTICLE 6 COLLATERAL...........................................................     54
   6.1   Grant of Security Interest............................................     54
   6.2   Perfection and Protection of Security Interest........................     56
   6.3   Location of Collateral................................................     57
   6.4   Title to, Liens on, and Sale and Use of Collateral....................     57
   6.5   Access and Examination: Promotional Materials.........................     58
   6.6   Collateral Reporting..................................................     58
   6.7   Accounts..............................................................     60
   6.8   Collection of Accounts; Payments......................................     61
   6.9   Inventory: Perpetual Inventory........................................     62
   6.10  Equipment.............................................................     63
   6.11  Documents, Instruments, and Chattel Paper.............................     64
   6.12  Right to Cure.........................................................     64
   6.13  Power of Attorney.....................................................     64
   6.14  The Agent's and Lenders' Rights, Duties and Liabilities...............     65
   6.15  Patents, Trademarks and Copyrights....................................     66
   6.16  Grant of License to Use Intellectual Property.........................     67

ARTICLE 7 BOOKS AND RECORDS: FINANCIAL INFORMATION: NOTICES....................     67
   7.1   Books and Records.....................................................     67
   7.2   Financial and Other Information.......................................     67
   7.3   Notices to the Lenders................................................     70

ARTICLE 8 GENERAL WARRANTIES AND REPRESENTATIONS...............................     73
   8.1   Authorization.........................................................     73
   8.2   Validity and Priority of Security Interest............................     73
   8.3   Organization and Qualification........................................     74
   8.4   Corporate Name: Prior Transactions....................................     74
   8.5   Subsidiaries and Affiliates...........................................     74
   8.6   Financial Statements and Projections..................................     74
   8.7   Capitalization........................................................     75
   8.8   Debt..................................................................     75
   8.9   Distributions.........................................................     75
   8.10  Title to Property.....................................................     75
   8.11  Real Estate: Leases...................................................     75
   8.12  Proprietary Rights....................................................     75
   8.13  Trade Names...........................................................     76
   8.14  Litigation............................................................     76
   8.15  Restrictive Agreements................................................     76
   8.16  Labor Disputes........................................................     76
   8.17  Environmental Laws....................................................     76
   8.18  No Violation of Law...................................................     77
   8.19  No Default............................................................     77
   8.20  ERISA Compliance......................................................     78


                                      (ii)

   8.21  Taxes.................................................................     78
   8.22  Regulated Entities....................................................     79
   8.23  Use of Proceeds: Margin Regulations...................................     79
   8.24  Copyrights, Patents, Trademarks and Licenses, etc.....................     79
   8.25  No Material Adverse Change............................................     79
   8.26  Full Disclosure.......................................................     79
   8.27  Material Agreements...................................................     79
   8.28  Bank Accounts.........................................................     80
   8.29  Commercial Tort Claims................................................     80

ARTICLE 9 AFFIRMATIVE AND NEGATIVE COVENANTS...................................     80
   9.1   Taxes and Other Obligations...........................................     80
   9.2   Legal Existence and Good Standing.....................................     80
   9.3   Compliance with Law and Agreements: Maintenance of Licenses...........     80
   9.4   Maintenance of Property; Inspection of Property.......................     81
   9.5   Insurance.............................................................     81
   9.6   Environmental Laws....................................................     82
   9.7   Compliance with ERISA.................................................     82
   9.8   Mergers, Consolidations or Sales......................................     82
   9.9   Distributions: Capital Change: Restricted Investments.................     83
   9.10  Guaranties............................................................     84
   9.11  Debt..................................................................     84
   9.12  Prepayment............................................................     85
   9.13  Transactions with Affiliates..........................................     85
   9.14  Investment Banking and Finder's Fees..................................     85
   9.15  Business Conducted....................................................     85
   9.16  Liens.................................................................     86
   9.17  Sale and Leaseback Transactions.......................................     86
   9.18  New Subsidiaries......................................................     86
   9.19  Fiscal Year...........................................................     86
   9.20  Use of Proceeds.......................................................     86
   9.21  Further Assurances....................................................     86
   9.22  Obligations under Real Estate Leases, Equipment Leases and Licenses...     86
   9.23  Reclamation Claims....................................................     87
   9.24  Sourcing Arrangements.................................................     87
   9.25  Minimum Consolidated Fixed Charge Coverage Ratio......................     87
   9.26  Capital Expenditures..................................................     87
   9.27  Commercial Tort Claims................................................     87
   9.28  Plan of Reorganization................................................     87
   9.29  Borrower's Excluded Subsidiaries......................................     88

ARTICLE 10 CONDITIONS OF LENDING...............................................     88
   10.1  Conditions Precedent to Closing Date..................................     88
   10.2  Conditions Precedent to Each Loan.....................................     92


                                      (iii)

ARTICLE 11 DEFAULT: REMEDIES...................................................     92
   11.1  Events of Default.....................................................     92
   11.2  Remedies..............................................................     95

ARTICLE 12 TERM AND TERMINATION................................................     97
   12.1  Term and Termination..................................................     97

ARTICLE 13 AMENDMENTS: WAIVER; PARTICIPATIONS: ASSIGNMENTS: SUCCESSORS.........     97
   13.1  No Waivers: Cumulative Remedies.......................................     97
   13.2  Amendments and Waivers................................................     97
   13.3  Assignments; Participations...........................................     99

ARTICLE 14 THE AGENT...........................................................    101
   14.1  Appointment and Authorization.........................................    101
   14.2  Delegation of Duties..................................................    102
   14.3  Liability of Agent....................................................    102
   14.4  Reliance by Agent.....................................................    102
   14.5  Notice of Default.....................................................    103
   14.6  Credit Decision.......................................................    103
   14.7  Indemnification.......................................................    104
   14.8  Agent in Individual Capacity..........................................    104
   14.9  Successor Agent.......................................................    104
   14.10 Withholding Tax.......................................................    105
   14.11 Collateral Matters....................................................    106
   14.12 Restrictions on Actions by Lenders; Sharing of Payments...............    107
   14.13 Agency for Perfection.................................................    108
   14.14 Payments by Agent to Lenders..........................................    108
   14.15 Concerning the Collateral and the Related Loan Documents..............    108
   14.16 Field Audit and Examination Reports: Disclaimer by Lenders............    109
   14.17 Relation Among Lenders................................................    109
   14.18 The Arranger and Co-Agents. Etc.......................................    109

ARTICLE 15 MISCELLANEOUS.......................................................    110
   15.1  Severability..........................................................    110
   15.2  Governing Law: Choice of Forum: Service of Process....................    110
   15.3  WAIVER OF JURY TRIAL..................................................    111
   15.4  Survival of Representations and Warranties............................    111
   15.5  Other Security and Guaranties.........................................    111
   15.6  Fees and Expenses.....................................................    111
   15.7  Notices...............................................................    112
   15.8  Waiver of Notices.....................................................    114
   15.9  Binding Effect........................................................    114


                                      (iv)

   15.10 Indemnity of the Agent and the Lenders by the Loan Parties............    114
   15.11 Limitation of Liability...............................................    115
   15.12 Final Agreement.......................................................    115
   15.13 Counterparts..........................................................    115
   15.14 Captions..............................................................    115
   15.15 Right of Setoff.......................................................    115
   15.16 Joint and Several Liability...........................................    116
   15.17 Confidentiality.......................................................    117
   15.18 Conflicts with Other Loan Documents...................................    118
   15.19 Appraisals............................................................    118
   15.20 Patriot Act...........................................................    119
   15.21 Foreign Asset Control Regulations.....................................    119

ARTICLE 16 GUARANTEES..........................................................    119


                                       (v)

EXHIBITS
EXHIBIT A - FORM OF BORROWING BASE CERTIFICATE
EXHIBIT B - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT C - FORM OF NOTICE OF BORROWING
EXHIBIT D - FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT E - FORM OF INTERCREDITOR AGREEMENT

SCHEDULES
Schedule 1.1(a)        COMMITMENTS
Schedule 1.1(b)        EXCLUDED SUBSIDIARIES
Schedule 1.1(c)        MAJOR CREDIT CARD PROGRAM AGREEMENTS
Schedule 6.1(a)(xiv)   COMMERCIAL TORT CLAIMS
Schedule 6.3           LOAN PARTIES' CHIEF EXECUTIVE OFFICE, THE LOCATION OF ITS
                       BOOKS AND RECORDS, THE LOCATIONS OF THE COLLATERAL
Schedule 6.15          INTELLECTUAL PROPERTY
Schedule 8.4           CORPORATE NAME; PRIOR TRANSACTIONS
Schedule 8.5           SUBSIDIARIES AND AFFILIATES
Schedule 8.7           CAPITALIZATION OF LOAN PARTIES
Schedule 8.8           DEBT
Schedule 8.10          OWNED REAL PROPERTY
Schedule 8.11          LEASES
Schedule 8.12          PROPRIETARY RIGHTS
Schedule 8.13          TRADE NAMES
Schedule 8.14          LITIGATION
Schedule 8.16          LABOR DISPUTES
Schedule 8.17          ENVIRONMENTAL ISSUES
Schedule 8.18          VIOLATIONS OF LAW
Schedule 8.20          ERISA ISSUES
Schedule 8.25          MATERIAL ADVERSE CHANGE
Schedule 8.27          MATERIAL AGREEMENTS
Schedule 8.28          BANK ACCOUNTS
Schedule 9.3           COMPLIANCE WITH LAWS
Schedule 9.10          EXISTING GUARANTIES
Schedule 9.13          TRANSACTIONS WITH AFFILIATES
Schedule 9.16          EXISTING LIENS
Schedule 10.1(j)       GOOD STANDING CERTIFICATES


                                      (vi)

                           LOAN AND SECURITY AGREEMENT

     Loan and Security Agreement, dated as of June 21, 2005, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A., with an office at 40 Broad Street, Boston, Massachusetts 02109, as agent for the Lenders (in its capacity as agent, together with any successor in such capacity, the "Agent"), Banc of America Securities LLC, as sole lead arranger and book manager (in such capacity, the "Arranger"), Bank of America, N.A. and The CIT Group/Business Credit, Inc., as co-syndication agents (in such capacity, the "Co-Syndication Agents"), General Electric Capital Corporation, as documentation agent (in such capacity, the "Documentation Agent") Eddie Bauer, Inc., a Delaware corporation ("Borrower", and in its capacity as authorized representative of the Loan Parties, the "Authorized Representative"), and each of its direct and indirect Subsidiaries that is a signatory hereto as a Guarantor, and Eddie Bauer Holdings, Inc., a Delaware corporation ("Holdings") as a Guarantor (each a "Guarantor" and collectively, the "Guarantors").

                                   WITNESSETH:

     WHEREAS, Borrower and certain of the Guarantors have filed in the Bankruptcy Court (as hereinafter defined) a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined) and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code, and such reorganization cases are being jointly administered under Case Number 03-11540
(CB) (the "Case");

     WHEREAS, pursuant to and subject to the terms and conditions of the Second Amended and Restated Loan and Security Agreement, dated as of March 15, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the "DIP Loan Agreement"), among the Lenders, the Agent, the Arranger, the Co-Syndication Agents, the Borrower, certain of the Guarantors and certain other Affiliates of the Borrower and Guarantors, the Lenders agreed to make available to, among others, the Borrower a debtor-in-possession revolving credit facility of up to $150,000,000;

     WHEREAS, the Borrower and certain of the Guarantors have obtained from the Bankruptcy Court an order confirming their Plan of Reorganization;

     WHEREAS, the Lenders and the Agent have agreed to provide the Borrower with a revolving credit facility to fund payments due under the Plan of Reorganization and the other working capital needs of Borrower and its Subsidiaries subsequent to the effective date of the Plan of Reorganization.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

     1.1 Definitions As used herein:

     "Accelerated Delivery Period" means the period commencing upon the occurrence of a Combined Availability Threshold Event and continuing until such time thereafter until no Combined Availability Threshold Event exists for thirty
(30) consecutive days and the Borrower has delivered to the Agent evidence reasonably satisfactory to the Agent of satisfaction of such condition for such thirty (30) consecutive day period.

     "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

     "Accounts" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired or arising accounts (as defined in the UCC), and any other rights of such Loan Party to payment for the sale or lease of Inventory or goods or rendition of services, whether or not they have been earned by performance, including, without limitation, Major Credit Card Receivables.

     "ACH Transactions" means any automatic clearing house transfer of funds by the Bank or any other Lender (or any Affiliate of such Lender), in each instance, for the account of any Loan Party.

     "Additional Commitment Lender" has the meaning provided therefor in Section 4.2(c).

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

     "Agent Advances" has the meaning specified in Section 2.2(i).

     "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of such Persons.

     "Agent's Liens" means the Liens granted to the Agent, for the ratable benefit of the Lenders, the Bank and the Agent, pursuant to this Agreement and the other Loan Documents.

     "Aggregate Outstandings" means, at any date of determination, without duplication: the sum of (a) the aggregate unpaid principal balance of all Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn amount of all outstanding Letters of Credit and (c) the aggregate amount of any unpaid reimbursement obligations in respect of all Letters of Credit.

     "Agreement" means this Loan and Security Agreement.

     "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by a Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or such Subsidiary was the sole "Affected Party", and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to a Loan Party or its Subsidiary party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to a Loan Party or its Subsidiary party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

     "Anniversary Date" means each anniversary of the Closing Date.

     "Applicable Margin" means, the rates set forth in the table, below, based upon the criteria contained therein:

                                                 LIBOR Rate Loans    Base Rate Loans and all other
Level   Facility Usage                           Applicable Margin   Obligations Applicable Margin
-----   --------------                           -----------------   -----------------------------
I       Average Aggregate Outstandings less            1.25%                       0%
        than $75,000,000
II      Average Aggregate Outstandings greater         1.50%                       0%
        than or equal to $75,000,000

     The Applicable Margin shall be adjusted on the first day of each calendar month based upon the average daily Aggregate Outstandings during the preceding calendar month. Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent or at the direction of the Required Lenders, interest shall accrue at the Default Rate based on the Applicable Margin set forth in Level II.

     "Arranger" has the meaning specified in the introductory paragraph hereof.

     "Assignee" has the meaning specified in Section 13.2(a).

     "Assignment and Acceptance" has the meaning specified in Section 13.2(a).

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent.

     "Authorized Representative" has the meaning specified in the introductory paragraph hereof

     "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

     "Bank Loan" and "Bank Loans" have the meanings specified in Section 2.2(h).

     "Bank Products" means any one or more of the following types of services or facilities extended to any Loan Party by the Bank or any Affiliate of the Bank, or any other Lender (or any of its Affiliates) or other bank, in each case, reasonably acceptable to the Agent (it being agreed by the Agent that each of the Lenders and their respective Affiliates is acceptable to the Agent): (i) credit cards (including, without limitation, merchant card processing services);
(ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

     "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101).

     "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York and, to the extent the United States District Court for the Southern District of New York sits in bankruptcy with respect to any matter relating to the Case, then the United States District Court for the Southern District of New York.

     "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina, as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

     "Base Rate Loan" means a Loan during any period in which it bears interest based on the Base Rate.

     "Blocked Account Agreement" means an agreement among a Loan Party, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

     "Borrower" has the meaning specified in the introductory paragraph to this Agreement.

     "Borrowing" means a borrowing hereunder consisting of Loans made on the same day by the Lenders to the Borrower (or by the Bank in the case of a Borrowing funded by Bank Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

     "Borrowing Base" means, at any time of calculation, an amount equal to:

     (a) 85% of the aggregate Net Amount of Eligible Major Credit Card Receivables of the Borrower at such time, plus

     (b) 90% of the aggregate Orderly Liquidation Value of Eligible Inventory of the Borrower at such time, plus

     (c) LC Inventory Availability of the Borrower at such time, plus

     (d) 90% of the aggregate Orderly Liquidation Value of Eligible In Transit Inventory of the Borrower at such time, minus

     (e) the then amount of all Reserves.

     provided that the maximum amounts available to be borrowed and outstanding under clauses (c) and (d), above, shall not exceed, in the aggregate, thirty percent (30%) of the Borrowing Base at any time.

     "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth a good faith calculation of the Combined Availability, including a good faith calculation of each component thereof, as of the close of business no more than three (3) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Agent. All calculations of Combined Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

     "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

     "Canadian Subsidiaries" means Eddie Bauer of Canada, Inc, Spiegel Group Teleservices-Canada, Inc. and any of their respective Subsidiaries now existing or hereafter arising.

     "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

     "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

     "Capital Lease" means any lease of property by any Loan Party which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Loan Party.

     "Case" has the meaning specified in the Recitals hereof.

     "Cash Control Termination Event" shall mean (a) all Events of Default have been cured or waived as provided in this Agreement, and (b) Combined Availability is greater than or equal to forty-five (45%) percent of the amounts calculated in accordance with clause (a) of the definition of Combined Availability for a period of 120 consecutive days; provided that a Cash Control Termination Event may occur only on one occasion during the term of this Agreement notwithstanding that the foregoing conditions may be satisfied on any subsequent Event of Default or Combined Availability Threshold Event.

     "Change of Control" means either of the following: (i) any one or more events shall occur (whether at the same or different times) the result of which is any "person" or "group of persons" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) shall become or obtain rights (whether by means of warrant, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 of the Securities Exchange Act of 1934, as amended) directly or indirectly, of 20% or more of the capital stock of Holdings, or (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors, or (iii) Holdings shall fail to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding equity interests of each other Loan Party (except the Agent's Liens or Liens to secure the Term Loan).

     "Chattel Paper" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

     "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

     "Closing Date" means the date on which the conditions precedent set forth in Section 10.1 have been satisfied or waived by the Lenders and this Agreement becomes effective.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

     "Collateral" has the meaning specified in Section 6.1.

     "Combined Availability" of the Borrower means, at any time:

          (a) the lesser of (i) the Maximum Revolver Amount at such time or (ii) the Borrowing Base, minus

          (b) the sum of (i) the aggregate unpaid balance of all Revolving Loans made to the Borrower at such time, (ii) the aggregate amount of all Pending Revolving Loans to be made to the Borrower at such time, (iii) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (iv) the aggregate amount of any unpaid reimbursement Obligations in respect of Letters of Credit at such time.

     "Combined Availability Threshold Event" means the occurrence for any reason, at any time, of Combined Availability being less than or equal to thirty (30%) percent of the amounts calculated in accordance with clause (a) of the definition of Combined Availability.

     "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on
Schedule 1.1(a) attached to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
13.3 and Section 4.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

     "Commitment Increase" has the meaning provided therefor in Section 4.2(c).

     "Commitment Increase Date" has the meaning provided therefor in Section 4.2(c).

     "Consolidated" means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

     "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus
(b) depreciation, amortization, and all other non-cash charges that were deducted in arriving at Consolidated Net Income for such period, plus (c) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, plus (d) Consolidated Interest Expense that was deducted in arriving at Consolidated Net Income for such period, all as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the sum of (A) Capital Expenditures during such period plus (B) federal, state and foreign income taxes paid in cash during such period, to (b) Debt Service Charges for such period, all as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, total interest expense (including that attributable to Capital Lease obligations in accordance with GAAP) of such Person on a Consolidated basis with respect to all outstanding Debt of such Person, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements, all as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded (i) the income (or loss) of such Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person during such period, (ii) the income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of a Person or any of such Person's Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries, and (iii) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "Consummation Date" means the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Plan of Reorganization by the Borrower confirmed by an order of the Bankruptcy Court, which order shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered, and which order shall not have been reversed, modified, amended, vacated, or stayed, and, unless otherwise agreed by the Agent, all appeal periods relating to the confirmation order shall have expired and no appeals from the confirmation order shall be outstanding.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

     "Continuing Directors" means the directors of Holdings on the Closing Date, after giving effect to the Plan of Reorganization, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66 2/3% of the then Continuing Directors.

     "Conversion/Continuation Date" means the date of any conversion or continuation of a Base Rate Loan or LIBOR Rate Loan, or portion thereof, as contemplated by Section 3.2.

     "Co-Syndication Agents" has the meaning specified in the introductory paragraph of this Agreement.

     "Credit Support" has the meaning specified in Section 2.3(a).

     "Debt" means, without duplication, all liabilities, obligations and indebtedness of any Loan Party to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including in any event (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on any Loan Party's property, even though such Loan Party shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Loan Party prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Loan Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Loan Party prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; (f) all obligations and liabilities of any Loan Party, contingent or otherwise, as an account party or applicant under or in respect of a letter of credit; and (g) all obligations and liabilities of any Loan Party in respect of Hedge Agreements, with Hedge Agreements to be valued at the Agreement Value thereof.

     "Debt Service Charges" means for any period, the sum of (i) the expenses of any Person and its Subsidiaries for such period for interest paid in cash with respect to Debt (including, without limitation, the Obligations and all fees paid in cash on account of or with respect thereto), plus (ii) regularly scheduled principal payments made or required to be made on account of Debt (excluding the Loans but including, without limitation, Capitalized Lease obligations) for such period, in each case determined in accordance with GAAP.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) 2% per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

     "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

     "DIP Loan Agreement" has the meaning specified in the Recitals hereto.

     "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

     "Documentation Agent" has the meaning specified in the introductory paragraph of this Agreement.

     "Documents" means, with respect to any Loan Party, all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by such Loan Party.

     "DOL" means the United States Department of Labor or any successor department or agency.

     "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

     "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000, that is reasonably acceptable to the Agent and only so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Authorized Representative; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any other financial institution or other Person engaged in making, purchasing or investing in commercial loans in the ordinary course of its business that is reasonably acceptable to the Agent.

     "Eligible In Transit Inventory" means Inventory (a) not yet delivered to the Borrower, (b) for which payment has been made by the Borrower, (c) for which a bill of lading or other title document names the Borrower as consignee, (d) as to which a customs broker agency agreement, reasonably satisfactory to the Agent, is in effect, and (e) which otherwise would not be excluded by the definition of Eligible Inventory.

     "Eligible Inventory" means Inventory of the Borrower which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any Inventory:

          (a) that is not owned by the Borrower;

          (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) or (g) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

          (c) that does not consist of finished goods;

          (d) that consists of raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

          (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

          (f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business, or that is slow moving or stale;

          (g) that is obsolete or repossessed or used goods taken in trade or held for return to vendors;

          (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers except Eligible In Transit Inventory and LC Inventory Availability);

          (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by any of the Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges, if the Agent so requires, has not been established for Inventory at that location;

          (j) that contains or bears any Proprietary Rights licensed to the Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of Section
     11.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

          (k) that is not reflected in the details of a current perpetual inventory report; or

          (l) that is Inventory placed on consignment.

          If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

     "Eligible Major Credit Card Receivables" means all Major Credit Card Receivables of the Borrower which the Agent in the exercise of its reasonable discretion determines to be Eligible Major Credit Card Receivables. Without limiting the discretion of the Agent to establish criteria of eligibility and ineligibility, Eligible Major Credit Card Receivables shall not, unless the Agent in its sole discretion elects, include any Major Credit Card Receivable unless such Major Credit Card Receivable:

          (a) has arisen under a Major Credit Card Account;

          (b) was created in compliance with all Requirements of Law and pursuant to a Major Credit Card Program Agreement that complies with all Requirements of Law;

          (c) is such that at the time of and at all times after the creation of such Major Credit Card Receivable the Borrower has good and marketable title thereto, free and clear of all Liens (other than Liens created hereunder in favor of the Agent);

          (d) is the legal, valid and binding payment obligation of the Major Credit Card Obligor specified in the Major Credit Card Program Agreement related thereto, enforceable against such obligor in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles;

          (e) constitutes an "account" or a "general intangible" under Article 9 of the UCC;

          (f) is payable in Dollars;

          (g) is subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Agent and the Lenders; and

          (h) complies with each of the representations, warranties, covenants and agreements contained in Section 6.8 relating thereto.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

     "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 9.6.

     "Environmental Laws" means all federal, state, or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

     "Equipment" means, with respect to any Loan Party, all of such Loan Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Loan Party and all of such Loan Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Loan Party is treated as a single employer under Section 414 of the Code or Section 4001(a)(14) of ERISA.

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or other applicable legislation or notification that a Multiemployer Plan or Pension Plan regulated or governed by other applicable legislation is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law where such termination or amendment would reasonably be expected to result in an unsatisfied liability of any Loan Party or ERISA Affiliate to the Pension Plan or PBGC, or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multiemployer Plan; (e) the occurrence of an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA or other law for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or other applicable legislation, upon any Loan Party or any ERISA Affiliate.

     "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100 of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" has the meaning specified in Section 11.1.

     "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

     "Excluded Subsidiaries" means those Subsidiaries of Holdings and the Borrower listed on Schedule 1.1(b) hereto.

     "Existing Letters of Credit" means each of the letters of credit issued under the DIP Loan Agreement prior to the date hereof.

     "FSAC" means Financial Services Acceptance Corp.

     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" means that certain fee letter dated as of the Closing Date by and among the Borrower and the Agent, as amended, supplemented or otherwise modified from time to time.

     "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders or the Agent pursuant to this Agreement.

     "Fiscal Year" means the period of 52 or 53 consecutive weeks ending on the last Saturday of December each year which make up the fiscal year of Holdings and its Subsidiaries.

     "Fixed Assets" means, with respect to any Loan Party, Equipment and Real Estate of such Loan Party.

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

     "General Intangibles" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired general intangibles (as defined in the UCC), choses in action and causes of action and all other intangible personal property of such Loan Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Loan Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Loan Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Loan Party is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party, letter of credit, guarantee, claim, security interest or other security held by or granted to such Loan Party.

     "Governmental Authority" means any nation or government, any state, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

     "Guarantors" has the meaning specified in the introductory paragraph hereof.

     "Guaranty" or "Guarantee" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

     "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging any Loan Party's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Instruments" means, with respect to any Loan Party, all instruments as such term is defined in the UCC, now owned or hereafter acquired by such Loan Party.

     "Intercreditor Agreement" means the Intercreditor Agreement between the Agent and the agent under the Term Loan, substantially in the form of Exhibit E hereto, as amended and in effect from time to time.

     "Intercompany Accounts" means all assets and liabilities, however arising, which are due to any Loan Party from, which are due from any Loan Party to, or which otherwise arise from any transaction by any Loan Party with, any other Loan Party or any Affiliate of any Loan Party.

     "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Stated Termination Date.

     "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

     "Inventory" means, with respect to any Loan Party, all of such Loan Party's now owned and hereafter acquired inventory (as defined in the UCC), goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work in process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Loan Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other Documents representing them.

     "Inventory Appraisal" means each Inventory Appraisal delivered pursuant to
Section 15.19, as updated pursuant to such Section.

     "Investment Property" means, with respect to any Loan Party, all of such Loan Party's right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Joint Venture Investments" means those investments required to be made by Eddie Bauer under joint venture agreements with respect to Eddie Bauer Japan, Inc. and Eddie Bauer GmbH Germany, as in effect on the Closing Date, but only so long as in any Fiscal Year the aggregate amount of such investments do not exceed the aggregate amount received by Eddie Bauer in such Fiscal Year from such Persons.

     "Latest Projections" means the projections most recently received by the Agent pursuant to Section 7.2(f).

     "LC Inventory Availability" means, as of any date, an amount equal to 90% of the Orderly Liquidation Percentage for Inventory of Borrower on such date times the undrawn amount of all Letters of Credit issued by the Bank with a term of 90 days or less (from the date of issue) issued to secure the payment by Borrower of the purchase of overseas Inventory by Borrower in the ordinary course of its business, as to which Inventory a customs broker agency agreement, reasonably satisfactory to the Agent, is in effect and which Inventory is not included in Eligible Inventory or Eligible In Transit Inventory, but would otherwise constitute Eligible Inventory if such Inventory were not in-transit.

     "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Bank Loan outstanding; provided that no such Agent Advance or Bank Loan shall be taken into account in determining any Lender's Pro Rata Share.

     "Letter of Credit" means a letter of credit issued or caused to be issued for the account of the Borrower pursuant to Section 2.3.

     "Letter of Credit Fee" has the meaning specified in Section 3.5.

     "Letter of Credit Issuer" means the Bank, any affiliate of the Bank, any other Lender or any affiliate of any such other Lender, in each instance, that issues any Letter of Credit pursuant to this Agreement.

     "Letter of Credit Rights" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired letter of credit rights, as defined in the UCC.

     "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the first day of each month and the last day of the Interest Period applicable to such Loan.

     "LIBOR Rate" means, with respect to any LIBOR Rate Loan for any Interest Period, the rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) per annum at which deposits in dollars are offered by banks in the London interbank market, appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days before the first day of the Interest Period for the subject LIBOR Rate Loan, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period; provided, however, if the rate described above does not appear on the Reuters System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest 1/16 of 1%), determined on the basis of the offered rates for deposits in dollars for a period of time comparable to such Interest Period which are offered to the Agent by major banks in the London interbank market as selected by Agent at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that a LIBOR Rate pursuant to a LIBOR Rate Loan cannot be obtained.

     "LIBOR Revolving Loan" or "LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

     "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

     "Loan Account' means the loan account of the Borrower, which account shall be maintained by the Agent.

     "Loan Documents" means this Agreement, the Intercreditor Agreement, any Hedge Agreement between a Loan Party and a Lender or an affiliate of a Lender, the Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

     "Loan Parties" means a collective reference to the Borrower and the Guarantors, and "Loan Party" means any one of them.

     "Loans" means, collectively, all loans and advances provided for in Article 2.

     "Major Credit Card Account" means each account established by or with any of the Major Credit Card Obligors under any Major Credit Card Program Agreement.

     "Major Credit Card Obligors" means JPMorgan Chase Bank, Chase Merchant Services, L.L.C., BA Merchant Services, Inc., Novus Services, Inc., Discover Business Services, Discover Financial Services, Inc., American Express Travel Related Services Company, Inc., World Financial Network National Bank, each successor thereto and any other financial institution designated by the Borrower in writing and reasonably acceptable to the Agent, serving in a similar capacity.

     "Major Credit Card Program Agreements" means each of the agreements described on Schedule 1.1(c) hereto, any amendments or supplements thereto and any other agreement, specified by the Borrower in writing and reasonably acceptable to the Agent, providing for the reimbursement of the Borrower for any goods or services purchased from the Borrower with any credit, cash or similar card bearing any of a Visa, Plus, MasterCard, Cirrus, Maestro, Discover, Optima, World Financial Network National Bank or American Express logo.

     "Major Credit Card Receivables" means all amounts due to the Borrower pursuant to a Major Credit Card Program Agreement with respect to sales by the Borrower of merchandise or services to its retail customers.

     "Majority Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 50% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 50% of the aggregate principal amount of the Loans then outstanding.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) the Borrower, or (ii) Holdings and its Subsidiaries taken as a whole or (iii) any substantial portion of the Collateral; (b) a material impairment of the ability of the Loan Parties to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of any Loan Document.

     "Maximum Revolver Amount" means $150,000,000, as such amount may be increased or reduced from time to time in accordance with the provisions of
Section 4.2.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to by any Loan Party or any ERISA Affiliate.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party and at least one trade or business other than the Loan Party or (b) was so maintained and in respect of which any Loan Party could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Amount of Eligible Major Credit Card Receivables" means, at any time, the gross amount of Eligible Major Credit Card Receivables less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed and less all finance charges, late payment fees, annual fees (if any), credit insurance premiums, returned check charges and any other fees or charges.

     "Notice of Borrowing" has the meaning specified in Section 2.2(b).

     "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

     "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Loan Party to the Agent and/or any Lender (or an affiliate of any Lender), arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Loan Party hereunder or under any of the other Loan Documents (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower under any federal or state bankruptcy, insolvency, receivership or similar law, to the extent allowable in such case or proceeding). "Obligations" includes, without limitation, (a) all Revolving Loans and all debts, liabilities, and obligations now or hereafter owing from any Loan Party to the Agent and/or any Lender under or in connection with the Revolving Loans or the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

     "Orderly Liquidation Percentage" means, with respect to Inventory of the Borrower at any time, the ratio (expressed as a percentage) computed by dividing
(i) the net recovery value of the Inventory of the Borrower (which in any event shall give effect to all costs and expenses of liquidation) as set forth in the Inventory Appraisal most recently delivered pursuant to Section 15.19, as updated pursuant to such Section by (ii) the cost (calculated in accordance with the Borrower's historical practices) of the Inventory of the Borrower as set forth in the corresponding Inventory Appraisal (or update thereof).

     "Orderly Liquidation Value" means, with respect to the Eligible Inventory of the Borrower at any time, an amount equal to the product of (i) the value of the Eligible Inventory of the Borrower at such time valued at the cost (calculated in accordance with the Borrower's historical practices), multiplied by (ii) the Orderly Liquidation Percentage for the Borrower in effect at such time.

     "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement or any other Loan Documents.

     "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "Payment Account" means each blocked bank account established pursuant to
Section 6.8, to which the funds of a Loan Party (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited.

     "Payment Intangibles" means, with respect to any Loan Party, all of such Loan Party's now owned or hereafter acquired payments intangibles, as defined in the UCC.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

     "Pending Revolving Loans" means at any time, the aggregate principal amount of all Revolving Loans requested by the Borrower in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) or a defined benefit plan maintained in any non-U.S. jurisdiction, in each case which any Loan Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple Employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

     "Permitted Liens" means the following Liens (to the extent, with respect to any Loan Party or any of its assets or properties, the same are valid, perfected and non-avoidable in accordance with applicable law):

          (a) Liens for taxes and assessments not delinquent encumbering assets or properties of any Loan Party or statutory Liens for taxes encumbering assets or properties of any Loan Party, provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the relevant Loan Party's books and records and a stay of enforcement of any such Lien is in effect, and provided further that nothing contained herein shall limit or impair the Agent's right to establish Reserves on account of Liens encumbering Accounts, Inventory, or proceeds thereof that are prior to the Agent's Liens therein;

          (b) the Agent's Liens;

          (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds (including, without limitation, customs bonds, utility bonds and lease bonds) in the ordinary course of business;

          (d) Liens imposed by law securing the claims or demands (in each case, arising in the ordinary course of business) of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment of such claims or demands are not overdue by more than forty-five
     (45) days or are being contested in good faith and by appropriate proceedings diligently pursued and for which adequate reserves have been provided in accordance with GAAP and, in each instance, a stay of enforcement of any such Lien which arises from the nonpayment of any such claims or demands is in effect and if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands are not material in the aggregate;

          (e) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of any Real Estate or materially interfere with its use in the ordinary conduct of any Loan Party's business;

          (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property or asset is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

          (g) Liens described on Schedule 9.16 hereto;

          (h) purchase money Liens in Fixed Assets securing Debt permitted under
     Section 9.11(d) (including the interest of a lessor under a Capital Lease and purchase money Liens to which any capital property is subject at the time of acquisition thereof, and limited in each case to the capital property purchased with the proceeds thereof or subject to such Capital Lease);

          (i) Liens securing Term Debt permitted pursuant to Section 9.11(e) hereof, provided that (x) the holder of such Term Debt shall have entered into the Intercreditor Agreement;

          (j) interests of licensees in trademarks and copyrights;

          (k) Liens in favor of certain taxing authorities in the State of Texas for taxes due prior to the commencement of the Case in an amount not to exceed $150,000 in the aggregate; and

          (l) extensions, renewals or replacements of any Liens referred to in clauses (g), (h) and (i) of this definition; provided, that the principal amount of the obligations secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) or the applicable laws of any other jurisdiction) which any Loan Party sponsors or maintains or to which such Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Plan Note" means a promissory note to be made by Holdings payable to a trust established under the Plan of Reorganization, the beneficial interests in which shall be distributed to certain creditors of, among others, the Borrowers pursuant to, and in accordance with, the Plan of Reorganization with respect to the pre-petition securitization trusts which Holdings' Subsidiaries, SAC and FSAC, hold an interest.

     "Plan of Reorganization" means a plan (within the meaning of the Bankruptcy
Code) proposed by the Borrower for, among others, the Borrower which is filed with and confirmed by an order by the Bankruptcy Court, which order shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered, and which order of the Bankruptcy Court shall not have been reversed, modified, amended, vacated, or stayed, and, unless otherwise agreed by the Agent, all appeal periods relating to such orders of the Bankruptcy Court shall have expired and no appeals from such orders of the Bankruptcy Court shall be outstanding.

     "Proceeds" as defined in the UCC.

     "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations (other than any Obligations under Bank Products) owed to such Lender and the denominator of which is the aggregate amount of the Obligations (other than any Obligations under Bank Products) owed to the Lenders, in each case after giving effect to a Lender's participation in Bank Loans and Agent Advances.

     "Proprietary Rights" means, with respect to any Loan Party, all of such Loan Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

     "Real Estate" means, with respect to any Loan Party, all of such Loan Party's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Loan Party's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

     "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

     "Reportable Event" means, with respect to a Pension Plan subject to Title IV of ERISA, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 66-2/3% or more of the Commitments or, if no Commitments shall then be in effect, Lenders who hold 66-2/3% or more of the aggregate principal amount of the Loans then outstanding.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against the Borrowing Base established by the Agent from time to time in the Agent's reasonable credit judgment exercised in good faith. Agent shall give the Borrower three (3) days prior notice before implementing any Reserve hereunder. Without limiting the generality of the foregoing, and without duplication of any of the reserves taken into account in determining "Orderly Liquidation Value", the following reserves shall be deemed to be a reasonable exercise of the Agent's credit judgment: (a) Bank Product Reserves,
(b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves in an amount equal to two months rent for all of the Borrower's leased locations at which Revolving Lender Priority Collateral is located (i) in which the Borrower has granted a contractual Lien to the lessor, and (ii) in the states of Virginia, Pennsylvania, Washington and other states in which applicable law provides a landlord with a Lien for unpaid rent having priority over the Lien of the Agent, (d) Inventory shrinkage and Inventory returns and anticipated returns and markdowns, (e) Environmental Compliance Reserves, (f) past due customs charges, (g) dilution, (h) past due warehousemen's or bailees' charges, (i) reserves in an amount equal to fifty (50%) percent of the face amount of outstanding gift certificates, and (j) reserves for claims against the Borrower that the Agent reasonably believes could have priority over the Obligations.

     "Responsible Officer" means the chief executive officer or the president of the Borrower, as appropriate, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base

Certificate, the chief financial officer, chief accounting officer, the controller or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

     "Restricted Investment" means, as to any Loan Party, any acquisition of property by such Loan Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of such Loan Party; (b) acquisitions of Inventory in the ordinary course of business of such Loan Party, (c) acquisitions of current assets acquired in the ordinary course of business of such Loan Party; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof, (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof, (g) shares of money market mutual or similar funds which invest substantially all their assets in assets satisfying the requirements of clauses
(d) through (f) of this definition; (h) Hedge Agreements entered into by such Loan Party in the ordinary course of its business and not for speculative purposes; (i) Joint Venture Investments; (j) intercompany loans to and investments in other Loan Parties, so long as any such loan or investment is (i) useful for the ordinary conduct of the recipient's business, (ii) made in the ordinary course of business and (iii) consistent with past practices; (k) loans to and investments in Excluded Subsidiaries not to exceed $1,000,000 in the aggregate (net of royalties paid to the Borrower) during the term of this Agreement, and (l) loans to and investments in Canadian Subsidiaries not to exceed $20,000,000 in the aggregate during the term of this Agreement.

     "Revolving Lender Priority Collateral" has the meaning set forth in the Intercreditor Agreement.

     "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance and Bank Loan.

     "SAC" means Spiegel Acceptance Corp.

     "Settlement" and "Settlement Date" have the meanings specified in Section 2.2(j)(i).

     "Solvent" shall mean with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business,

(d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

     "Stated Termination Date" means June 21, 2010.

     "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references to a "Subsidiary" refer to a Subsidiary of Holdings. For all purposes of the Loan Documents other than (i) any financial reporting requirements set forth in this Agreement, (ii) any financial covenants set forth in this Agreement and
(iii) any provisions in this Agreement which relate to any financial statements or related report or statement of Holdings (including, without limitation, any Financial Statements), the term "Subsidiary" shall not include any Excluded Subsidiary.

     "Super Majority Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 90% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 90% of the aggregate principal amount of the Loans then outstanding.

     "Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

     "Term Debt" means the Debt due or to become due under a certain Term Loan Agreement dated as of June 21, 2005 among JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, the Borrower, and Holdings, together with all other documents relating thereto, including, without limitation, a certain Guarantee and Collateral Agreement dated as of June 21, 2005 (as each may be amended, modified, supplemented, extended, restated, renewed or replaced from time to time in accordance with the terms hereof and the Intercreditor Agreement).

     "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

     "Total Facility" has the meaning specified in Section 2.1.

     "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests, provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

     "Unfunded Pension Liability" of a Pension Plan means, with respect to a Pension Plan subject to Title IV of ERISA, the excess, if any, of the projected benefit obligation of such Pension Plan over the fair value of the assets of such Pension Plan, as determined pursuant to Statement of Financial Accounting Standards No. 87 and, with respect to the Closing Date, as reflected in the Financial Statements described in Section 8.6(a), and thereafter, as reflected in the most recent audited Financial Statements required to be delivered to the Agent pursuant to Section 7.2(a).

     "Unused Letter of Credit Subfacility" means an amount equal to $75,000,000 minus the sum of(a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

     "Unused Line Fee" has the meaning specified in Section 3.4.

     1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     1.3 Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including, without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

               (iv) The word "or" is not exclusive.

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) For purposes of Article 11, a breach of a financial covenant contained in any Section of Article 9 shall be deemed to have occurred as of any date of determination thereof by the Agent on or after the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

          (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

     2.1 Total Facility Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to the Maximum Revolver Amount (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.3.

     2.2 Revolving Loans.

          (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to but excluding the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for the Bank with respect to Bank Loans or Agent

     Advances) such Lender's Pro Rata Share of the Combined Availability. If the Combined Availability is equal or less than zero, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until the Combined Availability is greater than zero, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i). Subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          (b) Procedure for Borrowing.

               (i) Each Borrowing by the Borrower shall be made upon irrevocable written notice of the Borrower delivered to the Agent in the form of a Notice of Borrowing substantially in the form of Exhibit C or another form acceptable to the Agent (each, a "Notice of Borrowing"), which must be received by the Agent
(i) prior to 1:30 p.m. (New York City time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 1:30 p.m. on the requested Funding Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing (which Borrowing, in the case of a request for a LIBOR Rate Loan, shall be in the amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof);

                    (B) the requested Funding Date, which shall be a Business
     Day;

                    (C) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

                    (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the new Borrowings to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

               (ii) After giving effect to any Borrowing, there may not be more than eight (8) different Interest Periods in effect for the Borrower in the aggregate.

               (iii) With respect to any request for Base Rate Loans, in lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request by the required time with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans. The Agent acknowledges that Notices of Borrowing previously received from the Borrower in connection with the DIP Loan Agreement shall remain in effect unless changed by the Borrower prior to the Closing Date.

               (iv) The Borrower shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

          (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account or accounts of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2 (each such account, a "Designated Account"), and (ii) the names of the officers and any other designated representatives of the Borrower authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such officer and other designated representatives. The Agent acknowledges that notices previously received from the Borrower in connection with the DIP Loan Agreement shall remain in effect unless changed by the Borrower prior to the Closing Date. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent shall be entitled to rely conclusively on such officer's or designated representatives' authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers or designated representatives authorized by the Borrower.

          (d) No Liability, The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

          (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

          (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) so long as the aggregate outstanding principal amount of Bank Loans, after giving effect to the requested Borrowing, does not exceed $25,000,000, to request the Bank to make a Bank Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if the Bank declines in its sole discretion to make a Bank Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

          (g) Making of Revolving Loans.

               (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (New York City time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower designated in writing by the Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Combined Availability on such date. If, notwithstanding the foregoing, the amount of the Revolving Loans so made to the Borrower is in excess of the Combined Availability on any occasion, neither the Agent nor the Lenders shall be deemed to have changed the limits of the Maximum Revolver Amount or the Combined Availability or to be obligated to exceed such limits on any other occasion.

               (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error, If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

               (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a

Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

          (h) Making of Bank Loans.

               (i) In the event the Agent shall elect, with the consent of the Bank, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), the Bank shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this Section 2.2(h) being referred to as a "Bank Loan" and such Revolving Loans being referred to collectively as "Bank Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and acceptable to the Agent; provided, however, that the aggregate outstanding principal amount of Bank Loans shall at no time exceed $25,000,000. Each Bank Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Bank Loan if the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing. The Bank shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Combined Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Bank Loan.

               (ii) The Bank Loans shall be repayable as provided herein (including without limitation Section 2.2(i)) and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Loans from time to time.

          (i) Agent Advances.

               (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.6 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that (w) the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, (x) the Agent shall not make an Agent Advance which would cause the Aggregate Outstandings to exceed Combined Availability, (y) the Agent shall not make an Agent Advance which, together with all other Agent Advances then outstanding, would aggregate an amount in excess of 5% of the Combined Availability (without giving effect to the Maximum Revolver Amount) at the time such Agent Advance is made and (z) no Agent Advance shall be made if at such time an Agent Advance has been outstanding for more than 45 consecutive days.

               (ii) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Base Rate Loans from time to time.

          (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Bank Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of the Bank, with respect to each outstanding Bank Loan,
(2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (New York City time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Bank Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of Bank Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of the Bank, in same day funds, to such account of the Agent as the Agent may designate, not later than 3:00 p.m. (New York City time), on the Settlement Date applicable thereto. Settlement may start during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in

Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Bank Loan or Agent Advance and, together with the portion of such Bank Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans
(A) on behalf of the Bank, with respect to each outstanding Bank Loan, and (B) for itself, with respect to each Agent Advance.

               (ii) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Bank Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Bank Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such Bank Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

               (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Bank Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Bank Loan or Agent Advance.

               (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or Bank Loans are outstanding, may pay over to the Bank any payments received by Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans for application to the Bank's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's other outstanding Revolving Loans other than to Bank Loans or Agent Advances, as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Bank Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Bank Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

          (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Bank Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, subject to Section 4.7 hereof, absent manifest error, of the accuracy of the information contained therein.

          (l) Lenders' Failure to Perform, All Loans (other than Bank Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

     2.3 Letters of Credit.

          (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower and the other Loan Parties herein set forth, the Agent agrees to (1) cause the Letter of Credit Issuer to issue Letters of Credit for the account of the Borrower, and/or (2) provide credit support or other enhancement acceptable to the Agent to the Letter of Credit Issuer, which issues Letters of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.3 from time to time during the term of this Agreement.

          (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Combined Availability at such time; (3) in the case of a standby Letter of Credit, the maximum undrawn amount of the requested standby Letter of Credit, together will all other standby Letters of Credit issued for the account of the Borrower, exceeds $20,000,000; or (4) such Letter of Credit has an expiration date later than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 2.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

          (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the
     Agent:

               (i) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and such Letter of Credit Issuer;

               (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

          (d) Issuance of Letters of Credit.

               (i) Request for Issuance. The Borrower shall give the Agent three Business Days' prior written notice of the request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, that such Letter of Credit is for the account of the Borrower, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

               (ii) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.3(d)(i), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Combined Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Combined Availability, the Agent shall, subject to the terms and conditions hereof, cause the Letter of Credit Issuer to issue the requested Letter of Credit on such requested effective date of issuance so long as the other conditions here are met.

               (iii) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.3(d) are met as though a new Letter of Credit were being requested and issued.

               (iv) Notice of Issuance. On each Settlement Date, the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

          (e) Payments Pursuant to Letters of Credit.

               (i) Payment of Letter of Credit Obligations. Borrower agrees jointly and severally to reimburse (i) the Letter of Credit Issuer for any draw under any Letter of Credit and (ii) the Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately when due, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which Borrower may have at any time against such issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

          (f) Participations.

               (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

               (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from Borrower in Dollars. Each such payment shall be made by the Agent on the next Settlement Date.

               (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

               (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                    (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (B) the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                    (E) the occurrence of any Default or Event of Default; or

                    (F) the failure of Borrower to satisfy the applicable conditions precedent set forth in Article 10.

          (g) Recovery or Avoidance of Payments: Refund of Payments in Error. In the event any payment by or on behalf of any Loan Party received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit (or any guaranty by any Loan Party or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (h) Compensation for Letters of Credit.

               (i) Letter of Credit Fee. The Borrower agrees to pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.5.

               (ii) Issuer Fees and Charges. The Borrower shall pay to the issuer of any Letter of Credit, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

          (i) Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the issuer of any Letter of Credit ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such issuer in any way relating to or arising out of any Letter of Credit issued by such issuer or the transactions contemplated thereby or any action taken or omitted by such issuer under any Letter of Credit issued by such issuer or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the -------- foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the issuer of any Letter of Credit promptly upon demand for its Pro Rata Share of any costs or expenses payable by Borrower to such issuer, to the extent that such issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

          (j) Indemnification; Exoneration; Power of Attorney.

               (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The agreement in this Section 2.3(j)(i) shall survive payments of all Obligations and termination of this Agreement.

               (ii) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) any Letter of Credit issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.3(j).

               (iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

               (iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the issuer of a Letter of Credit which arise as a result of the letter of credit application and related documents executed by and between Borrower and such issuer.

               (v) Power of Attorney. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority, upon the occurrence and during the continuance of an Event of Default: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's, the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof, and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

               (vi) Account Party. The Borrower hereby authorizes and directs any issuer of a Letter of Credit to name Borrower as an "Account Party" therein and to deliver to the Agent, with notice thereof to the Borrower all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

               (vii) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Agent's request during the continuance of an Event of Default, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Agent in their original form. The Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

          (k) Cash Collateral; Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.3(b) and Section 12.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination, the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, cash in the amount of 105% of the face amount of such Letter of Credit or a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the applicable Lenders for payments to be made by the Agent and such Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the applicable Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding. Such deposit of cash or Supporting Letter of Credit, as applicable, shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or Credit Support remaining outstanding until such time as such Letters of Credit shall have been terminated or canceled and all of the Obligations owing from the Borrower in respect of the Letters of Credit and/or Credit Support have been paid in full.

          (l) Existing Letters of Credit. The Borrower, the Agent and the Lenders agree that the Existing Letters of Credit shall be deemed Letters of Credit hereunder as if issued by the Letter of Credit Issuer.

     2.4 Bank Products. The Borrower may request and the Agent (in the case of the Bank and its Affiliates) or another Lender (in the case of such other Lender and its Affiliates) may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or any of its Affiliates (in the case of the Agent) or such other Lender or its Affiliates (in the case of such other Lender) Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Bank or another Lender, the Borrower agrees to indemnify and hold the Agent, the Bank and the other Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any other Lender which arise from any indemnity given by the Agent or such other Lender, as the case may be, to its Affiliates related to such Bank Products; provided, however, (x) nothing contained herein is intended to limit the Borrower's rights, with respect to the Bank, another Lender or their respective Affiliates, if any, which arise as a result of the execution of documents by and between Borrower and the Bank or another Lender, as applicable, which relate to Bank Products and (y) Bank Products consisting of cash management services, including controlled disbursement services, and ACH Transactions may only be provided to Borrower by the Bank or an Affiliate of the Bank or another bank acceptable to the Agent. The indemnification and hold harmless provisions contained in this Section shall survive termination of this Agreement. Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank, another Lender or any of their respective Affiliates (a) is in the sole and absolute discretion of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be, and
(b) is subject to all rules and regulations of the Bank, such other Lender or the applicable Affiliate of the Bank or such other Lender, as the case may be.

                                   ARTICLE 3

                                INTEREST AND FEES

     3.1 Interest.

          (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii) as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of
     Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

               (i) For all Base Rate Loans and other Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

               (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrower shall pay to the Agent, for the ratable benefit of the Lenders (x) interest accrued on all Base Rate Loans in arrears on the first day of each month after the Closing Date and on the Termination Date and (ii) interest on all LIBOR Revolving Loans in arrears on each LIBOR Interest Payment Date.

          (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

     3.2 Conversion and Continuation Elections.

          (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

          (b) The Borrower shall deliver a Notice of Conversion/Continuation (substantially in the form of Exhibit D or another form acceptable to the Agent) (each, a "Notice of Conversion/Continuation") to be received by the Agent not later than 11:00 a.m. (New York City time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

               (i) the proposed Conversion/Continuation Date;

               (ii) the aggregate amount of Loans to be converted or renewed;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to timely select a new Interest Period to be applicable to LIBOR Rate Loans or if any Event of Default then exists, the Borrower shall be deemed (without the giving of a Notice of Conversion/Continuation) to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) During the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than eight (8) different Interest Periods in effect with respect to the Borrower in the aggregate.

     3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lenders under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

     3.4 Unused Line Fee. Until the Obligations have been paid in full and this Agreement is terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee (the "Unused Line Fee") equal to 0.25% per annum on the amount by which the average daily Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans, the average daily aggregate undrawn face amount of all outstanding Letters of Credit plus the average daily aggregate amount of any unpaid reimbursement Obligations in respect of Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.4.

     3.5 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable Margin for LIBOR Rate Loans per annum of the average daily outstanding undrawn face amount of such Letter of Credit, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to such Letter of Credit, which costs, fees and expenses will also include a "fronting fee" of 25 basis points times the face amount of such Letter of Credit at the time of issuance. The Letter of Credit Fee shall be payable by the Borrower monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If any Event of Default occurs and is continuing, then the Letter of Credit Fee shall be equal to the Applicable Margin for LIBOR Rate Loans plus two percent (2%) per annum and shall be payable on demand.

     3.6 Fee Letter. The Borrower agrees to pay the Agent all fees set forth in the Fee Letter.

     3.7 Payment of Fees. The Borrower agrees that all fees described in this
Article 3, including without limitation the fees payable pursuant to the terms of the Fee Letter, shall be fully earned when accrued and non-refundable for any reason whatsoever and shall be due and payable on the due dates set forth in this Agreement.

                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

     4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section
5.4. In addition, and without limiting the generality of the foregoing, upon demand (within three days of demand if as a result of the imposition of a new Reserve, increase in a Reserve or a change in eligibility criteria) the Borrower promises to pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the Combined Availability is less than zero.

     4.2 Termination, Reduction or Increase of Facility

          (a) The Borrower may terminate this Agreement upon at least 5 Business Days' written notice from the Borrower to the Agent and the Lenders, upon
     (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or the provision of collateral support for such Letters of Credit as provided in Section 2.3(k), (b) the payment in full in cash of all other Obligations together with accrued interest thereon, and (c) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4.

          (b) The Borrower shall have the right, upon not less than five (5) Business Days' written notice from the Borrower to the Agent to, from time to time, permanently reduce the Maximum Revolver Amount; provided, that (i) any such reduction in the Maximum Revolver Amount shall result in a Dollar-for-Dollar decrease in the aggregate amount of the Commitments then in effect, (ii) except as set forth in Section 4.2(a) hereof, the Borrower shall not be permitted to reduce the Maximum Revolver Amount to less than $75,000,000 and (iii) no such reduction of the Maximum Revolver Amount shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans on the effective date thereof, Combined Availability would be less than zero. Any such reduction shall be in an amount equal to $25,000,000 or a multiple of $5,000,000 in excess thereof, and shall reduce the aggregate Commitments then in effect pro rata among the Lenders.

          (c) The Borrower shall have the right at any time, and from time to time, to request an increase of the Maximum Revolver Amount by an amount not to exceed $50,000,000. Any such requested increase shall be first made in writing to all existing Lenders on a pro rata basis. In the event that any existing Lender does not notify the Agent within ten (10) Business Days from the receipt of the requested increase that the existing Lender will increase its Commitment and the amount of its increase, such existing Lender shall be deemed to have declined the requested increase of its Commitment. To the extent that one or more existing Lenders decline to increase their respective Commitments, or decline to increase their Commitments to the amount requested by the Borrower, the Agent may arrange for other Persons to become Lenders hereunder and to issue commitments in an amount equal to the amount of the increase in the Maximum Revolver Amount requested by the Borrower and not accepted by the existing Lenders (each such increase by either means, a "Commitment Increase," and each such Person issuing, or Lender increasing, its Commitment, an "Additional Commitment Lender"); provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Borrower, (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Agent, and (iii) nothing contained herein shall constitute the unconditional obligation of the Agent to provide or obtain commitments for such Commitment Increase, as the Agent only is agreeing hereby to use its best efforts to arrange for Additional Commitment Lenders. Each Commitment Increase shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $10,000,000 in excess thereof.

               (i) No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

                    (A) the Borrower, the Agent, and any Additional Commitment Lender which is not then a Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Agent may reasonably require;

                    (B) the Borrower shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrower and each such Additional Commitment Lenders may agree;

                    (C) the Borrower shall have paid such arrangement fees to the Agent as the Borrower and the Agent may agree;

                    (D) to the extent requested by any Additional Commitment Lender, a promissory note will be issued at the Borrower's expense, to each such Additional Commitment Lender, to be in conformity with requirements of this Agreement to the extent necessary to reflect the new Commitment of such Additional Commitment Lender;

                    (E) no Default or Event of Default shall then exist or arise therefrom; and

                    (F) the Borrower and the Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested.

               (ii) The Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a "Commitment Increase Date"), and at such time (i) the Maximum Revolver Amount under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1(a) shall be deemed modified, without further action, to reflect the revised Commitments and Commitment Percentages of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Maximum Revolver Amount.

               (iii) In connection with Commitment Increases hereunder, the Lenders and the Borrower agree that, notwithstanding anything to the contrary in this Agreement, (A) the Borrower shall, in coordination with the Agent, (x) repay outstanding Revolving Loans of certain Lenders, and obtain Revolving Loans from certain other Lenders (including the Additional Commitment Lenders), but in no event in excess of each such Lender's Commitment, or (y) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Loans pro rata on the basis of their Pro Rata Shares (determined after giving effect to any increase in the Maximum Revolver Amount pursuant to this Section 4.2), and (B) the Borrower shall pay to the Lenders any costs of the type referred to in Section 5.4 in connection with any repayment and/or Revolving Loans required pursuant to preceding clause (A).

     4.3 Payments by the Loan Parties

          (a) All payments to be made by any Loan Party shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Loan Party shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section 15.7, and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by the Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     4.4 Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.6, may be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request, subject to Section 4.7 hereof, as provided in this Section 4.4. Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts due and payable hereunder, and agrees that all such amounts charged shall constitute Revolving Loans (including Bank Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2. With respect to reimbursement of expenses for which the Borrower is obligated hereunder, the Agent will not charge the Loan Account of the Borrower prior to giving the Borrower at least two Business Days notice of each such reimbursable expense and, if the invoice for such reimbursable expense provides for a due date, then the Agent will not charge the Loan Account prior to the due date thereof.

     4.5 Apportionment and Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower or other Loan Parties, second, to pay any fees, indemnities or expense reimbursements relating to Bank Products of the type specified in clauses (ii) and (iii) of the definition thereof then due to any Lender or any of its Affiliates from the Borrower (but only if no Event of Default is continuing at such time; it being agreed that if an Event of Default is continuing, clause second shall not be applicable); third, to pay any fees or expense reimbursements then due to the Lenders from the Borrower or other Loan Parties; fourth, to pay interest due in respect of all Revolving Loans, including Bank Loans and Agent Advances; fifth, to pay or prepay principal of Bank Loans and Agent Advances; sixth, to pay or prepay principal of the Revolving Loans (other than Bank Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; seventh, to pay an amount to Agent equal to all outstanding Obligations (contingent or otherwise) with respect to Letters of Credit to be held as cash collateral for such Obligations; eighth, to the payment of any Obligations then due and owing of Borrower in respect of Bank Products (to the extent not paid pursuant to clause second above) and ninth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower or other Loan Parties. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR breakage losses in accordance with Section 5.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

     4.6 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent and the Lender, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

     4.7 Agent's and Lenders' Books and Records: Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     5.1 Taxes

          (a) Except as provided in Section 5.1(c), any and all payments by Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes (excluding the following Taxes ("Excluded Taxes"): (i) Taxes imposed on, or measured by, the recipient's overall net income or overall gross income imposed by the jurisdiction under the laws of which such recipient is incorporated or otherwise organized, in which such recipient is a resident for income tax purposes, or in which such recipient's principal executive office or lending office is located, in each case, including any political subdivision thereof, (ii) branch profits taxes, franchise taxes, or similar taxes imposed on the recipient, and
     (iii) any Taxes that would not have been imposed but for the activities of the recipient in the jurisdiction imposing such Tax other than the execution, delivery, performance, filing, recording, and enforcement of, and the other activities contemplated in, this Agreement and the other Loan Documents, and the recipient's participation in the transactions contemplated by this Agreement and the other Loan Documents (all Taxes other than Excluded Taxes, "Indemnified Taxes")). In addition, the Borrower shall pay all Other Taxes.

          (b) Each Loan Party agrees, jointly and severally, to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

          (c) If any Loan Party shall be required by law to deduct, remit or withhold any Indemnified Taxes or Other Taxes or the Agent or any Lender shall be required to remit any Indemnified Taxes or Other Taxes, in either case, from or in respect of any sum payable hereunder to any Lender or the Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions, remittances and withholdings (including deductions, remittances and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions, remittances or withholdings been made;

               (ii) such Loan Party shall make such deductions and withholdings;

               (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) such Loan Party shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by any Loan Party of Indemnified Taxes or Other Taxes, such Loan Party shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

          (e) If any Loan Party is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

          (f) If the Loan Parties are required to pay any amounts pursuant to the provisions of this Section 5.1, and if thereafter any Lender or the Agent (as the case may be) shall receive or be granted a credit against or remission for Indemnified Taxes or Other Taxes payable by such Lender or the Agent (as the case may be) in respect of the amounts so paid by Borrower, such Lender or the Agent (as the case may be) shall to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, pay to such Loan Party 30 days after the date on which such Lender or the Agent effectively obtains the benefit of such credit or remission an amount which it reasonably determines to be equal to such credit or remission less any sum which it is required by law to deduct therefrom. Such Lender or the Agent (as the case may be) may, in its sole discretion, determine the order of utilization of all charges, deductions, credits and expenses which reduce Taxes imposed on its net income. Nothing in this Section 5.1(f) shall be construed as requiring any Lender or the Agent (as the case may be) to conduct its business or to arrange or alter in any respect its Tax or financial affairs so that it is entitled to receive such credit or remission, other than performing any ministerial acts necessary to be entitled to receive such credit or remission.

          (g) In the event that any Lender or the Agent receives written communication from any Tax authority with respect to an assessment or proposed assessment of any Indemnified Taxes or Other Taxes, such Lender or the Agent (as the case may be) shall promptly notify the Borrower in writing and provide a copy of such communication to the Borrower. In the event that an administrative or judicial proceeding is commenced involving any Lender or the Agent which, if determined adversely to it, would result in the payment of Indemnified Taxes or Other Taxes, such Lender or the Agent (as the case may be) shall promptly notify the Borrower and shall permit the Borrower to consult with such Lender or Agent regarding such proceeding and the preparation of submissions in connections with such proceeding; provided, however, that in the event that such Lender or the Agent (as the case may be) fails to comply with this provision, with respect to any communication, or administrative or judicial proceeding, the Borrower shall continue to have liability to indemnify such Lender or the Agent (as the case may be) hereunder with respect to Indemnified Taxes or Other Taxes that are the subject of such communication or proceeding, except to the extent that the Borrower was prejudiced and incurred liability solely as a result of such failure.

     5.2 Illegality

          (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment,

     Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

     5.3 Increased Costs and Reduction of Return

          (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans (in each case, other than Taxes, which shall be governed exclusively by Section 5.1), then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
     (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the prepayment or other payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

     5.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     5.6 Certificates of Lenders. If any Lender claims reimbursement or compensation under this Article 5 the Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) within 90 days of demand a certificate setting forth in reasonable detail the amount payable to the affected Lender and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     5.7 Survival. The agreements and obligations of the Borrower in this
Article 5 shall survive the payment of all other Obligations.

                                    ARTICLE 6

                                   COLLATERAL.

     6.1 Grant of Security Interest.

          (a) As security for all present and future Obligations, each Loan Party hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, and right of set-off against, all of the following property of such Loan Party, whether now owned or existing or hereafter acquired or arising, regardless of where located:

               (i) all Accounts;

               (ii) all Inventory;

               (iii) all contract rights;

               (iv) all Chattel Paper;

               (v) all Documents;

               (vi) all Instruments;

               (vii) all Supporting Obligations and Letter of Credit Rights;

               (viii) all General Intangibles;

               (ix) all Payment Intangibles;

               (x) all Equipment;

               (xi) all Investment Property (other than the equity interests in SAC and FSAC owned by Holdings as of the Closing Date);

               (xii) all money, cash, cash equivalents, securities and other property of any kind of such Loan Party held directly or indirectly by the Agent or any Lender;

               (xiii) all of such Loan Party's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Loan Party maintains deposits, including any Payment Accounts;

               (xiv) all commercial tort claims listed on Schedule 6.1(a)(xiv) hereto;

               (xv) all other assets and properties of the Loan Parties;

               (xvi) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

               (xvii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with all other property of any Loan Party or other Person in which the Agent or any Lender may at any time be granted a Lien to secure any or all of the Obligations, is herein collectively referred to as the "Collateral". The Agent is not at this time requiring the Loan Parties to perfect a Lien on any Real Estate owned by the Loan Parties; however, the Agent may, at any time, request that appropriate documentation perfecting a Lien on such Real Estate be executed, delivered and filed with the appropriate filing offices by the Loan Parties, and the Loan Parties shall promptly undertake such action upon such request.

          (b) All of the Obligations shall be secured by all of the Collateral.

          (c) The Agent's Liens have been independently granted by the Loan Documents, and may be independently granted by other Loan Documents heretofore or hereafter entered into. The Agent's Liens, this Agreement, and the other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lenders and the Agent hereunder and thereunder are cumulative. The Agent's Liens shall constitute valid and perfected first priority Liens subject and subordinate only, to Permitted Liens under (x) clauses (a), (d) and (k) of the definition of Permitted Liens, (y) clause (g) of the definition of Permitted Liens to the extent specifically identified on
     Schedule 9.16 as senior in priority to the Agent's Liens and (z) clause (i) of the definition of Permitted Liens but only with respect to Term Lender Priority Collateral (as defined in the Intercreditor Agreement), and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or other Person.

     6.2 Perfection and Protection of Security Interest.

          (a) Each Loan Party shall, at its expense, perform all steps requested by the Agent at any time to more fully effectuate, perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation, at the request of the Agent: (i) executing, delivering and/or filing and recording of any additional security agreements or assignments with respect to the Collateral and filing or authorizing the Agent to file financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all Instruments, Documents, and Chattel Paper of such Loan Party constituting Revolving Lender Priority Collateral, and all other Revolving Lender Priority Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default exists and is continuing, transferring its Inventory to warehouses designated by the Agent; (v) placing notations on such Loan Party's books of account to disclose the Agent's security interest; (vi) obtaining control agreements from securities intermediaries with respect to financial assets in the possession of securities intermediaries; (vii) obtaining control agreements from banks and other financial institutions with respect to deposit accounts (as defined in the UCC) maintained at such bank or other financial institution; (viii) assigning and delivering to the Agent all Supporting Obligations, including letters of credit on which such Loan Party is named beneficiary with the written consent of the issuer thereof, (ix) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. Each Loan Party hereby authorizes the Agent to file one or more financing statements disclosing the Agent's Liens. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (b) If any Collateral of a Loan Party is at any time in the possession or control of any warehouseman, bailee or any of a Loan Party's agents or processors, then such Loan Party shall notify the Agent thereof and shall use commercially reasonable efforts if requested by the Agent obtain a bailee letter acknowledged by the bailee that notifies such Person of the Agent's security interest in such Collateral and instructs such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions; provided, however, that Agent agrees that it shall give not give any such instructions regarding the Collateral unless an Event of Default has occurred and is continuing. If at any time any Collateral is located in any operating facility of a Loan Party that is leased by such Loan Party, then such Loan Party shall use commercially reasonable efforts if requested by the Agent to obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, that waives or subordinates all present and future Liens which the owner or lessor of such premises may be entitled to assert against such Collateral and permits the Agent to have access to such leased premises in connection with the exercise by the Agent of rights and remedies with respect to the Collateral located therein.

          (c) From time to time, each Loan Party shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral in which such Loan Party has an interest, but such Loan Party's failure to do so shall not affect or limit the Agent's security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Loan Party. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Combined Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

     6.3 Location of Collateral. Each Loan Party represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of such Loan Party's and each of its Subsidiaries' chief executive office, the location of its books and records, the locations of the Collateral in which such Loan Party has an interest, and the locations of all of its other places of business; and (b) Schedule 8.11 correctly identifies any of such facilities and locations that are not owned by such Loan Party or such Subsidiary and sets forth the names of the owners and lessors or sublessors of such facilities and locations; provided that with respect to (a) and (b) above, the Loan Parties shall provide the Agent with an updated list of store locations on a quarterly basis.. Without limiting the foregoing, each Loan Party represents that all of its and its Subsidiaries' Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Loan Party or the relevant Subsidiary, (b) on premises leased by such Loan Party or the relevant Subsidiary, provided that such Loan Party shall have used commercially reasonable efforts to deliver to the Agent an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a warehouse or with a bailee, provided that such Loan Party shall have used commercially reasonable efforts to deliver to the Agent an executed bailee letter from the applicable Person in form and substance satisfactory to the Agent.

     6.4 Title to, Liens on, and Sale and Use of Collateral. Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of its and its Subsidiaries' Collateral is and will continue to be owned by such Loan Party or the relevant Subsidiary, as applicable, free and clear of all Liens whatsoever, except for Permitted Liens;
(b) the Agent's Liens in such Collateral will not be subject to any prior Lien other than (x) in the case of the Agent's Liens encumbering Collateral not consisting of Inventory, Accounts, and the proceeds thereof, to Permitted Liens described in clauses (c), (d), (e), (g), (h) and (i) of the definition thereof and (y) in the case of the Agent's Liens encumbering Collateral consisting of Inventory, Accounts, and the proceeds thereof, the Liens set forth on Schedule 9.16, and in each case under clauses (x) and (y) above shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or other Person; (c) such Loan Party will (and will cause each of its Subsidiaries to) use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and
(d) such Loan Party will not (and will cause each of its Subsidiaries not to) except as otherwise permitted by this Agreement, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of such Collateral except for sales of Inventory in the ordinary course of business, the use of cash to the extent not prohibited herein, and sales of Equipment as permitted by Section 6.10. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

     6.5 Access and Examination: Promotional Materials.

          (a) Subject to Section 9.4(b), the Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours and after reasonable notice (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Loan Party's and its Subsidiaries' records, files, and books of account and the Collateral, and discuss each Loan Party's and its Subsidiaries' affairs with each Loan Party's and its Subsidiaries' officers and management. Each Loan Party will (and will cause each of its Subsidiaries to) deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Loan Party and its Subsidiaries. If any of a Loan Party's or any of its Subsidiaries' records or reports of the Collateral are prepared by an accounting service or other agent, such Loan Party hereby authorizes (and shall cause each of its Subsidiaries to authorize) and, upon the request of the Agent, shall cause such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders, and/or, as the Agent shall choose, provide access to the Agent thereto. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Loan Parties' expense, make copies of all of any Loan Party's and its Subsidiaries' books and records, or require a Loan Party to deliver (or cause to be delivered) such copies to the Agent. The Agent may, without expense to the Agent, use a Loan Party's supplies and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens and each Loan Party shall cooperate and make available its personnel for such purposes. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral of a Loan Party, by mail, telephone, or otherwise.

          (b) Each Loan Party agrees that, subject to such Loan Party's or Subsidiary's, as the case may be, prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use such Loan Party's or such Subsidiary's name in advertising and promotional material.

     6.6 Collateral Reporting. Each Loan Party (or in the case of clause (h) below, the Borrower) shall provide the Agent with the following documents at the following times in form satisfactory to the Agent:

          (a) upon the request of the Agent, a schedule of such Loan Party's and its Subsidiaries' respective Accounts created, credits given, cash collected and other adjustments to Accounts of such Loan Party since the last such schedule;

          (b) upon the request of the Agent, an aging of such Loan Party's and its Subsidiaries' respective Accounts, together with a reconciliation to the previous aging delivered to the Agent of such Loan Party's and its Subsidiaries' respective Accounts and to such Loan Party's and its Subsidiaries' respective general ledgers, and, in the case of the Borrower, to the corresponding Borrowing Base and, in each case, accompanied by such supporting detail and documentation as shall be requested by the Agent in its reasonable discretion;

          (c) upon request of the Agent, a report of open vouchers payable by vendor;

          (d) upon request of the Agent, Inventory reports by category, with additional detail showing additions to and deletions from the Inventory, together with a reconciliation to such Loan Party's general ledger and, in the case of the Borrower, to the Combined Availability;

          (e) upon request of the Agent, copies of invoices in connection with such Loan Party's and its Subsidiaries' respective Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Loan Party's and its Subsidiaries' respective Accounts and for Inventory and Equipment acquired by such Loan Party or any of its Subsidiaries, purchase orders and invoices;

          (f) upon request of the Agent, a statement of the balance of each of the Intercompany Accounts;

          (g) such other reports as to the Collateral of such Loan Party and its Subsidiaries as the Agent shall reasonably request from time to time;

          (h) on a monthly basis (not later than the fifteenth day after the last day of the previous month with the information thereon to be as of the last day of such previous month), a Borrowing Base Certificate; provided, that during each Accelerated Delivery Period, the appropriate Loan Parties shall deliver a Borrowing Base Certificate to the Agent on a weekly basis (not later than the third Business Day after the last Business Day of the previous week with the information thereon to be as of the last Business Day of such previous week);

          (i) on a monthly basis, by the 15th day of the following month, a detailed report of Major Credit Card Receivables and Inventory of such Loan Party; provided that if a Borrowing Base Certificate is otherwise then required to be delivered on a weekly basis pursuant to clause (h) above as a result of the occurrence of a Combined Availability Threshold Event, then such report shall be delivered for such week at the time the Borrowing Base Certificate for such week is or would be required to be delivered; and

          (j) with the delivery of each of the foregoing, a certificate of such Loan Party executed by an officer thereof certifying as to the accuracy and completeness of the foregoing.

     6.7 Accounts.

          (a) Each Loan Party hereby represents and warrants to the Agent and the Lenders, with respect to such Loan Party's and its Subsidiaries' respective Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Loan Party or the relevant Subsidiary, as applicable, or rendition of services by such Loan Party or the relevant Subsidiary, as applicable, in the ordinary course of such Loan Party's or such Subsidiary's respective business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to such Loan Party and reported to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement or properly reflected in a Borrowing Base Certificate; (iv) each copy of an invoice delivered to the Agent by such Loan Party or any of its Subsidiaries will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of such Loan Party or the relevant Subsidiary, as applicable, described in each invoice will have been performed.

          (b) Neither any Loan Party nor any of its Subsidiaries shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Loan Party's or the relevant Subsidiary's, as applicable, business or modify any Account or extend any Account. If any Loan Party becomes aware of any matter materially adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $250,000, including information regarding the Account Debtor's creditworthiness, such Loan Party will promptly so advise the Agent and if such Loan Party is a Borrower, exclude such Account from its Eligible Accounts.

          (c) Neither any Loan Party nor any of its Subsidiaries shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Loan Party will promptly deliver or cause to be delivered such instrument to the Agent, endorsed by such Loan Party or the relevant Subsidiary, as applicable, to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand or notice of protest with respect thereto, the applicable Loan Party or Subsidiary shall remain liable thereon until such instrument is paid in full.

          (d) Other than with respect to credits, chargebacks and discounts issued in the ordinary course of business, each Loan Party shall notify the Agent promptly of all disputes and claims in excess of $250,000 with any Account Debtor, and agrees (and shall cause each of its Subsidiaries to agree) to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted by any Loan Party or any of its Subsidiaries to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Loan Party's or the relevant Subsidiary's, as applicable, business when no Event of Default exists hereunder. Each Loan Party shall send (or cause to be sent to) the Agent a copy of each credit memorandum in excess of $250,000 as soon as issued and, if such Loan Party is a Borrower, such Loan Party shall promptly report that credit on Borrowing Base Certificates submitted by it. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any such Loan Party's or Subsidiary's, as applicable, Accounts.

     6.8 Collection of Accounts; Payments.

          (a) Subject to the following sentence, each Loan Party shall make collection of all of its Accounts and other Collateral for the Agent. Within ninety (90) days after the Closing Date, each Loan Party shall have established a Payment Account and a related lock-box service for collections of its Accounts at the Bank or another Clearing Bank acceptable to the Agent and, in each case, subject to a Blocked Account Agreement and other documentation acceptable to the Agent and shall have instructed each Account Debtor to make all payments directly to such Payment Account or to the address established for such lock-box service and shall provide evidence to the Agent, satisfactory to the Agent, that such instructions have been given. If, notwithstanding such instructions, a Loan Party receives any proceeds of Accounts or if a Loan Party receives any payments on account of any other Collateral or any other payments of any source, it shall immediately (and not less often then daily) deliver such payments to the Agent in their original form or deposit such payments into the applicable Payment Account or to another deposit account from which funds are transferred daily into a Payment Account. Until the occurrence of a Combined Availability Threshold Event or an Event of Default, the Loan Parties shall have sole dominion and control of the transfer of funds from the Payment Account and such lock-box. All collections and other payments received in any such lock-box or Payment Account or directly by a Loan Party or the Agent and all funds in any Payment Account or other deposit account to which such collections or payments are deposited shall, upon the occurrence of a Combined Availability Threshold Event or an Event of Default, be subject to the Agent's sole dominion and control and withdrawals by the applicable Loan Party shall not be permitted until a Cash Control Termination Event occurs. The Agent or the Agent's designee may, at any time after the occurrence of a Combined Availability Threshold Event or an Event of Default and until a Cash Control Termination Event occurs, notify Account Debtors of a Loan Party that the Accounts of such Loan Party have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's Loan Account as a Revolving Loan. Upon the occurrence of a Combined Availability Threshold Event or an Event of Default and until a Cash Control Termination Event occurs, each Loan Party, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office lock-box in which collections of Accounts of such Loan Party are received, and if any payments are received by any Loan Party, such Loan Party shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of such Loan Party, subject to a Blocked Account Agreement. To the extent that the Agent has dominion and control of any Payment Accounts under the DIP Loan Agreement on the Closing Date, the Agent shall release such control and dominion as long as Combined Availability Threshold Event or an Event of Default does not exist as of the Closing Date.

          (b) If sales of Inventory of a Loan Party are made or services are rendered for cash, the applicable Loan Party shall immediately deliver to the Agent or deposit into a Payment Account the cash which such Loan Party receives.

          (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts of a Loan Party or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Borrower's Loan Account (conditional upon final collection).

          (d) In the event one or more of the Borrower or Loan Parties repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts of any of the Loan Parties or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's Loan Account on the day of the Agent's receipt of immediately available funds.

     6.9 Inventory: Perpetual Inventory.

          (a) Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Loan Party and each of its Subsidiaries is and will be held for sale or lease (and in the case of raw materials and work in process for further processing into finished goods to be held for sale), or to be furnished in connection with the rendition of services, in the ordinary course of such Loan Party's or such Subsidiary's, as applicable, business and is and will be fit for such purposes. Each Loan Party will keep (and will cause each of its Subsidiaries to keep) its Inventory in good and marketable condition consistent with past practice, at its own expense. Each Loan Party and its Subsidiaries will not, without the prior consent of the Agent, acquire or accept any Inventory on consignment or appraisal. Each Loan Party agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Loan Party will conduct (or cause to be conducted) a physical count of its Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Each Loan Party will at all times maintain (and will cause each of its Subsidiaries at all times to maintain) a perpetual inventory reporting system at all times. Each Loan Party will not (and will cause its Subsidiaries not to), without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis and no such Inventory sold on any such basis will be deemed to be Eligible Inventory. Any inventory of others which is on the premises of any Loan Party for processing, cutting, manufacturing, finishing or otherwise, shall be segregated and shall not be reported or included on any Borrowing Base Certificate as Inventory or Eligible Inventory of Borrower.

          (b) At the Agent's request, after the occurrence and during the continuance of an Event of Default, in connection with all Inventory of a Loan Party financed by Letters of Credit, such Loan Party will instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding Inventory, Documents or Instruments of such Loan Party in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into such Loan Party's possession, to deliver them, upon request, to the Agent in their original form. Each Loan Party shall also, at the Agent's request, after the occurrence and during the continuance of an Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents of such Loan Party.

     6.10 Equipment.

          (a) Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that the Equipment owned by such Loan Party and each of its Subsidiaries is and will be used or held for use in such Loan Party's or such Subsidiary's respective business, and is and will be fit for such purposes. Each Loan Party shall (and shall cause each of its Subsidiaries to) keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof consistent with past practice.

          (b) Each Loan Party shall promptly inform the Agent of any material additions to or deletions from its Equipment. Such Loan Party shall not (and shall cause each of its Subsidiaries not to) permit any of its Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien.

          (c) The Loan Parties shall not (and shall cause each of their respective Subsidiaries not to), without the Agent's written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment of a Loan Party or any of its Subsidiaries except as permitted by Section 9.8. Subject to any of the rights of the holder of any Debt secured by a superior Lien on Equipment of the Loan Parties, except as provided in clause (c) of Section 9.8, all net cash proceeds of each such sale shall, subject to Permitted Liens (if any) thereon be remitted to a Payment Account.

     6.11 Documents, Instruments, and Chattel Paper. Each Loan Party represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper of such Loan Party describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments and Chattel Paper are and will be owned by such Loan Party or its relevant Subsidiary, as applicable, free and clear of all Liens other than Permitted Liens.

     6.12 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of a Loan Party hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which a Loan Party fails to pay or do (or cause to be paid or done), including, without limitation, payment of any judgment against a Loan Party or any of its Subsidiaries, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to any of the Collateral. All payments that the Agent makes under this Section 6.12 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Base Rate Loan. Any payment made or other action taken by the Agent under this Section 6.12 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     6.13 Power of Attorney. Each Loan Party hereby appoints the Agent and the Agent's designee as such Loan Party's attorney, with power: (a) to endorse such Loan Party's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) so long as any Default or Event of Default has occurred and is continuing, to sign such Loan Party's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts of such Loan Party, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Default or Event of Default has occurred and is continuing, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys, due or to become due under or with respect to any of the Collateral; (d) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Loan Party's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Loan Party; (e) to send requests for verification of Accounts of such Loan Party to customers or Account Debtors; (f) so long as any Default or Event of Default has occurred and is continuing, to complete in such Loan Party's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof, (g) to clear Inventory of such Loan Party through customs in such Loan Party's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Loan Party's name for such purpose; and (h) to do all things necessary to carry out this Agreement. Each Loan Party ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for the willful misconduct of the Agent or such Lender. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     6.14 The Agent's and Lenders' Rights, Duties and Liabilities.

          (a) Each Loan Party assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon any of the Collateral, nor shall loss of or damage to any of the Collateral release any Loan Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any of the Loan Parties, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Loan Party.

          (b) It is expressly agreed by each Loan Party that, anything herein to the contrary notwithstanding, such Loan Party shall remain liable under each of its leases, agreements, contracts and licenses (each a "Contract" and collectively, the "Contracts") to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Each Loan Party further agrees to enforce the terms and provisions of its Contracts in accordance with their terms, and not to waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of such Loan Party in accordance with past practices and for a valid economic or other business reason benefitting such Loan Party (provided that in no event may any waiver, amendment or modification be made that could reasonably be expected to have a Material Adverse Effect). At the request of the Agent, a Loan Party will deliver copies of each material Contract to which it is a party and each material amendment or modification thereof to the Agent promptly upon the execution and delivery thereof. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Agent or any Lender of any payment relating to any Contract pursuant hereto. Neither the Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of a Loan Party under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (c) The Agent may at any time after an Event of Default shall have occurred and be continuing, without prior notice to the applicable Loan Party, notify Account Debtors, parties to the Contracts of such Loan Party and obligors in respect of Instruments and Chattel Paper of such Loan Party, that the Accounts of such Loan Party and the right, title and interest of such Loan Party in and under such Contracts, Instruments and Chattel Paper have been assigned to the Agent, and that payments shall be made directly to the Agent, for itself and the benefit of the Lenders. Upon the request of the Agent, a Loan Party shall so notify Account Debtors, parties to Contracts of such Loan Party and obligors in respect of Instruments and Chattel Paper of such Loan Party.

          (d) The Agent may at any time during the continuance of an Event of Default in the Agent's own name or in the name of the applicable Loan Party communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to the Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Loan Party, at its own expense, shall cause the independent certified public accountants then engaged by such Loan Party to prepare and deliver to the Agent and each Lender at any time and from time to time promptly upon the Agent's request the following reports with respect to such Loan Party: (i) a reconciliation of all Accounts of such Loan Party; (ii) an aging of all Accounts of such Loan Party; (iii) trial balances; and (iv) a test verification of such Accounts of such Loan Party as the Agent may request. Each Loan Party, at its own expense, shall deliver to the Agent the results of each physical verification, if any, which such Loan Party may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

     6.15 Patents, Trademarks and Copyrights.

          (a) No Loan Party has any interest in, or title to, any material patent or trademark except as set forth in Schedule 6.15 hereto.

          (b) Each Loan Party shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any material patent or trademark (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Loan Party's ownership of such patent or trademark, its right to register the same, or to keep and maintain the same.

          (c) Each Loan Party shall deliver to the Agent, together with each delivery of financial statements pursuant to Sections 7.2(a) and (c), a list of all patents, trademarks and copyrights for which an application for registration has been filed with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency during the period covered in such financial statements.

          (d) Each Loan Party shall take all commercially reasonable actions requested by the Agent to maintain and pursue each filed application, to obtain the relevant registration and to maintain the registration of each of the material patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

          (e) In the event that, in the reasonable opinion of the applicable Loan Party, any of the material patent, trademark or copyright is infringed upon, or misappropriated or diluted by a third party, the Authorized Representative shall notify the Agent promptly after any Loan Party learns thereof. Such Loan Party shall, unless it shall reasonably determine that such patent, trademark or copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall deem appropriate under the circumstances to protect such patent, trademark or copyright.

     6.16 Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies hereunder (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies pursuant to Section 11.2 and the Intercreditor Agreement, each Loan Party hereby grants to the Agent, for the benefit of the Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Loan Party) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

                                    ARTICLE 7

                BOOKS AND RECORDS: FINANCIAL INFORMATION: NOTICES

     7.1 Books and Records. Each Loan Party shall maintain (and shall cause each of its Subsidiaries to maintain), at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in all material respects in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Each Loan Party shall (and shall cause each of its Subsidiaries to), by means of appropriate entries, reflect in such accounts and in all Financial Statements liabilities and reserves for all taxes and provisions for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain (and shall cause each of its Subsidiaries to maintain) at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts and
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory.

     7.2 Financial and Other Information. Each Loan Party shall promptly furnish to each Lender, all such financial information as the Agent or any Lender shall reasonably request. Without limiting the foregoing, each Loan Party will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

          (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, a consolidated audited balance sheet and a consolidated audited statement of operations, cash flow and of stockholders' equity for Holdings and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Holdings and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended and prepared in accordance with GAAP. Such consolidated statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect by independent certified public accountants or chartered accountants selected by Holdings and reasonably satisfactory to the Agent. Holdings, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter (in form acceptable to the Agent) to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. Each of the Loan Parties hereby authorizes the Agent to communicate directly with such Loan Party's certified public accountants or chartered accountants and discuss directly with such accountants the finances and affairs of such Loan Party and its consolidated Subsidiaries and by this provision authorizes those accountants to disclose to the Agent any and all financial statements of such Loan Party and its consolidated Subsidiaries and other supporting financial documents and schedules relating to such Loan Party and its consolidated Subsidiaries; provided, however, that (i) the Agent shall notify such Loan Party of the Agent's intention to discuss with such Loan Party's certified public or chartered accountants the finances and affairs of such Loan Party and (ii) an officer of such Loan Party shall have the right to be present during any such discussion between its certified public or chartered accountants and the Agent. Borrower shall certify by a certificate signed by its chief financial officer that all such statements present fairly in all material respects the financial position of Holdings and its consolidated Subsidiaries as at the date thereof and the results of operation of Holdings and its consolidated Subsidiaries for the Fiscal Year then ended, in conformity with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to this Section 7.2(a).

          (b) As soon as available, but in any event not later than thirty (30) days after the end of each fiscal month (or, in the case of any fiscal month which is the last fiscal month of any fiscal quarter, not later than forty-five (45) days after the end of such fiscal month), (w) consolidated unaudited management prepared balance sheets of Borrower and its consolidated Subsidiaries as at the end of such fiscal month, and (x) consolidated unaudited management prepared statements of income and cash flow for Borrower and its consolidated Subsidiaries for such fiscal month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, all in reasonable detail, fairly presenting the financial position and results of operations of Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Loan Parties' budget. The Borrower shall certify by a certificate signed by its chief financial officer that all such statements present fairly the financial position and results of operations of Borrower and its consolidated Subsidiaries as at the dates thereof and the results of operation of Borrower and its consolidated Subsidiaries for the periods then ended.

          (c) As soon as available, but in any event not later than forty-five
     (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, (w) consolidated unaudited balance sheets of Holdings and its consolidated Subsidiaries as at the end of such quarter, and (x) consolidated unaudited statements of income and statements of cash flow for Holdings and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of Holdings and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Loan Parties' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall certify by a certificate signed by its chief financial officer that all such statements present fairly, subject to normal year-end adjustments, the financial position of Holdings and its consolidated Subsidiaries as at the dates thereof and the results of operations of Holdings and its consolidated Subsidiaries for the periods then ended in conformity with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a).

          (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with any financial covenants set forth in Article IX during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each month, a certificate of the chief financial officer of the Borrower (i) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time; (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents; and (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements for such month; and (ii) attaching thereto the monthly management performance report for such month (which report shall be in a form substantially identical to the form of monthly management performance report delivered to the Agent prior to the date hereof). If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Loan Parties have taken or propose to take with respect thereto.

          (f) (i) no sooner than 60 days before, and not later than 60 days after, the beginning of each Fiscal Year, annual budgets (to include a forecasted consolidated and consolidating balance sheet, statement of income and statement of cash flow) for Holdings and its Subsidiaries (x) as at the end of and for each month of such Fiscal Year and (y) as at the end of and for each Fiscal Year thereafter through and including the Fiscal Year in which the Stated Termination Date will occur and (ii) an updated cash flow forecast in form and substance satisfactory to the Agent, to be delivered with each of the financial statements required pursuant to Sections 7.2(a) and (c).

          (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act.

          (h) As soon as available, but in any event not later than 15 days after any Loan Party's or any of its Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared for any Loan Party or any of its Subsidiaries by any independent certified public or chartered accountants of any Loan Party or any of its Subsidiaries.

          (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Loan Party or any of its Subsidiaries makes available to its public shareholders.

          (j) If requested by the Agent, promptly after filing with the IRS, a copy of each federal income tax return filed by Holdings or by any of its Subsidiaries.

          (k) Promptly (but in any event not more than 2 Business Days) after the consummation of an asset sale permitted by Sections 9.8(b), a certificate of a Responsible Officer of the Borrower stating the amount of the net cash proceeds received by the Borrower from such asset sale and the portion of such net cash proceeds received by the Borrower with respect to Inventory.

          (l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Loan Party or any Subsidiary thereof.

     7.3 Notices to the Lenders. Each Loan Party shall notify the Agent, in writing, of the following matters at the following times:

          (a) Immediately after becoming aware of any Default, Event of Default, or Combined Availability Threshold Event and, in the case of any Default or Event of Default, such Loan Party shall specify in such written notice that such written notice is a notice of a Default or an Event of Default.

          (b) Promptly (but in any event not more than 2 Business Days) after becoming aware of the assertion by the holder of any material Debt of such Loan Party or any of its Subsidiaries that a default exists with respect thereto or that such Loan Party or Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

          (c) Promptly (but in any event not more than 2 Business Days) after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect.

          (d) Promptly (but in any event not more than 2 Business Days) after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

          (e) Promptly (but in any event not more than 2 Business Days) after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

          (f) Promptly (but in any event not more than 2 Business Days) after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          (g) Promptly (but in any event not more than 2 Business Days) after receipt of any notice of any violation by any Loan Party or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that any Loan Party or any of its Subsidiaries is not in compliance with any Environmental Law which could reasonably be expected to have a Material Adverse Effect or is investigating any Loan Party's or any of its Subsidiaries' compliance therewith,

          (h) Promptly (but in any event not more than two Business Days) after receipt of any written notice that any Loan Party or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Loan Party or Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000.

          (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party or any of its Subsidiaries.

          (j) Any organization change in any Loan Party's or any of its Subsidiaries' name as it appears in its state or other jurisdiction of incorporation or other organization, state or other jurisdiction of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names or styles under which such Loan Party or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

          (k) Within ten (10) Business Days after any Loan Party, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know, that an ERISA Event that would reasonably be expected to result in a Material Adverse Effect has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC or other Governmental Authority with respect thereto.

          (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, the IRS, or other Governmental Authority, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, the IRS, or other Governmental Authority, with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS, or other Governmental Authority, with respect to any Plan and all communications received by any Loan Party, any of its Subsidiaries, or any ERISA Affiliate of any Loan Party from the PBGC, the DOL, the IRS, or other Governmental Authority, with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS, or other Governmental Authority, with respect to each Plan by any Loan Party, any of its Subsidiaries or any ERISA Affiliate of any Loan Party.

          (m) Upon request and to the extent available, copies of each actuarial report for any Plan or Multiemployer Plan and annual report for any Multiemployer Plan; and within three (3) Business Days after receipt thereof by Borrower or any of its Subsidiaries or ERISA Affiliates, copies of the following: (i) any notices of the PBGC's or other authority's intention to terminate a Plan as to have a trustee appointed to administer such Plan, (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code (and, upon request, any favorable IRS determination letter), or (iii) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability.

          (n) Within three (3) Business Days after the occurrence thereof, any failure by any Loan Party, any of its Subsidiaries or any ERISA Affiliate to make one or more required installments or any other required payments under Section 412 of the Code or the applicable laws of any other jurisdiction on or before the due date for such installment or payment, which, in the aggregate, equal or exceed $1,000,000.

          (o) Within three (3) Business Days after any Loan Party or any of its Subsidiaries or any ERISA Affiliates knows or has reason to know that any of the following events has or will occur: (i) a Multiemployer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; or (iv) with respect to any Plan of a Canadian Guarantor, any Lien arises with respect to such Plan (save for contribution amounts not yet due).

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that any Loan Party, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

     Each Loan Party warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent:

     8.1 Authorization. Each of such Loan Party and its Subsidiaries has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral owned by it. Each of such Loan Party and its Subsidiaries has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with such Loan Party's or any of its Subsidiary's execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by each of the Loan Parties and its Subsidiaries party thereto, and, constitute the legal, valid and binding obligations of each of the Loan Parties and its Subsidiaries party thereto, enforceable against each such Loan Party and its Subsidiaries in accordance with their respective terms without defense, set-off or counterclaim, except as such enforceability may be affected by applicable bankruptcy or insolvency law or the unavailability of equitable remedies. Such Loan Party's and Subsidiary's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or, except for Liens created under the Loan Documents or Permitted Liens, result in the creation or imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Loan Party or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws, amendment, continuation, amalgamation or other organizational documents of such Loan Party or any of its Subsidiaries.

     8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens other than Permitted Liens under (x) clauses (a), (d) and (k) of the definition of Permitted Liens, (y) clause (g) of the definition of Permitted Liens to the extent specifically identified on Schedule 9.16 as senior in priority to the Agent's Liens and (z) clause (i) of the definition of Permitted Liens but only with respect to Term Lender Priority Collateral (as defined in the Intercreditor Agreement), securing all the Obligations, and enforceable against such Loan Party and its Subsidiaries, as applicable, and all third parties. Except as set forth in clauses (x), (y) or (z), above, no Liens encumber any Collateral consisting of Inventory, Accounts, or the proceeds thereof.

     8.3 Organization and Qualification. Each of such Loan Party and its Subsidiaries (a) is duly organized incorporated or amalgamated, as the case may be, and validly existing in good standing under the laws of the jurisdiction of its organization, incorporation or amalgamation, as the case may be, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

     8.4 Corporate Name: Prior Transactions. Except as set forth on Schedule 8.4 neither such Loan Party nor any of its Subsidiaries has, during the past five
(5) years, been known by or used any other corporate or fictitious name, or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

     8.5 Subsidiaries and Affiliates. Schedule 8.5 is a true and correct list of the name and relationship to Holdings of each and all of Holdings's Subsidiaries and other Affiliates.

     8.6 Financial Statements and Projections.

          (a) The Borrower has delivered to the Agent and the Lenders the audited consolidated balance sheet and related consolidated statements of income, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of January 1, 2005, and for the Fiscal Year then ended, accompanied by the report thereon by the Borrower's independent certified public accountants. The Borrower has also delivered to the Agent and the Lenders the unaudited consolidated and consolidating balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries for the fiscal quarter of the Borrower ending April 2, 2005. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended in conformity with GAAP.

          (b) The Latest Projections when submitted to the Lenders as required herein represent Borrower's best estimates of the future financial performance of Holdings and its consolidated Subsidiaries for the periods set forth therein on the date when submitted. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time such Latest Projections are submitted to the Lenders.

     8.7 Capitalization. On the Closing Date, the capitalization of each of the Loan Parties and its Subsidiaries is as shown on Schedule 8.7.

     8.8 Debt. On the Closing Date, after giving effect to the making of the Revolving Loans to be made on the Closing Date, the Loan Parties and their Subsidiaries have no Debt, except (a) the Obligations, (b) the Term Debt, and
(c) Debt described on Schedule 8.8.

     8.9 Distributions. Since December 31, 2004, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of Holdings or any of its Subsidiaries.

     8.10 Title to Property. Each Loan Party and each of its Subsidiaries has good and marketable title in fee simple to its real property, if any, listed in
Schedule 8.10 hereto as being owned by such Loan Party or Subsidiary, and each of such Loan Party and Subsidiary has good title to all of its other property (including, without limitation, the assets reflected on the January 1, 2005 Financial Statements delivered to the Agent and the Lenders, in each case, except as disposed of in the ordinary course of business since the date thereof and property subject to capital leases), free of all Liens except Permitted Liens.

     8.11 Real Estate: Leases. Schedule 8.11 sets forth a correct and complete list, as of the Closing Date, of all leases and subleases of real property by such Loan Party or any of its Subsidiaries as lessee or sublessee, and all leases and subleases of real property by such Loan Party or Subsidiary, as applicable, as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by such Loan Party or Subsidiary, as applicable, or, to the knowledge of such Loan Party, any other party to any such lease or sublease exists, except for any lease or sublease where the lack of validity and enforceability thereof or of any default thereunder is not reasonably likely to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries have good and marketable title in fee simple to the Real Estate identified on Schedule 8.10 as owned by such Loan Party or Subsidiary, or valid leasehold interests in all Real Estate designated therein as "leased" by such Loan Party or Subsidiary and such Loan Party or Subsidiary has good, indefeasible, and merchantable title to all of its other property reflected on the January 1, 2005 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

     8.12 Proprietary Rights. Schedule 8.12 sets forth a correct and complete list of all of such Loan Party's and each of its Subsidiaries' material Proprietary Rights (other than copyrights) as of the Closing Date. None of the material Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.12. To the best of such Loan Party's knowledge, none of the material Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the material Proprietary Rights. Such Loan Party and each of its Subsidiaries has all Proprietary Rights necessary to the conduct of such Loan Party's and its Subsidiaries' respective businesses.

     8.13 Trade Names. All trade names or styles under which such Loan Party or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.13.

     8.14 Litigation. Except as set forth on Schedule 8.14, there is no pending, or to the best of such Loan Party's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

     8.15 Restrictive Agreements. None of such Loan Party nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as such Loan Party can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of such Loan Party or Subsidiary, or would in any respect have a Material Adverse Effect.

     8.16 Labor Disputes. Except as set forth on Schedule 8.16, (a) there is no collective bargaining agreement or other labor contract covering employees of such Loan Party or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of such Loan Party's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Loan Party or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of such Loan Party's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Loan Party or any of its Subsidiaries or its employees.

     8.17 Environmental Laws. Except as otherwise disclosed on Schedule 8.17:

          (a) Such Loan Party and its Subsidiaries are in compliance in all material respects with all Environmental Laws and neither such Loan Party nor any of its Subsidiaries nor any of its presently owned real property or presently conducted operations, nor to the best of such Loan Party's knowledge, its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

          (b) Such Loan Party and each of its Subsidiaries have obtained all permits necessary for their respective current operations under Environmental Laws, and all such permits are in good standing and such Loan Party and each of its Subsidiaries are in compliance with all terms and conditions of such permits.

          (c) Neither such Loan Party nor any of its Subsidiaries, nor, to the best of such Loan Party's knowledge, any of their respective predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

          (d) Neither such Loan Party nor any of its Subsidiaries have received any summons, complaint, order or similar written notice indicating that they are not currently in compliance with, or that any Governmental Authority is investigating their compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

          (e) None of the present or, to such Loan Party's knowledge, past operations of such Loan Party or any of its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

          (f) There is not now, nor to the best of such Loan Party's knowledge has there ever been, (i) on or in any Real Estate owned by any Loan Party or (ii) on or in any of the Real Estate leased by any Loan Party, to the extent caused by such Loan Party or any of its Subsidiaries or to the extent the remediation costs incurred or to be incurred by the Loan Parties or any of their Subsidiaries in connection therewith exceed or could reasonably be expected to exceed $1,000,000 in the aggregate:

               (i) any underground storage tanks or surface impoundments,

               (ii) any asbestos-containing material, or

               (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

          (g) Neither such Loan Party nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment that has not been cured to the satisfaction of the relevant Governmental Authority.

          (h) Neither such Loan Party nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of their respective property) imposing material obligations or liabilities on such Loan Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

          (i) No Environmental Lien has attached to any owned Real Estate of any of the Loan Parties or, to the best of such Loan Party's knowledge, any leased Real Estate of any of the Loan Parties.

     8.18 No Violation of Law. Except as set forth on Schedule 8.18, neither such Loan Party nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

     8.19 No Default. Neither such Loan Party nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or any its Subsidiaries is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

     8.20 ERISA Compliance. Except as specifically disclosed in Schedule 8.20:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law.

          (b) Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of such Loan Party, nothing has occurred which would reasonably be expected to cause the loss of such qualification.

          (c) Such Loan Party, each of its Subsidiaries and each ERISA Affiliate has made all required material contributions ("material contributions" meaning for the purposes hereof, all required contributions in excess of $1,000,000) to any Pension Plan subject to Section 412 of the Code and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

          (d) No Plan is a Multiemployer Plan as of the Closing Date and no Plan shall be a Multiemployer Plan after the Closing Date.

          (e) There are no pending or, to the knowledge of such Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (f) There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (g) (i) No ERISA Event has occurred or is reasonably expected to occur which would result in a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $25,000,000; and (iii) to the knowledge of such Loan Party, neither such Loan Party, any of its Subsidiaries, nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

     8.21 Taxes. Such Loan Party and its Subsidiaries has filed all federal, state, foreign, provincial and other tax returns and reports required to be filed, and has paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except for Permitted Liens described in clauses (a) and (k) of the definition thereof, or except, but only with respect to the Excluded Subsidiaries of the Borrower, as could not reasonably be expected to have a Material Adverse Effect.

     8.22 Regulated Entities. None of such Loan Party, any of its Subsidiaries or any Person controlling such Loan Party, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of such Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

     8.23 Use of Proceeds: Margin Regulations. The proceeds of the Loans are to be used solely for working capital purposes. Neither such Loan Party nor any of its Subsidiaries is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     8.24 Copyrights, Patents, Trademarks and Licenses, etc. To the best knowledge of such Loan Party, such Loan Party and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the Proprietary Rights of any other Person. To the best knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now intended to be employed, by such Loan Party or any Subsidiary infringes upon any material Proprietary Rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Loan Party, threatened, and, to the knowledge of such Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     8.25 No Material Adverse Change. Except as set forth on Schedule 8.25, no Material Adverse Effect has occurred since December 31, 2004.

     8.26 Full Disclosure. None of the representations or warranties made by such Loan Party or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the information or statements contained in any exhibit, report, statement, certificate or other writing furnished by or on behalf of such Loan Party or any of its Subsidiaries or otherwise made available by or on behalf of such Loan Party or any of its Subsidiaries to the Agent or any Lender in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Loan Party or any of its Subsidiaries to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the information or statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

     8.27 Material Agreements. Schedule 8.27 hereto sets forth all material agreements and contracts to which such Loan Party or any of its Subsidiaries is a party or is bound as of the Closing Date.

     8.28 Bank Accounts. Schedule 8.28 contains a complete and accurate list of all material bank accounts maintained by Borrower or any of its Subsidiaries with any bank or other financial institution as of the Closing Date.

     8.29 Commercial Tort Claims. As of the Closing Date, no Loan Party has any commercial tort claim arising from any Collateral.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

     Each Loan Party covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

     9.1 Taxes and Other Obligations. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due all foreign, federal, provincial, state and other tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it (in each instance under this clause (c); provided, however, so long as the Authorized Representative has notified the Agent in writing, neither such Loan Party nor any of its Subsidiaries need pay any tax, fee, assessment or governmental charge that (i) it is contesting in good faith by appropriate proceedings diligently pursued,
(ii) as to which such Loan Party or Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

     9.2 Legal Existence and Good Standing. Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

     9.3 Compliance with Law and Agreements: Maintenance of Licenses. Except as set forth on Schedule 9.3, such Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Such Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. Neither such Loan Party nor any of its Subsidiaries shall modify, amend or alter its certificate or article of incorporation or other organizational documents other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

     9.4 Maintenance of Property; Inspection of Property.

          (a) Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted unless such Loan Party or Subsidiary, as the case may be, determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

          (b) Such Loan Party shall permit representatives and independent contractors of the Agent (at the expense of such Loan Party not to exceed one (1) time in any twelve-month period unless a Combined Availability Threshold Event has occurred and is continuing, in which case Agent may perform such inspection at the expense of such Loan Party up to three (3) times in such twelve-month period; provided, however that if such Combined Availability Threshold Event is no longer continuing at the expiration of such twelve-month period, such Loan Party shall be responsible to pay the expense of any inspection not to exceed one (1) time in the next succeeding twelve-month period unless a Combined Availability Threshold Event recurs) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants (at which such discussions such Loan Party shall have the right to be present) at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of such Loan Party at any reasonable time without advance notice, except that such Loan Party shall have the right to be present at any discussions with its independent public accountants.

     9.5 Insurance.

          (a) Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, the insurance coverage maintained by such Loan Party and its Subsidiaries on the Closing Date and such additional coverage as the Agent or the Majority Lenders may reasonably request from time to time. Without limiting the foregoing, upon the Agent's or the Majority Lenders' request, such Loan Party or Subsidiary, as appropriate, shall maintain flood insurance for its Inventory which is, at any time, located in a Special Flood Hazard Area so identified by the Director of the Federal Emergency Management Agency.

          (b) Such Loan Party shall, and shall cause each of its Subsidiaries to, cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy as secured party and a loss payee or additional insured, in a manner reasonably acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than (x) 10 days' prior written notice to the Agent in the event of cancellation of the policy for nonpayment of premium and (y) 30 days' prior written notice to the Agent in the event of cancellation of the policy for any other reason and a clause or endorsement stating that the interest of the Agent shall not be invalidated by any act or neglect of any Loan Party, any of its Subsidiaries or the owner of any property, by any foreclosure or other proceedings or notice of sale relating to such property nor by any change in title or ownership of such property or by the occupation of the locations for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party or Subsidiary, as appropriate, when due, and certificates of insurance and photocopies of the policies shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If such Loan Party or Subsidiary, as appropriate, fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

          (c) Such Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify the Agent and the Lenders of any loss, damage, or destruction to any material portion of the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly (excluding, so long as no Default or Event of Default has occurred and is continuing, insurance and condemnation proceeds in an aggregate amount not to exceed $1,000,000 with respect to each incident of loss, damage or destruction of Collateral), and to apply them, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.

     9.6 Environmental Laws. Such Loan Party shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. Such Loan Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response. Such Loan Party shall provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section.

     9.7 Compliance with ERISA. Such Loan Party shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) use its best reasonable efforts not to engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA which could reasonably be expected to have a Material Adverse Effect; and (e) with respect to any Plan of a Canadian Guarantor, not permit any Lien to arise or exist in connection with such Plan (save for contributions not yet due).

     9.8 Mergers, Consolidations or Sales. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction of merger, amalgamation, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except

          (a) for sales of Inventory in the ordinary course of its business,

          (b) sales or closings by the Borrower of its retail and outlet stores; provided, that (x) in the case of any such sales (including "going out of business" sales in connection with the closing down of a retail or outlet store) which include assets consisting of Major Credit Card Receivables, or Inventory, the net cash proceeds received by the Borrower from such sale shall be in an aggregate amount not less than the proceeds from Revolving Loans that the Borrower would be able to receive in respect of such Major Credit Card Receivables, or Inventory, as the case may be, if such Major Credit Card Receivables, or Inventory were included in the calculation of Combined Availability (without giving effect to any Commitment, the Maximum Revolver Amount, or any other limits included in the calculation of Combined Availability) and such Net Proceeds shall be paid to the Agent for application to the Obligations, and (y) the aggregate number of retail or outlet stores of the Borrower sold or closed during the term of this Agreement shall not exceed 50 stores (net of new stores opened by the Borrower at any time during the term of this Agreement);

          (c) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Loan Party or Subsidiary in its business with an aggregate fair market value not to exceed $2,500,000 in any Fiscal Year (exclusive of any net cash proceeds from any such sale or other disposition made in such Fiscal Year which is reinvested in Equipment within 90 days of such sale or other disposition). All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Agent's Liens and other Permitted Liens (except those Permitted Liens under clause (i) of such defined term);

          (d) for the sale or other disposition for cash of a registered trademark or application for registration of a trademark (other than a material trademark) that the applicable Loan Party determines, in the exercise of good business judgment, is no longer beneficial, appropriate or consistent with such Loan Party's merchandise assortment or brand image (it being agreed by the parties hereto that "CW", "Clifford & Wills" and related trademarks and logos shall not be deemed to be material trademarks). Following each such Equipment sale or disposition, such Loan Party or Subsidiary, as the case may be, shall apply such proceeds first, to satisfy any debt that is secured by a lien (other than the Agent's Lien) encumbering such asset which is superior in priority to the Agent's, and second, to the Loans in accordance with Section 4.5;

          (e) the merger of Spiegel Management Group, Inc. with and into Eddie Bauer Information Technology LLC as contemplated by the Plan of Reorganization;

          (f) sales of any interest of a Loan Party in any Joint Venture Investments, provided that such transaction is made at arm's length and for fair market value; and

          (g) other sales of assets (other than Accounts or Inventory) in an aggregate amount for all Loan Parties and their Subsidiaries not to exceed $5,000,000 during the term of this Agreement;

     9.9 Distributions: Capital Change: Restricted Investments. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except a Distribution to a Loan Party, unless, after giving effect to such Distribution, (A) Combined Availability is not less than $50,000,000, and (B) such Loan Party demonstrates that it is Solvent to the reasonable satisfaction of the Agent; (ii) make any change in its capital structure which could have a Material Adverse Effect or issue any capital stock other than common stock; or (iii) make any Restricted Investment.

     9.10 Guaranties. Except as set forth on Schedule 9.10, such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, make, issue, or become liable on any Guaranty, except (i) Guaranties of the Term Debt,
(ii) Guaranties of the Obligations in favor of the Agent, (iii) unsecured Guaranties of Debt permitted to be incurred pursuant to Section 9.11 (iv) Joint Venture Investments constituting Guaranties, and (v) Guaranties of Debt of the Canadian Subsidiaries, which Debt shall not exceed $20,000,000 outstanding at any time.

     9.11 Debt. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, incur or maintain any Debt, other than:

          (a) the Obligations;

          (b) other Debt set forth on Schedule 8.8;

          (c) Debt owing to a Loan Party; provided, that the aggregate amount of Debt of all Canadian Subsidiaries to all Loan Parties shall not exceed $20,000,000 at any time outstanding;

          (d) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Fixed Assets; provided, that (i) Liens securing the same attach only to the Fixed Asset acquired by the incurrence of such Debt and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not at any time exceed $10,000,000;

          (e) Term Debt;

          (f) Debt evidencing a refunding, renewal or extension of the Debt referred to in clauses (d) or (e) of this Section 9.11; provided, that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof and (iv) the covenants, repayment provisions, events of default and subordination provisions, if any, of such refunding, renewal or extension are no less favorable to the applicable Loan Party, the Agent or the Lenders than the original Debt;

          (g) Joint Venture Investments;

          (h) Debt consisting of the Plan Note;

          (i) Debt under Hedge Agreements entered into in connection with the Term Loan and other unsecured Debt under Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; and

          (j) other unsecured Debt in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

     9.12 Prepayment. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, voluntarily prepay, acquire or defease any Debt except (i) the Obligations in accordance with the terms of this Agreement, (ii) payment of the Plan Note solely from proceeds, if any, paid to Holdings from the collection of the pre-petition securitization trusts in which Holdings' Subsidiaries, SAC and FSAC, hold an interest, (iii) prepayment of the Term Debt and payment of an amount not to exceed $15,000,000 during the term of this Agreement for the prepayment of Debt other than the Term Debt provided, however, that in either case under this clause (iii), after giving effect to such payment, (A) Combined Availability is not less than $50,000,000, and (B) such Loan Party demonstrates that it is Solvent to the reasonable satisfaction of the Agent, and (iv) any refinancings of the Term Debt permitted under, and in accordance with, the Intercreditor Agreement.

     9.13 Transactions with Affiliates. Except as set forth below or on Schedule 9.13, such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate (other than a Loan Party), or lend or advance money or property to any Affiliate (other than a Loan Party), or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other Obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, such Loan Party or Subsidiary may engage in transactions with other Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Loan Party or Subsidiary than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

     9.14 Investment Banking and Finder's FeesThe Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement except for the fees payable to Peter J. Solomon, Miller Buckfire Lewis Ying & Co., LLC and Alvarez & Marsal Inc. Such Loan Party shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that such Loan Party or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

     9.15 Business Conducted. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, modify or alter in any material manner the nature and type of its business as conducted at or prior to the Closing Date or the manner in which such business is conducted.

     9.16 Liens Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by it, except Permitted Liens. Schedule
9.16 sets forth as of the Closing Date all tax, judgment, ERISA and other Liens of the type for which a notice thereof is filed or recorded in any public record and all consensual perfected existing Liens the perfection of which is evidenced by filing, recordation or possession.

     9.17 Sale and Leaseback Transactions. Such Loan Party shall not (and shall not suffer or permit any of its Subsidiaries to), directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or Subsidiary to lease or rent property that such Loan Party or Subsidiary, as appropriate, has sold or will sell or otherwise transfer to such Person.

     9.18 New Subsidiaries. Such Loan Party shall not (and shall not suffer or permit any of its Subsidiaries to), directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than any Subsidiary set forth on
Schedule 8.5 as in effect on the Closing Date unless such new Subsidiary (i) is organized under the laws of any jurisdiction of the United States of America and
(ii) joins this Agreement as a Borrower or Guarantor as the Agent may request, and under each other applicable Loan Document in the manner provided therein within thirty (30) days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as Agent shall reasonably request.

     9.19 Fiscal Year. Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, change its Fiscal Year.

     9.20 Use of Proceeds. Such Loan Party shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Loan Party or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. Such Loan Party shall use the Loan proceeds received hereunder, exclusively, for general corporate purposes permitted hereunder and to fund the working capital needs of the Loan Party.

     9.21 Further Assurances. Such Loan Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     9.22 Obligations under Real Estate Leases, Equipment Leases and Licenses. Such Loan Party shall, and shall cause each of its Subsidiaries to, pay all obligations under its real estate leases, equipment leases and licenses of intellectual property, if any, except to the extent (i) such Loan Party is contesting any such obligations in good faith by appropriate proceedings, (ii) such Loan Party has established proper reserves as required under GAAP and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien), provided, however, that without the consent of the Majority Lenders, such Loan Party or

Subsidiary may permit to expire any of its real estate leases (in a manner consistent with a maximization of the value of the assets of such Loan Party or Subsidiary).

     9.23 Reclamation Claims. Such Loan Party shall, and shall cause each of its Subsidiaries to, promptly furnish the Agent and the Lenders with information and notices regarding any material reclamation claims (including amount and claimant) upon such Loan Party's or Subsidiary's receipt thereof. Neither such Loan Party nor any of its Subsidiaries shall incur any Liens related to reclamation claims encumbering any Accounts, Inventory, or any proceeds thereof.

     9.24 Sourcing Arrangements. Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain at all times its existing sourcing arrangements or a replacement thereof which shall allow such Loan Party or Subsidiary, as the case may be, to maintain an uninterrupted flow of Inventory from overseas sufficient for the Borrower to satisfy the levels of Inventory and assumptions related thereto as reflected in the Latest Projections.

     9.25 Minimum Consolidated Fixed Charge Coverage Ratio. At any time that Combined Availability (without giving effect to clause (a)(i) of the definition thereof) is less than ten percent of the Maximum Revolver Amount, the Loan Parties shall not permit the Consolidated Fixed Charge Ratio of the Borrower and its Subsidiaries, to be less than 1.25:1.00. The Consolidated Fixed Charge Coverage Ratio shall be tested quarterly on a trailing four quarters basis, commencing with the quarter ending immediately prior to the date that Combined Availability is less than the amount required herein and shall continue to be tested until Combined Availability exceeds the amounts required herein for 3 consecutive fiscal quarters.

     9.26 Capital Expenditures. Such Loan Party shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Loan Parties on a consolidated basis would exceed during (x) Fiscal Year 2005, $50,000,000 or (y) Fiscal Year 2006, Fiscal Year 2007 and Fiscal Year 2008, $60,000,000 or (z) Fiscal Year 2009 and each Fiscal Year thereafter until the Stated Termination Date, $70,000,000.

     9.27 Commercial Tort Claims. If any Loan Party shall at any time acquire a commercial tort claim in excess of $100,000.00, such Loan Party shall promptly notify the Agent in writing of the details thereof and the Loan Parties shall take such actions as the Agent shall request in order to grant to the Agent, for the ratable benefit of the Lenders, a perfected and first priority security interest therein and in the proceeds thereof.

     9.28 Plan of Reorganization. Notwithstanding any provision of this Agreement to the contrary, so long as the Plan of Reorganization is reasonably acceptable to the Agent, the Agent and the Lenders consent to the Borrower's and the other Loan Parties' taking any steps and consummating any transactions that are contemplated under such Plan of Reorganization or that are reasonable, necessary, convenient for the implementation of such Plan of Reorganization. For further clarity, the taking of such steps or the consummation of such transactions (which may include the merger of one entity with another (as long as the Borrower is the surviving entities), the making of payments required or contemplated under the Plan of Reorganization, or the transfer of assets required or contemplated under the Plan of Reorganization) will not constitute a Default or Event of Default hereunder and nothing contained in this Agreement shall be construed to prohibit or prevent the taking of such steps or the consummation of such transactions, provided, however, that once such steps have been taken or such transactions have been consummated and the Plan of Reorganization has gone effective and has been implemented, if similar steps or similar transactions are taken in the future outside the context of the implementation of the Plan of Reorganization, the question of whether such steps or transactions are permitted will be governed by the provisions of this Agreement without regard to this section of the Agreement.

     9.29 Borrower's Excluded Subsidiaries. Until such time as the Excluded Subsidiaries of the Borrower which are limited liability companies formed under the laws of the state of Delaware shall have become party to this Agreement, the Intellectual Property Security Agreement, and the Intercreditor Agreement, and shall have taken such other actions in the manner set forth in Section 9.18 to create and perfect Liens on such Excluded Subsidiaries' assets to secure the Obligations as Agent shall reasonably request, the Borrower shall not permit such Excluded Subsidiaries to have any interest in any assets or property of the nature that would be included in the Borrowing Base if owned by the Loan Parties.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

     10.1 Conditions Precedent to Closing Date This Agreement shall become effective at such time as the following conditions precedent having been satisfied in a manner satisfactory to the Agent (and in the case of any documents, agreements or other deliveries, such documents, agreements and deliveries shall be in form and substance satisfactory to the Agent), in each case with the consent of the Majority Lenders to the extent required in clauses
(a) through (w) hereof or Section 13.2(a)(ii) hereof:

          (a) This Agreement and the other Loan Documents have been executed by each party thereto and each Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to be performed or complied with by such Loan Party before or on such Closing Date.

          (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date (both immediately prior to, and after giving effect to, such extension of credit).

          (c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date or the Letters of Credit to be issued or the Credit Support to be provided on such date.

          (d) The Agent and the Lenders shall have received such opinions of counsel (concerning, among other things, entry of the order confirming the Plan of Reorganization and proper notice having been given) for the Loan Parties as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

          (e) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby, including, without limitation pursuant to the Fee Letter.

          (f) To the extent not previously provided under the DIP Loan Agreement, the Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Agreement.

          (g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Combined Availability, and to conduct a pre-closing appraisal, and the results of such examination and audit and appraisal shall have been satisfactory to the Agent in all respects.

          (h) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent.

          (i) The Agent shall have received a copy of the certificate or articles of incorporation or other constitutive documents, in each case amended to date, of each of the Loan Parties, certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of its organization and dated as of a recent date; a certificate of the Secretary of each of the Loan Parties, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such Loan Party's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such Loan Party's Board of Directors (or in the case of a Loan Party that is not a corporation, the equivalent governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such Loan Party's certificate or articles of incorporation or other constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished hereinabove, and (D) as to the incumbency and specimen signature of each of such Loan Party's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; a certificate of another of such Loan Party's officers as to incumbency and signature of its Secretary.

          (j) The Agent shall have received certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and in each other jurisdiction listed on Schedule 10.1(j).

          (k) There shall be no material adverse change in the business, operations, assets, properties, liabilities, profits, prospects or financial position of the Loan Parties as determined by the Agent and the Majority Lenders in their sole discretion.

          (l) The Lenders shall be fully satisfied with the compliance by the Loan Parties with any and all applicable laws, statutes, rules and regulations relating to the conduct and operations of the business and properties of the Loan Parties.

          (m) The Borrower shall have received the proceeds of the Term Debt and the Agent shall have entered into an Intercreditor Agreement with the administrative agent for the Term Debt substantially in the form of Exhibit E hereto.

          (n) The Agent shall be satisfied with the terms and conditions of all material Debt (including, without limitation, the Term Debt) and other agreements of the Loan Parties and their Subsidiaries to remain outstanding after the Closing Date (including, without limitation, any subordination or other intercreditor provisions contained therein or applicable thereto).

          (o) The Agent shall be reasonably satisfied with the all intercompany arrangements relating to the acquisition, ownership and transfer of Inventory of a Loan Party or otherwise.

          (p) The Agent and the Lenders shall have received evidence reasonably satisfactory to them that all material requisite governmental and material third party consents and approvals (including, without limitation, consents with respect to each Loan Party and each of its Subsidiaries) to the transactions contemplated by this Agreement and the other Loan Documents have been obtained, and remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Agent that restrains, prevents or imposes materially adverse conditions upon any of the Loan Documents or any of the transactions contemplated thereby.

          (q) The terms of all sourcing arrangements among the Loan Parties and their suppliers shall have been fully disclosed to the Agent and the Lenders and there shall have been a resolution satisfactory to the Agent of any liens arising from any such supply arrangements.

          (r) There shall have been delivered to the Agent such additional instruments and documents as the Agent or its counsel reasonably may require or request.

          (s) The Bankruptcy Court shall have entered an order confirming the Borrower's Plan of Reorganization, which shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered. Such order shall not have been reversed, modified, amended, vacated, or stayed, and, unless otherwise agreed by the Agent, all appeal periods relating to the confirmation order shall have expired, and no appeals (unless consented to by Agent) from the confirmation order shall be outstanding. All conditions precedent to confirmation and to the "Effective Date" under and as defined in the Plan of Reorganization shall have been met (or the waiver thereof shall have been consented to by the Agent, which consent shall not be unreasonably withheld or delayed) and the "Effective Date" and Consummation Date of the Plan of Reorganization shall have occurred or shall be scheduled to occur but for the initial extension of credit under the Post-Confirmation Agreement on or after the Consummation Date.

          (t) After giving effect to the making of any loans under this Agreement (including the rollover of Loans under the DIP Loan Agreement), the payment of all fees and expenses required hereunder and the issuance of all Letters of Credit to be issued (including the Existing Letters of Credit), in each case on the date of and immediately subsequent to the "Effective Date" of the Borrower's Plan of Reorganization, the Loan Parties shall have minimum Combined Availability of at least $25,000,000.

          (u) The Borrower's Plan of Reorganization and the order of the Bankruptcy Court confirming such Plan of Reorganization shall be reasonably satisfactory in form and substance to the Agent. Without limiting the generality of the foregoing, the capital structure of the Loan Parties shall be reasonably satisfactory to the Agent in all respects and the terms of any Debt of the Loan Parties shall be satisfactory to the Agent.

          (v) The Agent shall have received results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on any Collateral and proceeds thereof, except for Liens for which termination statements and releases reasonably satisfactory to the Agent are being tendered on the Closing Date.

          (w) The Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered, published or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded to the satisfaction of the Agent.

The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

     Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1, and (iii) all documents sent to such Lender for approval, consent or satisfaction were acceptable to such Lender.

     10.2 Conditions Precedent to Each Loan The obligation of the Lenders to make each Loan and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit (and in the case of any documents, agreements or other deliveries, such documents, agreements and deliveries shall be in form and substance satisfactory to the Agent):

          (a) The following statements shall be true, and the acceptance by Borrower of any extension of credit shall be deemed to be a statement by Borrower each to the effect set forth in clauses (i), (ii) and (iii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date (both immediately prior to, and after giving effect to, such extension of credit), other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Authorized Representative that any representation or warranty is not true and correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

               (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

               (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

          (b) No such Borrowing shall exceed the amount of the Combined Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Bank Loan or Agent Advance as provided in Sections 2.2(h), (i) and (j).

          (c) The Agent shall have received a Notice of Borrowing from the Borrower to the extent required by Section 2.2(b).

                                   ARTICLE 11

                                DEFAULT: REMEDIES

     11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

          (a) (i) any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations hereunder when due, whether upon demand or otherwise, or (ii) any failure by the Borrower to pay any fee or other amount owing hereunder when due, whether upon demand or otherwise and such failure to pay shall continue for two Business Days;

          (b) any representation or warranty (other than in Section 8.20(b)) made or deemed made by any Loan Party in this Agreement or by any Loan Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

          (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement or any other Loan Documents and such default (other than in respect of any of Article 6 or 7 or any of Sections 9.5(a), 9.5(b), 9.8, 9.9, 9.10, 9.11,
     9.12, 9.13, 9.15, 9.16, 9.17, 9.18, 9.19, 9.20, 9.25, or 9.26, as to each of which provisions no grace period shall be applicable) shall continue unremedied for a period of thirty (30) or more days (or in the case of Section 9.7(e) or 9.24, shall continue unremedied for a period of five (5) or more days) or (ii) if this Agreement or any other Loan Document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

          (d) default shall occur with respect to any Debt (other than the Obligations) in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument entered into or assumed by any Loan Party under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt or any such Debt shall be declared due and payable or be required to be prepaid (other than mandatory prepayments (other than by virtue of acceleration) under the terms of such
     Debt) prior to the stated maturity thereof; or any such Debt shall not be paid on the maturity date therefor;

          (e) any Loan Party, other than any non-material (as reasonably determined by the Agent and the Majority Lenders) Subsidiary of the Borrower, shall file a certificate of dissolution or like process under applicable state or provincial law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (f) all or any material part of the property of the Loan Parties taken as a whole shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (g) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by Borrower or any other Loan Party or the

     Borrower or any other Loan Party shall attempt to terminate, revoke or declare voided or invalid or unenforceable any Loan Document;

          (h) one or more judgments, orders or decrees is entered against any Loan Party or one or more fines, penalties or awards is entered or levied by any Governmental Authority against any Loan Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof;

          (i) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to have a Material Adverse Effect and is not adequately covered by insurance;

          (j) there is filed against any Loan Party or any of its Subsidiaries any criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within 120 days, and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

          (k) for any reason (i) any Loan Document ceases to be in full force and effect, (ii) any Lien with respect to any portion of the Collateral intended to be secured thereby (A) ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens described in clause (d), (e), (g), (h), (i) (with respect to Term Lender Priority Collateral), or (k) of the definition thereof), or (B) is terminated, revoked or declared void, or (iii) any Lien (other than Permitted Liens) exists with respect to any portion of the Collateral;

          (l) (i) one or more ERISA Events shall occur with respect to any Pension Plans or Multiemployer Plans which have resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan, the PBGC or other applicable Governmental Authority in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $5,000,000; or (ii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount, together with all other such amounts not paid by Borrower or ERISA Affiliate when due, in excess of $1,000,000; or (iii) with respect to any Plan of a Canadian Guarantor, any Lien arises with respect to such Plan (save for contribution amounts not yet due); provided, however, that with respect to clauses (i) and (ii), any liabilities under Title IV of ERISA and any missed installment payments to a Multiemployer Plan shall only be included to the extent that they constitute post-petition claims;

          (m) there occurs a Change of Control;

          (n) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any other insolvency, receivership, liquidation, winding up or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, interim receiver, receiver, manager, monitor, liquidator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continues unstayed and in effect for 60 days;

          (o) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any other insolvency, receivership, liquidation, winding up or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (p) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, interim receiver, receiver, manager, monitor, liquidator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (p) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

          (q) any default by any Person (other than the Agent) under the Intercreditor Agreement.

     11.2 Remedies.

          (a) If a Default or Event of Default exists and is continuing, the Agent may, in its discretion, and shall (and, in either case, without limiting any other remedies available), at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order during such continuance: (i) reduce the Maximum Revolver Amount, or the advance rates against the Net Amount of Eligible Major Credit Card Receivables, and/or Eligible Inventory used in computing the Combined Availability, or reduce one or more of the other elements used in computing the Combined Availability; (ii) without limiting Section 10.2, restrict the amount of or refuse to make Revolving Loans; (iii) without limiting Section 10.2, restrict or refuse to arrange for or provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party (provided, that, upon the occurrence of any Event of Default described in Sections 11.1(n), (o), (p) or (q), all Obligations shall automatically become immediately due and payable and all Commitments shall automatically terminate without any further action by the Agent or the Lenders): (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; (C) set-off against any outstanding Obligations, amounts in the accounts of any Loan Party maintained by or with any Lender or any agent or bailee thereof and otherwise exercise any and all rights and remedies with respect to the Collateral; (D) demand cash collateral equal to 105% of the face amount of all outstanding Letters of Credit; and (E) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) Without limitation to the foregoing but subject to any applicable notice requirements set forth in Section 11.2(a), if an Event of Default exists and is continuing: (i) the Agent shall have for the benefit of the Agent and the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC and other applicable laws; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Loan Parties' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Loan Parties shall, upon the Agent's demand, at the Loan Parties' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; and (iv) at the Agent's request, the Loan Parties will engage a liquidator to conduct a "going out of business" or similar sale on terms and conditions satisfactory to the Agent. Without in any way requiring notice to be given in the following manner, the Loan Parties agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Loan Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least 10 Business Days prior to such action to the Loan Parties' address specified in or pursuant to Section 15.7. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Loan Parties. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Loan Parties irrevocably waive: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b)any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Loan Parties agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Loan Parties' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Loan Parties' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

          (c) If an Event of Default occurs, the Loan Parties hereby waive, except to the extent expressly provided otherwise herein, to the fullest extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process.

                                   ARTICLE 12

                              TERM AND TERMINATION

     12.1 Term and Termination. The term of this Agreement shall end on the Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence and during the continuance of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding (or cash collateralization thereof, on terms acceptable to the Agent, at 105% of the face amount of such Letters of Credit). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement or under any other Loan Document and shall not be relieved of any of their Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens (including, without limitation, the superpriority status thereof) in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

           AMENDMENTS: WAIVER; PARTICIPATIONS: ASSIGNMENTS: SUCCESSORS

     13.1 No Waivers: Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent on behalf of the Lenders or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent on behalf of the Lenders or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

     13.2 Amendments and Waivers.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower or other Loan Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

               (i) no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Loan Parties and acknowledged by the Agent, do any of the following:

                    (A) increase or extend the Commitment of any Lender;

                    (B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                    (C) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                    (D) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                    (E) increase any of the percentages set forth in the definition of Combined Availability or amend the definitions of Combined Availability, Eligible Inventory, or Eligible Major Credit Card Receivables in a manner which will increase the amount of Combined Availability from that in effect immediately prior to such amendment; provided that nothing herein shall limit or restrict the Agent's discretion as set forth in such definitions;

                    (F) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                    (G) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 14.11; or

                    (H) change the definitions of "Majority Lenders", "Required Lenders" "Super Majority Lenders" or "Combined Availability Threshold Event".

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clause (i)(E) above and any other terms of this Agreement, make Agent Advances in accordance with Section 2.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.1(a) hereto may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

               (ii) No waiver or amendment of (A) any material provision of any order confirming the Plan of Reorganization, or (B) the provisions of Sections 10.1(b), 10.1(c), 10.1(d), 10.1(t), 10.1(v) and 10.1(w) shall be made by the
Agent without the prior consent of the Majority Lenders.

          (b) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

               (i) requiring the consent of all Lenders or the Super Majority Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the written consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

     13.3 Assignments; Participations.

          (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 and, if the remaining Commitment of such Lender would be less than $5,000,000, the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee;
     (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit B ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500, except in the case of an assignment and delegation by a Lender to an Affiliate of such Lender.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received a duly executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Loan Party to the Agent or any Lender in the Collateral; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their Obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers, including discretionary rights and incidental power, as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (d) Immediately upon satisfaction of the requirements of Section 13.3(a) and each Assignee making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may, with the written consent of the Agent, at any time sell to one or more commercial banks, financial institutions, or other Persons not a Loan Party or an Affiliate of any Loan Party (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document (except to the extent that such amendment, waiver or consent both directly affects the Participant and would (x) increase or extend the Commitment of the originating Lender, (y) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the originating Lender hereunder or under any other Loan Document or (z) reduce the principal of, or the rate of interest specified herein on, any Revolving Loan owing to the originating Lender or any fees or other amounts payable to the originating Lender hereunder or under any other Loan Document), and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                                    THE AGENT

     14.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this
Article 14 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Combined Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

     14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     14.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     14.4 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 13.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of any of the Agent-Related Persons.

     14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower or any other Loan Party and without limiting the obligation of the Borrower and any other Loan Parties to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 15.10; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower or any other Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     14.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Loan Parties and its Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and the Lenders acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

     14.9 Successor Agent. The Agent may resign as Agent upon at least 30 days' notice to the Lenders and the Borrower. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders reasonably satisfactory to the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the

Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

     14.10 Withholding Tax.

          (a) Each Lender that is not a "United States person," within the meaning of the Internal Revenue Code, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each Assignee, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender or Assignee remains lawfully able to do so), provide each of the Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or a certification in writing to the Agent and the Borrower that it is not (i) a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Borrower or (iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), along with an Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender or Assignee is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender or Assignee that has certified that it is not a "bank" as described above, certifying that such Lender or Assignee is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender or Assignee at the time such Lender or Assignee first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Indemnified Taxes unless and until such Lender or Assignee provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Indemnified Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which an Assignee becomes a party to this Agreement, the assignor Lender was entitled to payments under Section 5.1 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to the Assignee on such date. If any form or document referred in this subsection (a) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Closing Date by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender or Assignee reasonably considers to be confidential, such Lender or Assignee shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (b) For any period with respect to which a Lender or Assignee has failed to provide the Borrower and the Agent with the appropriate form, certificate or other document described in subsection (a) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (a) above), such Lender or Assignee shall not be entitled to additional amounts or indemnification under Section 5.1 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender or Assignee become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take steps as such Lender of Assignee shall reasonably request to assist such Lender or Assignee to recover such Indemnified Taxes.

          (c) If any Lender determines, as a result of any change after the date hereof in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower and the Agent any form or certificate that such Lender is obligated to submit pursuant to Section 14.10(a) or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

          (d) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 14.10, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     14.11 Collateral Matters.

          (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral
     (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such Obligations are due) and payment of all other obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.8 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion and without the prior written authorization of the Lenders, release the Agent's Liens on (x) Accounts, Inventory and other Collateral in which the Agent has a first priority Lien valued in the aggregate not in excess of $5,000,000 and (y) Collateral in which the Agent does not have a first priority Lien without limitation as to amount if the holder of the prior Lien therein releases its Lien in such Collateral and receives any proceeds from the sale or other disposition of such Collateral. Upon request by the Agent or any Loan Party at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11.

          (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least 5 Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect
     of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any of the Loan Parties or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

     14.12 Restrictions on Actions by Lenders; Sharing of Payments.

          (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any of the Loan Parties or any accounts of any of the Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any of the Loan Parties, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Loan Party to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     14.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

     14.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance) or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, or otherwise.

     14.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders, Required Lenders or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, the Required Lenders or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

The Lenders acknowledge that the Revolving Loans, Agent Advances, Bank Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

     14.16 Field Audit and Examination Reports: Disclaimer by Lenders. By signing this Agreement, each Lender:

          (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

          (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     14.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

     14.18 The Arranger and Co-Agents. Etc. Neither the Arranger nor any co-agent, co-arranger, syndication agent or documentation agent in its capacity as such shall have any right, power, obligation, liability, responsibility or duty under this Agreement.

                                   ARTICLE 15

                                  MISCELLANEOUS

     15.1 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, any other Loan Document or any instrument or agreement required hereunder.

     15.2 Governing Law: Choice of Forum: Service of Process.

          (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          (c) EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH

     IN SECTION 15.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FOUR
     (4) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     15.3 WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     15.4 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     15.5 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Loan Party's obligations hereunder or under any other Loan Document, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     15.6 Fees and Expenses. Each Loan Party agrees, jointly and severally, to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement and any of the other Loan Documents and each Loan Party agrees to pay to each Lender all reasonable costs and expenses that such Lender pays or incurs in connection with the enforcement of this Agreement and the other Loan Documents, including, in each case, without limitation: (a) Attorney Costs; (b) reasonable costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of Borrower or other Loan Party under the Loan Documents that Borrower or other Loan Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Loan Parties' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; and (h) costs and expenses of preserving and protecting the Collateral. In addition, each Loan Party agrees, jointly and severally, to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). Without limiting the foregoing, the Loan Parties shall also pay on demand, jointly and severally, directly or at the option of the Agent through direct charges to the outstanding balance of the Loan all reasonable costs and expenses incurred by the Agent or any Lender in connection with any litigation, contest, dispute, suit or proceeding relating to this Agreement or any other Loan Document. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Loan Party. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.4.

     15.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof; including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

          if to the Agent or to the Bank:

               Bank of America, N.A.
               c/o Fleet Retail Group, LLC
               40 Broad Street
               Boston, Massachusetts 02109
               Attention: Mr. Peter Foley
               Telecopy No.: (617) 434-4312

          with copies to:

               Riemer & Braunstein LLP
               Three Center Plaza
               Boston, Massachusetts 02018
               Attention: David S. Berman, Esq.
               Telecopy No.: (617) 880-3456

          if to any Loan Party:

               c/o Eddie Bauer, Inc
               15010 NE 36th Street
               Redmond, Washington 98052
               Attention: Timothy McLaughlin, Senior Vice President and Chief Financial Officer
               Telecopy No.: (425) 755-7610

          with copies to:

               Shearman & Sterling LLP
               599 Lexington Avenue
               New York, New York 10022-6069
               Attention: Marc Hankin, Esq.
               Telecopy No.: (646) 848-7577

               Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C. 780 Third Avenue, 36th Floor
               New York, New York 10017
               Attention: William P. Weintraub, Esq.
               Telecopy No.: (212) 561-7777

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     15.8 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

     15.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

     15.10 Indemnity of the Agent and the Lenders by the Loan Parties.

          (a) Each Loan Party agrees, jointly and severally, to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including the Cases or any appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof; whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          (b) Each Loan Party, jointly and severally, hereby indemnifies, defends and holds harmless the Indemnified Persons from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about any of such Loan Party's property or operations or property leased to such Loan Party or property to which such Loan Party has sent any hazardous substance. The indemnity includes but is not limited to Attorneys' Costs. The indemnity extends to the Agent-Related Persons, and each Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous Substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under a common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive termination of the Agreement and the repayment of all other Obligations.

     15.11 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY LOAN PARTY, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, ADVISORS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     15.12 Final Agreement. This Agreement and the other Loan Documents are intended by the Loan Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement among them. Upon execution, this Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except in accordance with the terms of this Agreement or any other Loan Document. All borrowings made and letters of credit issued under the DIP Loan Agreement shall, upon execution hereof; be deemed Borrowings hereunder or Letters of Credit issued hereunder, and all terms and conditions hereof shall apply to such borrowings and letters of credit, and to the parties hereto with respect to such borrowings and letters of credit.

     15.13 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each of the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     15.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

     15.15 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Loan Party against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

     15.16 Joint and Several Liability. The Loan Parties shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Loan Party actually receives Loans or other extensions of credit hereunder (including the issuance of Letters of Credit for the account of the Borrower) or the amount of such Loans received or Letters of Credit issued or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. The Borrower's Obligations with respect to Loans made to it and Letters of Credit issued for its account, and each Loan Party's Obligations arising as a result of the joint and several liability of the Loan Parties hereunder, with respect to Loans made to the Borrower and Letters of Credit issued for the account of the Borrower hereunder, shall be separate and distinct Obligations, but all such Obligations shall be primary Obligations of each Loan Party.

     Each Loan Party's Obligations arising as a result of the joint and several liability of the Loan Parties hereunder with respect to Loans or other extensions of credit made to the Borrower hereunder (including the issuance of Letters of Credit for the account of Borrower) shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of any or all of the other Loan Parties or of any promissory note or other document evidencing all or any part of the Obligations of any or all other Loan Parties, (ii) the absence of any attempt to collect the Obligations from any or all of the other Loan Parties, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any or all of the other Loan Parties, or any part thereof; or any other agreement now or hereafter executed by any or all of the other Loan Parties and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any or all of the other Loan Parties, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any or all of the other Loan Parties, as debtors-in-possession under
Section 364 of the Bankruptcy Code, or (vii) any other circumstances which might constitute a legal or equitable discharge or defense of any or all of the other Loan Parties. With respect to the Loan Parties' Obligations arising as a result of the joint and several liability of the Loan Parties hereunder with respect to Loans or other extensions of credit made to or for the account of the Borrower hereunder (including the issuance of Letters of Credit for the account of the Borrower), each Loan Party waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Loan Party, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Loan Party to the Agent and/or any Lender.

     Upon any Event of Default (but subject to any applicable notice requirements set forth in Section 11.2(a)), the Agent may proceed directly and at once, without notice, against any Loan Party to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Loan Party or any other Person, or against any security or collateral for the Obligations. Each Loan Party consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Obligations.

     Each Loan Party hereby irrevocably designates and appoints Borrower as the "Authorized Representative" under this Agreement to deliver and receive all notices and written notices on behalf of such Loan Party and to receive on behalf of such Loan Party and distribute all distributions of the Loan Parties in accordance with the respective interests of the Loan Parties. Each Loan Party hereby unconditionally releases the Agent, the Bank, the Lenders and any of their Affiliates with respect to any claims, obligations or duties that such Persons may otherwise have been deemed to possess absent the designation and appointment set forth in the preceding sentence.

     15.17 Confidentiality.

          (a) Each Loan Party hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodations entered into pursuant to this Agreement, including the name and address of such Loan Party and a general description of such Loan Party's business and may use such Loan Party's name in advertising and other promotional material.

          (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any of the Loan Parties and provided to the Agent or such Lender by or on behalf of such Loan Party, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or
     (ii) was or becomes available on a nonconfidential basis from a source other than such Loan Party, provided that such source is not bound by a confidentiality agreement with such Loan Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process, provided that such Lender shall endeavor to promptly provide notice of such proposed or compulsory disclosure to the affected Loan Parties to enable such Loan Parties to oppose such disclosure or seek an appropriate protective order; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective

     Affiliates may be party provided that, except with respect to clause (5) below, such Lender shall endeavor to promptly provide notice of such proposed or compulsory disclosure to the affected Loan Parties to enable such Loan Parties to oppose such disclosure or seek an appropriate protective order; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, provided that any confidential information shall be submitted under seal;
     (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors, each of which shall be advised of the confidential nature of the information the obligation not to disclose such information except as provided herein; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Loan Party is party or is deemed party with the Agent or such Lender, and
     (9) to its Affiliates.

          (c) Notwithstanding anything to the contrary in this Agreement or the Other Loan Documents, each of the parties, its subsidiaries and their respective representatives, affiliates, employees, officers, directors or other agents are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the credit facility provided hereunder and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Borrower, the Lenders or the Agent related to such tax treatment and tax structure.

     15.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control (other than the Canadian Guarantees, in which case the Canadian Guarantees shall govern).

     15.19 Appraisals.

          (a) The Agent may engage an appraiser to conduct and deliver an Inventory Appraisal of the Inventory of Borrower once each year (with quarterly updates thereof), each such Inventory Appraisal (and quarterly update) to be in form, scope and substance satisfactory to the Agent.

          (b) Notwithstanding the provisions of clause (a) of this Section 15.19, whenever an Event of Default exists, the Agent may engage an appraiser to conduct and deliver appraisals or updates thereof of any or all of the Collateral, each such appraisal or update thereof to be in form, scope and substance satisfactory to the Agent.

     The Borrower agrees to pay the Agent on demand the cost of each appraisal or update thereof conducted pursuant to this Section 15.19.

     15.20 Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

     15.21 Foreign Asset Control Regulations. Neither the advance of the Revolving Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrower or its Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

                                   ARTICLE 16

                                   GUARANTEES

     Each Guarantor party hereto unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor party hereto, the due and punctual payment of the principal of and interest on the Revolving Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding). Each Guarantor party hereto further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

     To the fullest extent permitted by law, each Guarantor party hereto waives presentment to, demand of payment from and protest to the Borrower or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor party hereto hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent or any Lender for the Obligations or any of them; or (d) the failure of the Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

     Each Guarantor party hereto further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security (if any) held for payment of the Revolving Loan or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of Borrower or any other Person.

     To the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor party hereto hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor party hereto further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof; of principal or of interest on any Revolving Loan or any other Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of any Guarantor or otherwise.

     Each Guarantor party hereto hereby waives and releases all rights of subrogation against each Loan Party and its property and all rights of indemnification, contribution and reimbursement from each Loan Party and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this paragraph shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and all Commitments have been terminated, and none of the Guarantors shall exercise any right or remedy under this paragraph against any other Guarantor until the Obligations have been paid in full and all Commitments have been terminated. For purposes of this paragraph, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Obligations; (b) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Obligations by such Guarantor, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purpose of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

                          [SIGNATURE PAGES TO FOLLOW.]

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        "BORROWER"

                                        EDDIE BAUER, INC.


                                        By /s/ Vivian Gylser
                                           -------------------------------------
                                        Name: Vivian Gylser
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        "GUARANTORS"

                                        EDDIE BAUER HOLDINGS, INC.


                                        By /s/ Samuel Gaston
                                           -------------------------------------
                                        Name: Samuel Gaston
                                              ----------------------------------
                                        Title: Senior Vice President and
                                               Chief Operating Officer
                                               ---------------------------------


                                        EDDIE BAUER SERVICES, LLC


                                        By /s/ Vivian Gylser
                                           -------------------------------------
                                        Name: Vivian Gylser
                                              ----------------------------------
                                        Title: Vice President, Treasurer
                                               ---------------------------------


                                        DISTRIBUTION FULFILLMENT SERVICES,
                                        INC. (DFS)


                                        By /s/ Vivian Gylser
                                           -------------------------------------
                                        Name: Vivian Gylser
                                              ----------------------------------
                                        Title: Vice President, Treasurer
                                               ---------------------------------


                                        EDDIE BAUER INFORMATION TECHNOLOGY, LLC


                                        By /s/ Vivian Gylser
                                           -------------------------------------
                                        Name: Vivian Gylser
                                              ----------------------------------
                                        Title: Vice President, Treasurer
                                               ---------------------------------

                                        "AGENT"

                                        BANK OF AMERICA, N.A. as the Agent


                                        By /s/ Peter Foley
                                           -------------------------------------
                                        Name: Peter Foley
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        "LENDERS"

                                        BANK OF AMERICA, N.A., as a Lender


                                        By /s/ Peter Foley
                                           -------------------------------------
                                        Name: Peter Foley
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        GENERAL ELECTRIC CAPITAL CORPORATION.,
                                        as a Lender


                                        By /s/ Kristina M. Miller
                                           -------------------------------------
                                        Name: Kristina M. Miller
                                              ----------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------------


                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Lender


                                        By /s/ Rebecca J. Martin
                                           -------------------------------------
                                        Name: Rebecca J. Martin
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                 SCHEDULE 1.1(A)

                                   COMMITMENTS

         Lender               Commitment
------------------------   ---------------
Bank of America, N.A.      $ 50,000,000.00

General Electric Capital
Corporation                $ 50,000,000.00

The CIT Group/Business
Credit, Inc.               $ 50,000,000.00

TOTAL                      $150,000,000.00

                                 BORROWING BASE
                                  AS OF (DATE)

 1 Net Amount of Eligible Major Credit Card Receivables
 2 Advance Rate                                                         85%
 3 MAJOR CREDIT CARD RECEIVABLES RECEIVABLES AVAILABILITY [1*2]          0
 4 Stock Ledger Ending Inventory Less
 5 Shrink
 6 RTV
 7 Salvage
 8 Other
 9 Total Ineligible Inventory (sum of lines 5-8)
10 Eligible Inventory (line 4 - line 9)
11 Orderly Liquidation Value (96.2% Dec 16 - Sept 30 /
   103.5% Oct 1 - Dec 15)                                             91.5%
12 Orderly Liquidation Value of Eligible Inventory
   (line 10 * line 11)
13 Loan to Value                                                      90.0%
14 INVENTORY AVAILABILITY (LINE 12 * LINE 13)
15 Orderly Liquidation Percentage for Inventory                       91.5%
16 Loan to Value                                                      90.0%
17 Advance Rate                                                       82.4%
18 Undrawn Doc. Letters of Credit within 90 days
19 L/C INVENTORY AVAILABILITY (LINE 17 * LINE 18)
20 Eligible In Transit Inventory
21 Orderly Liquidation Value (xx% date xx% date)                      91.5%
22 Orderly Liquidation Value of Eligible In Transit Inventory
   (line 20 * line 21)
23 Loan to Value                                                        90%
24 IN TRANSIT INVENTORY AVAILABILITY (LINE 12 * LINE 13)
25 GROSS COLLATERAL AVAILABILITY (LINES 3+14+19+24)
   less Reserves
26 Bank Product Reserves
27 Accrued, unpaid interest on the Obligations
28 Two months rent in PA, VA, WA
29 Environmental Compliance Reserves
30 50% of gift certificates, gift cards, merchandise credits
31 Other
32 Total of Reserves (sum lines 26-31)
33 Total Borrowing Base (line 25 - line 32)
   Memo: L/C and In Transit % to Borrowing Base no more than 30%

 A Borrowing Base
 B Maximum Revolver Amount
 C Lesser of A and B
 D Unpaid balance of all Revolving Loans
 E Aggregate amount of all Pending Revolving Loans
   (equals advance request below)
 F Undrawn amount of all outstanding Letters of Credit
 G Unpaid reimbursement Obligations in respect of Letters of Credit
 H Sum of D-G
 I Combined Availability (line C-H)

     Occurance of Combined Availability Threshold Evens?

ADVANCE REQUEST _______________________

The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of the Loan and Security Agreement dated June ___, 2005 between the Borrower and Bank of America NA, THE CIT GROUP/BUSINESS CREDIT, INC, and GENERAL ELECTRIC CAPITAL CORPORATION

EDDIE BAUER, INC.


AUHTORIZED SIGNATURE:
                      ----------------------------------------
TITLE:                (Title)
                              --------------------------------

                                    EXHIBIT B

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, 200_ is made between _________________________
(the "Assignor") and __________________________ (the "Assignee").

                                    RECITALS

     WHEREAS, the Assignor is party to that certain Loan and Security Agreement, dated as of June 21, 2005 (as amended, amended and restated, modified, supplemented or renewed, the "Loan and Security Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan and Security Agreement), made by, among others, (i) Eddie Bauer, Inc., a Delaware corporation ("Borrower"), (ii) each of its direct and indirect Subsidiaries that is a signatory thereto as a Guarantor and Eddie Bauer Holdings, Inc., a Delaware corporation ("Holdings") as a Guarantor (each a "Guarantor" and collectively, the "Guarantors"), (iii) the lenders from time to time party thereto (the "Lenders"), and (iv) Bank of America, N.A., as agent (in such capacity, together with any successor in such capacity, the "Agent").

     WHEREAS, as provided under the Loan and Security Agreement, the Assignor has a Commitment to make Revolving Loans to the Borrower and participate in Letters of Credit and Credit Support in an aggregate principal amount at any time outstanding not to exceed $_______________;

     [WHEREAS, the Assignor has made Revolving Loans in the aggregate principal amount of $__________ to the Borrower] [no Revolving Loans are outstanding under the Loan and Security Agreement];

     [WHEREAS, the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit and Credit Support in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Loan and Security Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan and Security Agreement in respect of its Commitment thereunder, together with a corresponding portion of each of its outstanding Revolving Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          1.   Assignment and Acceptance.

               a. Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% of (A) the Commitment, [and the Revolving Loans] [and L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan and Security Agreement and the other Loan Documents.

               b. With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan and Security Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan and Security Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Revolving Loans. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Security Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan and Security Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 4.1, 4.3 and 15.10 of the Loan and Security Agreement to the extent such rights relate to the time prior to the Effective Date.

               c. After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

               d. After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

          2.   Payments.

               a. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the principal amount of all Revolving Loans assigned hereunder.

               b. The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.3(a) of the Loan and Security Agreement.

          3.   Reallocation of Payments.

          Any interest, fees and other payments accrued to the Effective Date with respect to the interests and obligations assigned to and assumed by the Assignee hereunder shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the interests and obligations assigned to and assumed by the Assignee hereunder shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt.

          4.   Independent Credit Decision.

          The Assignee (a) acknowledges that it has received a copy of the Loan and Security Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower and Guarantors, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan and Security Agreement.

          5.   Effective Date; Notices.

               a. As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               i. this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               ii. the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               iii. the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               iv. the Assignee shall have complied with Section 13.3 of the Loan and Security Agreement (if applicable);

               v.   the processing fee referred to in Section 2(b) hereof and in
                    Section 13.3(a) of the Loan and Security Agreement shall have been paid to the Agent; and

               b. Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

          6.   [Agent.

               a. The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan and Security Agreement.

               b. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan and Security Agreement.]

          7.   Withholding Tax.

          The Assignee (a) represents and warrants to the Assignor, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          8.   Representations and Warranties.

               a. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

               b. The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or the Guarantors, or the performance or observance by the Borrower or the Guarantors, of any of their respective obligations under the Loan and Security Agreement or other Loan Documents or any other instrument or document furnished in connection therewith.

               c. The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan and Security Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

          9.   Further Assurances.

          The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

          10.  Miscellaneous.

               a. Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

               b. All payments made hereunder shall be made without any set-off or counterclaim.

               c. The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

               d. This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

               e. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

               f. THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AND SECURITY AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                        [ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        [ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                           _______________, 200_

Bank of America, N.A., as Agent
c/o Fleet Retail Group
40 Broad Street, 10th Floor
Boston, Massachusetts 02109
Attn: Peter Foley

Re: Eddie Bauer, Inc.

Ladies and Gentlemen:

     We refer to the Loan and Security Agreement, dated as of June 21, 2005 (as amended, amended and restated, modified, supplemented or renewed, the "Loan and Security Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan and Security Agreement), made by, among others, (i) Eddie Bauer, Inc., a Delaware corporation ("Borrower"), (ii) each of its direct and indirect Subsidiaries that is a signatory thereto as a Guarantor and Eddie Bauer Holdings, Inc., a Delaware corporation ("Holdings") as a Guarantor (each a "Guarantor" and collectively, the "Guarantors"), (iii) the lenders from time to time party thereto (the "Lenders"), and (iv) Bank of America, N.A., as agent (in such capacity, together with any successor in such capacity, the "Agent").

     1. We hereby give you notice of, and request the consent of the Agent to, the assignment pursuant to the Assignment and Acceptance attached hereto (the "Assignment and Acceptance") by _________________________ (the "Assignor") to ___________________ (the "Assignee") of ______% of the right, title and interest of the Assignor in and to the Loan and Security Agreement (including the right, title and interest of the Assignor in and to [the Commitment of the Assignor and each of the outstanding Revolving Loans and L/C Obligations (as defined in the Assignment and Acceptance) of the Assignor.

     2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan and Security Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan and Security Agreement.

     3. The following administrative details apply to the Assignee:

          (A)  Notice Address:

               Assignee name:        ______________________________

               Address:              ______________________________

                                     ______________________________

                                     ______________________________

               Attention:            ______________________________

               Telephone:            (____________________________)

               Telecopier:           (____________________________)

               Telex (Answerback):   ______________________________

          (B)  Payment Instructions:

               Account No.:          ______________________________

               At:                   ______________________________

               Reference:            ______________________________

               Attention:            ______________________________

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                        Very truly yours,

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Bank of America, N.A.,
as Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT C

                               NOTICE OF BORROWING

                                                      Date: ______________, 200_

To: Bank of America, N.A., as agent (the "Agent") for the lenders (the "Lenders") from time to time party to the Loan and Security Agreement, dated as of June 21, 2005 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan and Security Agreement), made by, among others, (i) Eddie Bauer, Inc., a Delaware corporation ("Borrower"), (ii) each of its direct and indirect Subsidiaries that is a signatory thereto as a Guarantor and Eddie Bauer Holdings, Inc., a Delaware corporation ("Holdings") as a Guarantor (each a "Guarantor" and collectively, the "Guarantors"), (iii) the lenders from time to time party thereto (the "Lenders"), and (iv) Bank of America, N.A., as agent (in such capacity, together with any successor in such capacity, the "Agent").

Ladies and Gentlemen:

     The Borrower refers to the Loan and Security Agreement and hereby gives you notice irrevocably of the Borrowing requested by the undersigned specified below:

          1.   The Business Day of the proposed Borrowing is _____________,
               200_.

          2. The aggregate amount of the proposed Borrowing is $______________.

          3. The Borrowing is to be comprised of [$__________ of Base Rate Loans] and [$____________ of LIBOR Revolving Loans.]

          [4. The duration of the initial Interest Period for the LIBOR Revolving Loans included in the Borrowing shall be _____ months.]

          The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) The representations and warranties contained in the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date (both immediately prior to and after giving effect to the proposed Borrowing) and, to the extent such representations and warranties specifically relate to an earlier date, were true and correct in all material respects on and as of such earlier date;

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

     (c) The proposed Borrowing will not exceed the Combined Availability of the Borrower.

                                        BORROWER:

                                        EDDIE BAUER, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D

                        NOTICE OF CONTINUATION/CONVERSION

                                                      Date: ______________, 200_

To: Bank of America, N.A., as agent (the "Agent") for the lenders (the "Lenders") from time to time party to the Loan and Security Agreement, dated as of June 21, 2005 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan and Security Agreement), made by, among others, (i) Eddie Bauer, Inc., a Delaware corporation ("Borrower"), (ii) each of its direct and indirect Subsidiaries that is a signatory thereto as a Guarantor and Eddie Bauer Holdings, Inc., a Delaware corporation ("Holdings") as a Guarantor (each a "Guarantor" and collectively, the "Guarantors"), (iii) the lenders from time to time party thereto (the "Lenders"), and (iv) Bank of America, N.A., as agent (in such capacity, together with any successor in such capacity, the "Agent").

Ladies and Gentlemen:

     The Borrower refers to the Loan and Security Agreement and hereby gives you notice irrevocably of the [conversion] [continuation] of the Revolving Loans specified herein, that:

          1.   The Continuation/Conversion Date is __________, 200_.

          2. The aggregate amount of the Revolving Loans to be [converted] [continued] is $_______________.

          3. The Revolving Loans are to be [converted into] [continued as][LIBOR Revolving] [Base Rate] Loans.

          [4. The duration of the initial Interest Period for the LIBOR Revolving Loans included in the [conversion] [continuation] shall be ___ months.]

          The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) The representations and warranties contained in the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects as though made on and as of such date (both immediately prior to and after giving effect to the proposed Continuation/Conversion Date) and, to the extent such representations and warranties specifically relate to an earlier date, were true and correct in all material respects on and as of such earlier date; and

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                        BORROWER:

                                        EDDIE BAUER, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                 SCHEDULE 1.1(A)

                                   COMMITMENTS

               LENDER                     COMMITMENT
               ------                     ----------
BANK OF AMERICA, NA                    $ 50,000,000.00
GENERAL ELECTRIC CAPITAL CORPORATION   $ 50,000,000.00
THE CIT GROUP/BUSINESS CREDIT, INC.    $ 50,000,000.00
   TOTAL                               $150,000,000.00

                                 SCHEDULE 1.1(B)

                              EXCLUDED SUBSIDIARIES

SUBSIDIARY                                   STATE/COUNTRY OF INCORPORATION
----------                                   ------------------------------
Eddie Bauer GmbH & Co.*                      Germany
Eddie Bauer Japan, Inc.*                     Japan
Financial Services Acceptance Corporation    DE
Spiegel Acceptance Corporation               DE
Eddie Bauer Diversified Sales, LLC           Delaware
Eddie Bauer International Development, LLC   Delaware

* Eddie Bauer GmbH & Co. and Eddie Bauer Japan, Inc. have been included in this Schedule 1.1(b) out of an abundance of caution; however, neither entity is a "Subsidiary" under the Agreement.

                                 SCHEDULE 1.1(C)

                      MAJOR CREDIT CARD PROGRAM AGREEMENTS

AGREEMENT                                              EFFECTIVE DATE                    TERMINATION DATE
---------                                            ------------------   ----------------------------------------------
Merchant Services Agreement/Fee Schedule between     September 1, 2003    August 31, 2005
BANK OF AMERICA, N.A. and Eddie Bauer, Inc., and
Bank of America Treasury Terms and Conditions

Card Acceptance Agreement between AMERICAN EXPRESS   May 02, 2005         May 2, 2008. Can be terminated by either party
TRAVEL RELATED SERVICES COMPANY, INC. and Eddie                           after the initial three term with 120 day
Bauer, Inc., dated May 02, 2005                                           advance written notice by either party

Merchant Services Bankcard Agreement by and among    June 18, 1999,       July 8, 2005. Automatically renewable for
Spiegel, Inc., Eddie Bauer, Inc. and Newport News,   as amended on        successive one-year periods unless terminated
Inc., THE CHASE MANHATTAN BANK (as successor to      October 8, 2002      by either party upon 60 days' advance written
First Financial Bank) and Chase Merchant Services                         notice.
L.L.C.: pre-petition contract assumed by Eddie
Bauer, Inc.

Amended and Restated Merchant Service Agreement      May 25, 2005         Can be terminated by EB at any time with
between DISCOVER FINANCIAL SERVICES and Eddie                             advance written notice. Discover may terminate
Bauer, Inc.                                                               with 30 days advance written notice.

Private Label Credit Card Program Agreement          May 2, 2003          May 2013
between WORLD FINANCIAL NETWORK NATIONAL BANK and
Spiegel, Inc. and Eddie Bauer, Inc.

Merchant Agreement and Merchant Fee Schedule         September 30, 2004   September 30, 2007. Automatic one year renewal
between PAYMENTECH CANADA and Eddie Bauer of                              unless terminated by either party with 60 days
Canada Inc.                                                               advance written notice prior to the end of any
                                                                          term or renewal term.

Addendum #1 Canada to Card Acceptance Agreement      May 2, 2005          May 2, 2008. Can be terminated by either party
between AMERICAN EXPRESS TRAVEL RELATED SERVICES                          after the initial three term with 120 day
COMPANY INC. and Eddie Bauer of Canada Inc.                               advance written notice by either party

                              SCHEDULE 6.1(A)(XIV)

                             COMMERCIAL TORT CLAIMS

Brookstone Company, Inc., et al., Plaintiffs (Eddie Bauer, Inc.) v. Pyramid Company of Hadley, et al., Defendants, pending before the U.S. District Court for the Northern District of New York (Case No. 96-CV-1215-NAM-GLS).

                                  SCHEDULE 6.3

CHIEF EXECUTIVE OFFICE, THE LOCATION OF ITS BOOKS AND RECORDS, THE LOCATIONS OF
                      THE COLLATERAL AND PLACES OF BUSINESS

                                                                                        LOCATION OF
                                                                                    COLLATERAL IN WHICH
                    SUBSIDIARY OF LOAN    CHIEF ADMINISTRATIVE     LOCATION OF       LOAN PARTY HAS AN
    LOAN PARTY             PARTY                 OFFICE         BOOKS AND RECORDS        INTEREST            PLACES OF BUSINESS
-----------------  --------------------  ---------------------  -----------------  --------------------  --------------------------
EDDIE BAUER                              15010 NE 36th Street   Redmond, WA        N/A                   WA
HOLDINGS, INC.                           Redmond, WA 98052

EDDIE BAUER, INC.                        15010 NE 36th Street   Redmond, WA        Goods located in all  48 US States (excluding
                                         Redmond, WA 98052                         48 US states          HI, WV and District of
                                                                                   (excluding HI, WV     Columbia);
                                                                                   and District of
                                                                                   Columbia) and in

                                                                                   3700 150th Avenue NE  Canada (Alberta, British
                                                                                   Redmond, WA           Columbia, Ontario,
                                                                                                         Saskatchewan, Manitoba,
                                                                                   15010 NE 36th Street  Nova Scotia, Newfoundland)
                                                                                   Redmond, WA

                                                                                   15012 NE 36th Street
                                                                                   Redmond, WA

                   Eddie Bauer of        201 Aviva Park Drive   Ontario, Canada    N/A                   Canada
                   Canada, Inc.          Vaughan, Ontario

                   Eddie Bauer           6600 Alum Creek Drive  Redmond, WA        15010 NE 36th Street
                   Services, LLC         Groveport, OH                             Redmond, WA 98052

                                                                                   6600 Alum Creek
                                                                                   Drive, Groveport, OH

                                                                                   Eddie Bauer, Inc.
                                                                                   stores

                                                                                   located in certain
                                                                                   states.

                   Spiegel Group         40 King Street West    Redmond, WA        N/A                   New Brunswick, Canada;
                   Teleservices-Canada,  Toronto, Ontario
                   Inc.                                         Groveport, OH

                   Distribution          6600 Alum Creek        Groveport, OH      6600 Alum Creek       OH
                   Fulfilment Services,  Drive, Groveport, OH                      Drive, Groveport, OH
                   Inc. (DFS)

                                                                                   4545 Fisher Road
                                                                                   Columbus, OH

                   Eddie Bauer           Pasquinelli Drive,     Redmond, WA        Pasquinelli Drive,    IL, WA
                   Information           Westmont, IL                              Westmont, IL
                   Technology, LLC

                                  SCHEDULE 6.15

                              INTELLECTUAL PROPERTY

EDDIE BAUER, INC. TRADEMARKS

1. U.S. TRADEMARK REGISTRATIONS

TRADEMARK                                                 NUMBER    DATE
---------                                                 ------    ----
"Our creed. To give you such outstanding quality, value
service and guarantee that we may be worthy of your
high esteem"                                              2327855   03/14/00
Activator                                                 2483723   08/28/01
All Week Long                                             1482049   03/22/88
Chehalis Sweater                                          2409309   11/28/00
Crosswinds                                                2284107   10/05/99
Deer Bay                                                  2458171   06/05/01
Downlight                                                 2474273   07/31/01
Ebtek                                                     1990423   07/30/96

TRADEMARK                                                 NUMBER    DATE
---------                                                 ------    ----
Ebtek                                                     2082388   07/22/97
Ebtek                                                     2172875   07/14/98
Ebtek                                                     2498168   10/16/01
Eddie Bauer                                               880279    11/11/69
Eddie Bauer                                               994152    09/24/74
Eddie Bauer                                               2199981   10/27/98
Eddie Bauer                                               2237509   04/06/99
Eddie Bauer                                               2251500   06/08/99
Eddie Bauer                                               2265464   07/27/99
Eddie Bauer                                               2308646   01/18/00
Eddie Bauer                                               2325813   03/07/00
Eddie Bauer                                               2331757   03/21/00
Eddie Bauer                                               2364451   07/04/00
Eddie Bauer                                               2368565   07/18/00
Eddie Bauer                                               2430268   02/20/01
Eddie Bauer                                               2447116   04/24/01
Eddie Bauer                                               2469401   07/17/01
Eddie Bauer                                               2473338   07/31/01
Eddie Bauer                                               2483518   08/28/01
Eddie Bauer                                               2482728   08/28/01
Eddie Bauer                                               2490354   09/18/01
Eddie Bauer                                               2534952   01/29/02
Eddie Bauer                                               2564655   04/23/02
Eddie Bauer                                               2580307   06/11/02
Eddie Bauer                                               2589917   07/02/02
Eddie Bauer                                               2892465   10/12/04
Eddie Bauer                                               2722529   06/03/03
Eddie Bauer                                               2722528   06/03/03
Eddie Bauer                                               2942552   04/19/05
Eddie Bauer Adventurer                                    2260794   07/13/99
Eddie Bauer Balance                                       2133309   01/27/98
Eddie Bauer Coffee And Shop                               2162220   06/02/98

TRADEMARK                                                 NUMBER    DATE
---------                                                 ------    ----
Eddie Bauer Coffee and Shop                               2215435   12/29/98
Eddie Bauer Est. 1920 Stencil Goose (Design)              2307185   01/11/00
Eddie Bauer Experience Based                              2464677   06/26/01
Eddie Bauer Goose Logo                                    2249685   06/01/99
Eddie Bauer Goose Logo                                    2272158   08/24/99
Eddie Bauer Home                                          2323764   02/29/00
Eddie Bauer Legend for Four Generations and Design        2421176   01/16/01
Eddie Bauer Legends                                       2010623   10/22/96
Eddie Bauer Lifestyles                                    2363600   07/04/00
Eddie Bauer Outdoor Outfitter Since 1920 (And Design)     1580777   01/30/99
Eddie Bauer S.E.E.D. Fund                                 2178649   08/04/98
Eddie Bauer Signature Design                              880280    11/11/69
Eddie Bauer Signature Design                              1447361   07/14/87
Eddie Bauer Signature Design                              2331753   03/21/00
Eddie Bauer Signature Design                              2257761   06/29/99
Eddie Bauer Signature Design                              2942551   04/19/05
Eddie Bauer Signature Design                              2249698   06/01/99
Eddie Bauer Signature Design                              2274112   08/31/99
Eddie Bauer Signature Design                              2892466   10/12/04
Eddie Bauer Since 1920 Goose Clock Design                 2331904   03/21/00
Elkhorn                                                   2801167   12/30/03
Experience Based                                          2464678   06/26/01
Guide Bag                                                 2503096   10/30/01
Journeyman Bomber                                         2369427   06/18/00
Kara Koram                                                798431    11/02/65
Laconner                                                  2392157   10/03/00
More Bedding, More Bath, More At Home                     2626680   09/24/02
North Cascade                                             2418414   01/02/01
Northwind                                                 2001876   09/17/96
Our Guarantee Every Item We Sell Will Give You Complete
Satisfaction Or You May Return It For a Full Refund       2327854   03/14/00
Outdoor Gear for Life's Adventures                        2724007   06/10/03

TRADEMARK                                                 NUMBER    DATE
---------                                                 ------    ----
Peel & Go (And Design)                                    2509561   11/20/01
Polar Parka                                               1023494   10/21/75
Ridgeline*                                                1861863   11/8/94
Snapjac                                                   846314    03/19/68
Snowline*                                                 1000773   12/31/74
Snohomish                                                 2700812   03/25/03
Snohomish                                                 2500760   10/23/01
Stormcheck                                                1488590   05/17/88
Stormcheck                                                2632241   10/08/02
Tapestry Vine*                                            2204237   11/17/98
Thermolene                                                1715903   09/15/92
Weatheredge                                               2375777   08/08/00
Windfoil                                                  1483617   04/05/88
www.eddiebauer.com                                        2429474   02/20/01

2.   U.S. TRADEMARK APPLICATIONS

TRADEMARK                        NUMBER      DATE
---------                        ------      ----
Eddie Bauer Sport Shop Seattle   76/475072   12/13/02
Finespun                         78/281909   08/01/03
Journeyman                       76/027015   04/17/00
Lodge Collection                 78/608317   04/13/05
Lodge Collection                 78/608319   04/13/05
Lodge Collection                 78/608320   04/13/05
Lodge Collection                 78/608321   04/13/05
Lodge Collection                 78/608323   04/13/05
Windcutter                       78/488759   09/23/04

3.   FOREIGN APPLICATIONS

TRADEMARK                      CLASS            COUNTRY          NUMBER          DATE
---------                      -----            -------          ------          ----
Eddie Bauer                    12               Philippines      42004 0011047   11/23/04
Eddie Bauer Signature Design   12               Philippines      42004 0011048   11/23/04

TRADEMARK                      CLASS            COUNTRY          NUMBER          DATE
---------                      -----            -------          ------          ----
Eddie Bauer                    25               Venezuela        15691-94        11/24/94
Eddie Bauer                    18,21,24,25,42   Czech Republic   178214          3/25/02
Eddie Bauer Signature          25,35            Uruguay           324.254         7/5/00
Eddie Bauer                    25               Sri Lanka        N/A             2/10/05
Eddie Bauer                    25               Singapore        N/A             1/25/05
Eddie Bauer                    42               Chile            463903          10/5/99
Eddie Bauer                    25               Mauritius        N/A             2/11/05

4.   FOREIGN REGISTRATIONS

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Crosswinds                18                  Canada             TMA520019       11/30/99
Crosswinds                18                  Germany            39824635        5/31/98
Crosswinds                18                  Japan              4269773         4/30/99
Crosswinds                18                  United Kingdom     2168453         11/20/98
Desert Cloth              25                  Canada             210946          1/6/76
Downlight                 25                  Canada             550308          8/30/01
Ebfleece                  25                  Canada             570492          11/8/02
Ebtek                     18,25,28            Germany            39640125        9/30/96
Ebtek                     18,25,28            UK & N. Ireland    2,113,271       10/18/96
Ebtek                     14,18,25,           Canada             TMA544259       4/30/01
Ebtek                     3                   Canada             TMA559776       3/27/02
Eddie Bauer               25                  Argentina          1915147         2/26/03
Eddie Bauer               24                  Japan              1,357,258       11/28/78
Eddie Bauer               18,25               Indonesia          260691          6/29/90
Eddie Bauer               16                  Mexico             431820          8/26/92
Eddie Bauer               25                  Mexico             526940          8/26/92
Eddie Bauer               16,20,24,25         Germany            2074047         12/22/92
Eddie Bauer               16                  UK & N. Ireland    B1,522,621      12/23/92
Eddie Bauer               24                  UK & N. Ireland    B1,522,623      12/23/92
Eddie Bauer               20                  UK & N. Ireland    B1,522,622      12/23/92
Eddie Bauer               16,20,24,25,42      Switzerland        409,690         4/1/93
Eddie Bauer               20                  Mexico             504,655         4/12/93
Eddie Bauer               24                  Mexico             475,793         4/12/93
Eddie Bauer               42                  Mexico             486,135         2/3/94
Eddie Bauer               30                  Mexico             459364          3/4/94
Eddie Bauer               42                  Mexico             447913          8/26/92

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer               42                  Mexico             455617          4/12/93
Eddie Bauer               12                  Mexico             459389          3/3/94
Eddie Bauer               3                   Mexico             459368          3/3/94
Eddie Bauer               21                  Mexico             459366          3/3/94
Eddie Bauer               14                  Mexico             459367          3/3/94
Eddie Bauer               28                  Mexico             520326          4/7/94
Eddie Bauer               16,18,20,24,25,35   France             94535788        9/13/94
Eddie Bauer               16,18,20,24,25,35   Benelux            562322          12/22/94
Eddie Bauer               16,18,20,24,25,42   Italy              722859          1/17/95
Eddie Bauer               16,18,20,24,25,35   Austria            158118          5/22/95
Eddie Bauer               16,18               UK & N. Ireland    2,023,636       6/10/95
Eddie Bauer               25                  Indonesia          359000          6/15/95
Eddie Bauer               18                  Switzerland        431,504         6/15/95
Eddie Bauer               35                  UK & N. Ireland    2,024,571       6/21/95
Eddie Bauer               14,18,35            Germany            39524347        6/30/95
Eddie Bauer               20                  Ireland            166958          7/13/95
Eddie Bauer               24                  Ireland            166949          7/13/95
Eddie Bauer               25                  Ireland            166950          7/13/95
Eddie Bauer               16                  Ireland            166946          7/13/95
Eddie Bauer               18                  Ireland            166947          7/13/95
Eddie Bauer               24                  Spain              1,977,402       7/19/95
Eddie Bauer               20                  Spain              1,977,401       7/19/95
Eddie Bauer               16                  Spain              1,977,399       7/19/95
Eddie Bauer               16                  Colombia           181838          11/29/95
Eddie Bauer               18                  Colombia           181888          11/29/95
Eddie Bauer               20                  Colombia           181887          11/29/95
Eddie Bauer               24                  Colombia           181886          11/29/95
Eddie Bauer               25                  Colombia           181885          11/29/95
Eddie Bauer               42                  Colombia           181877          11/29/95
Eddie Bauer               25                  Dominican Republic 100446          10/30/98
Eddie Bauer               25                  Dominican Republic 100435          10/30/98
Eddie Bauer               16,18,20,24,25,35   Portugal           311,579         6/3/96

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer               35,42               Ireland            219537          7/1/96
Eddie Bauer               8                   Japan              3217063         10/31/96
Eddie Bauer               11                  Japan              3201763         9/30/96
Eddie Bauer               13                  Japan              3270240         3/12/97
Eddie Bauer               29                  Japan              3200891         9/30/06
Eddie Bauer               30                  Japan              3201767         9/30/96
Eddie Bauer               31                  Japan              3209634         10/31/96
Eddie Bauer               12                  Japan              3201764         9/30/96
Eddie Bauer               9                   Japan              3201762         9/30/96
Eddie Bauer               14                  Japan              320-9622        10/31/96
Eddie Bauer               18                  Japan              3209623         10/31/96
Eddie Bauer               20                  Japan              3217066         10/31/96
Eddie Bauer               24                  Japan              3209632         10/31/96
Eddie Bauer               25                  Japan              3209624         10/31/96
Eddie Bauer               18                  Bolivia            62420-C         11/1/96
Eddie Bauer               16                  Bolivia            62421-C         11/1/96
Eddie Bauer               20                  Bolivia            62418-C         11/1/96
Eddie Bauer               24                  Bolivia            62419-C         11/1/96
Eddie Bauer               25                  Bolivia            62414-C         11/1/96
Eddie Bauer               42                  Bolivia            62433-C         11/1/96
Eddie Bauer               16                  Ecuador            2083-96         11/13/96
Eddie Bauer               18                  Ecuador            208496          11/13/96
Eddie Bauer               20                  Ecuador            208596          11/13/96
Eddie Bauer               24                  Ecuador            208696          11/13/96
Eddie Bauer               25                  Ecuador            208796          11/13/96
Eddie Bauer               22                  Japan              3223117         11/29/96
Eddie Bauer               18                  China              913096          12/14/96
Eddie Bauer               16,18,20,24,25,42   Hong Kong          19980140AA      12/20/96
                                              (merged renewal)
Eddie Bauer               21                  Japan              3236088         12/25/96
Eddie Bauer               25                  China              925488          1/7/97
Eddie Bauer               24                  China              928837          1/14/97
Eddie Bauer               16                  China              932264          1/21/97
Eddie Bauer               20                  China              933743          1/21/97
Eddie Bauer               35                  China              943552          2/7/97
Eddie Bauer               16                  Japan              3329311         7/4/97
Eddie Bauer               35                  Spain              2111150         10/5/98

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer               16                  South Korea        449807          6/23/99
Eddie Bauer               24,25               Chile              550597          10/21/99
Eddie Bauer               35                  Chile              558330          1/12/00
Eddie Bauer               25                  Honduras           76583           2/2/00
Eddie Bauer               25                  Taiwan             901678          8/16/00
Eddie Bauer               25                  Paraguay           229943          11/13/00
Eddie Bauer               3,4                 Canada             TMA546820       6/20/01
Eddie Bauer               25                  China              1751950         4/21/02
Eddie Bauer               9                   New Zealand        670887          6/23/03
Eddie Bauer               6                   New Zealand        669972          5/10/04
Eddie Bauer Adventurer    3                   Canada             TMA519505       11/17/99
Eddie Bauer Adventurer    3                   Japan              4318497         9/24/99
Eddie Bauer Balance       3,4                 Canada             TMA544234       4/30/01
Eddie Bauer Balance       3,4                 Germany            39655067        12/31/96
Eddie Bauer Balance       3,4                 United Kingdom     2118186         8/1/97
Eddie Bauer Design        25                  Canada             156448          4/19/68
Eddie Bauer Experienced
   Based                  3,4                 United Kingdom     2225138         9/6/02
Eddie Bauer Goose Logo    25                  Mexico             459796          3/3/94
Eddie Bauer Goose Logo    22                  Mexico             459800          3/3/94
Eddie Bauer Goose Logo    9                   Mexico             517017          4/7/94
Eddie Bauer Goose Logo    8                   Mexico             520325          3/3/94
Eddie Bauer Goose Logo    11                  Mexico             520323          3/3/94
Eddie Bauer Goose Logo    25                  Mexico             459796          3/3/94
Eddie Bauer Goose Logo    28                  Mexico             472637          4/7/94
Eddie Bauer Goose Logo    3                   Mexico             467,858         3/3/94
Eddie Bauer Goose Logo    21                  Mexico             459798          3/3/94

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer Goose Logo    12                  Mexico             462324          3/3/94
Eddie Bauer Goose Logo    14                  Mexico             467,860         3/3/94
Eddie Bauer Goose Logo    16                  Mexico             459797          3/3/94
Eddie Bauer Goose Logo    24                  Mexico             462322          3/3/94
Eddie Bauer Goose Logo    20                  Mexico             462323          3/3/94
Eddie Bauer Goose Logo    18                  Mexico             467,863         3/3/94
Eddie Bauer Goose Logo    42                  Mexico             475,814         3/3/94
Eddie Bauer Goose Logo    16,25,35            European CTM       001 395 284     11/24/02
Eddie Bauer Goose Logo    25                  France             94/535790       9/13/94
Eddie Bauer Goose Logo    18,24,25            Benelux            562324          12/22/94
Eddie Bauer Goose Logo    25                  Italy              722971          1/17/95
Eddie Bauer Goose Logo    25                  Austria            157848          5/3/95
Eddie Bauer Goose Logo    25                  Switzerland        431,450         6/15/95
Eddie Bauer Goose Logo    25                  UK & N. Ireland    2,024,572       6/21/95
Eddie Bauer Goose Logo    18,24,25            Germany            39524753        6/30/95
Eddie Bauer Goose Logo    25                  Ireland            167087          7/13/95
Eddie Bauer Goose Logo    25                  Spain              1,977,406       7/19/95
Eddie Bauer Goose Logo    25                  Portugal           311,581         6/3/96
Eddie Bauer Goose Logo    25                  Brazil             817934634       10/1/96

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer Goose Logo    25                  Bolivia            62415-C         11/1/96
Eddie Bauer Goose Logo    25                  Colombia           287986          4/23/03
Eddie Bauer Goose Logo    13                  Japan              3277696         4/11/97
Eddie Bauer Goose Logo    25                  Ecuador            208296          11/13/96
Eddie Bauer Goose Logo    25                  Hong Kong          01925 of 1999   12/20/96
Eddie Bauer Goose Logo    18                  Japan              3242033         12/25/96
Eddie Bauer Goose Logo    14                  Japan              3242183         12/25/96
Eddie Bauer Goose Logo    25                  China              943415          1/21/97
Eddie Bauer Goose Logo    29                  Japan              3244945         1/31/97
Eddie Bauer Goose Logo    30                  Japan              3244946         4/31/97
Eddie Bauer Goose Logo    28                  Japan              3236092         12/25/96
Eddie Bauer Goose Logo    25                  Japan              3250459         1/31/97
Eddie Bauer Goose Logo    20                  Japan              3259909         2/24/97
Eddie Bauer Goose Logo    24                  Japan              3264779         2/24/97
Eddie Bauer Goose Logo    12                  Japan              3277695         4/11/97
Eddie Bauer Goose Logo    16                  Japan              3283561         4/18/97
Eddie Bauer Goose Logo    22                  Japan              3282490         4/18/97
Eddie Bauer Goose Logo    21                  Japan              3289260         4/25/97
Eddie Bauer Goose Logo    11                  Japan              3284821         4/18/97

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer Goose Logo    9                   Japan              3270243         3/12/97
Eddie Bauer Goose Logo    8                   Japan              3284820         4/18/97
Eddie Bauer Goose Logo    31                  Japan              3239629         12/25/96
Eddie Bauer Goose Logo    16                  South Korea        449809          6/23/99
Eddie Bauer Goose Logo    25                  Taiwan             917864          12/1/00
Eddie Bauer Home          42                  Mexico             500235          5/16/94
Eddie Bauer Home          28                  Mexico             461385          3/22/94
Eddie Bauer Home          21                  Mexico             461357          3/3/94
Eddie Bauer Home          24                  Mexico             459373          3/3/94
Eddie Bauer Home          3                   Mexico             459371          3/3/94
Eddie Bauer Home          27                  Mexico             459372          3/3/94
Eddie Bauer Home          20                  Mexico             459375          3/3/94
Eddie Bauer Home          16                  Mexico             459369          3/3/94
Eddie Bauer Home          16                  Japan              3179794         7/31/96
Eddie Bauer Outdoor
   Outfitter Since 1920
   And Design             35                  Canada             TMA558217       2/20/02
Eddie Bauer Rewards
   (and Design)           35                  Canada             TMA527813       5/16/00
Eddie Bauer Signature     25,35               Canada             156446          4/19/68
Eddie Bauer Signature     35                  Canada             225694          1/27/78
Eddie Bauer Signature     20,21,22,25,27,28   Japan              1,453,370       1/30/81
Eddie Bauer Signature     12                  Canada             383729          5/3/91
Eddie Bauer Signature     25                  UK & N. Ireland    1,522,624       12/23/92
Eddie Bauer Signature     24                  Mexico             459382          3/3/94

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer Signature     14                  Mexico             459380          3/3/94
Eddie Bauer Signature     25                  Mexico             500,236         3/3/94
Eddie Bauer Signature     3                   Mexico             459377          3/3/94
Eddie Bauer Signature     21                  Mexico             459376          3/3/94
Eddie Bauer Signature     18                  Mexico             520324          3/3/94
Eddie Bauer Signature     16                  Mexico             459381          3/3/94
Eddie Bauer Signature     20                  Mexico             459383          3/3/94
Eddie Bauer Signature     12                  Mexico             459385          3/3/94
Eddie Bauer Signature     22                  Mexico             459,390         3/3/94
Eddie Bauer Signature     42                  Mexico             471,740         3/22/94
Eddie Bauer Signature     28                  Mexico             5203727         4/7/94
Eddie Bauer Signature     25                  France             94/535789       9/13/94
Eddie Bauer Signature     25                  Austria            155082          10/31/94
Eddie Bauer Signature     18,24,25            Benelux            562323          12/22/94
Eddie Bauer Signature     25                  Italy              734591          1/20/95
Eddie Bauer Signature     25                  UK & N. Ireland    2,023,643       6/10/95
Eddie Bauer Signature     25                  Switzerland        431,434         6/15/95
Eddie Bauer Signature     18,24,25            Germany            39524754        6/30/95
Eddie Bauer Signature     25                  Ireland            167741          7/13/95

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer Signature     25                  Colombia           181988          12/13/95
Eddie Bauer Signature
   Logo                   6                   New Zealand        669971          5/10/04
Eddie Bauer Signature     9                   New Zealand        670888          6/26/03
Eddie Bauer Signature     25                  Peru               22749           1/22/96
Eddie Bauer Signature     25                  Portugal           311,580         6/3/96
Eddie Bauer Signature     25                  Panama             076095          6/26/95
Eddie Bauer Signature     16                  Japan              3201735         9/30/96
Eddie Bauer Signature     24                  Japan              3209633         10/31/96
Eddie Bauer Signature
   Design                 25                  Japan              1672356         3/22/84
Eddie Bauer Signature
   Design                 21                  Japan              1710871         8/28/84
Eddie Bauer Signature
   Design                 19                  Japan              1691416         6/21/84
Eddie Bauer Signature     20                  Japan              3217067         10/31/96
Eddie Bauer Signature     25                  Bolivia            62416-C         11/1/96
Eddie Bauer Signature     25                  Ecuador            208196          11/13/96
Eddie Bauer Signature     22                  Japan              3223118         11/29/96
Eddie Bauer Signature     25                  Hong Kong          1403/1998       12/20/96
Eddie Bauer Signature     14                  Japan              3242185         12/25/96
Eddie Bauer Signature     25                  China              925486          1/7/97
Eddie Bauer Signature     16                  South Korea        449808          6/23/99

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Eddie Bauer Signature &
   Design                 22                  Japan              1,672,363       3/22/84
Eddie Bauer Signature
   Design                 11                  Japan              3343547         9/5/97
Eddie Bauer Signature &
   Design                 12                  Japan              1,700,231       7/25/84
Eddie Bauer Signature
   Design                 13                  Japan              3270241         3/12/97
Eddie Bauer Signature
   Design                 13                  Japan              1691415         6/21/84
Eddie Bauer Signature
   Design                 9                   Japan              3236084         12/25/96
Eddie Bauer Signature &
   Design                 24                  Japan              1700228         7/25/84
Eddie Bauer Signature &
   Design                 21                  Japan              1,710,871       8/28/84
Eddie Bauer Signature &
   Design                 20                  Japan              1,666,279       3/22/84
Eddie Bauer Signature
   Design                 31                  Japan              3209635         10/31/96
Eddie Bauer Signature
   Design                 30                  Japan              3201768         9/30/96
Eddie Bauer Signature
   Design                 29                  Japan              3200892         9/30/96
Eddie Bauer Signature &
   Design                 25,35               Canada             307215          9/20/85
Eddie Bauer Weatheredge
   (Old) Design           18,24,25            Germany            398 23 848      4/30/98
Eddie Bauer Weatheredge
   Design                 18,24,25            Germany            39900675        1/31/99
Elkhorn                   25                  Canada             TMA555061       12/5/01
Experience Based          35                  Canada             1050874         7/31/02
Experience Based          25                  Japan              4447820         1/19/01
Guide Bag                 18                  Canada             1049199         7/31/02
Jet Commuter              25                  Canada             208450          7/25/75
Kara Koram                25                  Canada             209152          8/29/75
Laconner                  25                  Canada             TMA570497       11/8/02

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Legend For Four
   Generations            18,24,25            Japan              4442555         12/22/00
Mite Lite                 11                  Canada             285072          11/18/83
Mountain Range Design     18                  Japan              4460365         3/16/01
North Cascade             25                  Canada             571812          12/5/02
Polar Light               20,25               Canada             210240          10/24/75
Polar Parka               25                  Canada             TMA555034       12/5/01
Snapjac                   25                  Japan              3239757         12/25/96
Snap-Jac                  25                  Canada             207639          6/20/75
Snohomish                 25                  Canada             571243          11/25/02
Snowline                  25                  Canada             214625          7/2/76
Sport Shop & Design       28                  Japan              3236093         12/25/96
Sport Shop & Design       18                  Japan              3242034         12/25/96
Sport Shop & Design       25                  Japan              3250460         1/31/97
Sport Shop & Design       20                  Japan              3259910         2/24/97
Sport Shop & Design       16                  Japan              3289264         4/25/97
Sport Shop & Design       9                   Japan              3283562         4/18/97
Sport Shop And Design     20                  Mexico             462321          3/3/94
Sport Shop And Design     25                  Mexico             464161          3/3/94
Sport Shop & Design       28                  Mexico             467873          4/7/94
Sport Shop And Design     14                  Mexico             467,859         3/3/94
Sport Shop & Design       9                   Mexico             462320          3/3/94
Sport Shop And Design     16                  Mexico             459794          3/3/94
Sport Shop And Design     18                  Mexico             472,634         3/22/94

TRADEMARK                 CLASS               COUNTRY            NUMBER          DATE
---------                 -----               -------            ------          ----
Sport Shop & Design       42                  Mexico             477340          3/22/94
Thermolene                25                  Canada             TMA570498       11/8/02
Weatheredge               18,24,25            UK & N. Ireland    2158689         2/19/98
Weatheredge               18,24,25            Japan              4250842         3/12/99
Weatheredge               24,25               Canada             TMA520639       12/18/99
Windcutter                25                  Canada             TMA570499       11/8/02
Windfoil                  25                  Canada             TMA559886       4/4/02

AUSTRALIAN TRADEMARK REPORT

                                                                                     SERIAL
TRADEMARK                                CLASS                       FILE NUMBER     NUMBER               STATUS
---------             -------------------------------------------   -------------   -------   ------------------------------
EDDIE BAUER           Class 16: Catalogues                          00632.00.0447   645,509   Registered 6/24/03.

                      Class 18: Luggage including briefcases,
                      carry bags, field bags, duffel bags,
                      backpacks, day packs, pouches; umbrellas

                      Class 20: Tables, beds, chairs, pillows, cushions

                      Class 24: Bedding and bed linen, quilts, quilt covers, towels, blankets

                      Class 42: Retail store services and mail order services relating to luggage, tables, beds, chairs, pillows, cushions, bedding and bed linen, quilts, quilt covers, towels, blankets and articles of clothing including footwear and headgear

EDDIE BAUER           Class 6: Luggage locks                        00632.00.0448   938,843   Registered 10/7/04.

                      Class 9: Voltage converters

                      Class 14: Travel alarm clocks

                      Class 18: Cargo duffel bags, travel duffel bags, rolling duffel bags, backpacks, sport duffel bags, rolling gear bags, rolling backpacks, cargo cases, packing cases, overseas cases, attache cases, brief cases, business cases, toiletries bags, cosmetic bags, vanity cases, garment bags, organizer totes, luggage tabs, money belts, passport cases, wallets,

                                                                                     SERIAL
TRADEMARK                                CLASS                       FILE NUMBER     NUMBER               STATUS
---------             -------------------------------------------   -------------   -------   ------------------------------
                      garment covers, belly bags, shoe bags, wet
                      pouches, luggage carts

EDDIE BAUER           Class 25: Articles of clothing, including     00632.00.0449   937,199   This is a divisional
                      headgear and footwear                                                   application directed to
                                                                                              clothing products. This
                                                                                              application will remain
                                                                                              suspended pending completion
                                                                                              of the cancellation against
                                                                                              the Bauer Nike Hockey Class 25
                                                                                              registration.

EDDIE BAUER           Class 9: Eyewear, including eyeglasses and    00632.00.0459   938,740   Registered 2/11/04.
                      eyeglass frames

EDDIE BAUER BALANCE   Class 4: Candles                              724,732                   Registered 2/10/99.

GOOSE LOGO            Class 25: Articles of clothing, including     00364.01.0831   645,506   Suspended pending completion
                      headgear and footwear                                                   of cancellation proceeding
                                                                                              against Class 25 Bauer Nike
                                                                                              Hockey registration. We will
                                                                                              make one further attempt to
                                                                                              convince the Office to allow
                                                                                              this mark because the
                                                                                              expression "BAUER" is only a
                                                                                              part of the overall composite
                                                                                              logo.

SIGNATURE LOGO        Class 25: Articles of clothing, including     00364.01.0832   645,507   Suspended pending completion
                      headgear and footwear                                                   of cancellation proceeding
                                                                                              against the Class 25 Bauer
                                                                                              Nike Hockey

                                                                                     SERIAL
TRADEMARK                                CLASS                       FILE NUMBER     NUMBER               STATUS
---------             -------------------------------------------   -------------   -------   ------------------------------
                                                                                              registration.

SIGNATURE LOGO        Class 6: Luggage locks                        00632.00.0446   937,046   Registered 11/11/04.

                      Class 9: Voltage converters

                      Class 14: Travel alarm clocks

                      Class 18: Cargo duffel bags, travel duffel bags, rolling duffel bags, backpacks, sport duffel bags, rolling gear bags, rolling backpacks, cargo cases, packing cases, overseas cases, attache cases, brief cases, business cases, toiletries bags, cosmetic bags, vanity cases, garment bags, organizer totes, luggage tabs, money belts, passport cases, wallets, garment covers, belly bags, shoe bags, wet pouches, luggage carts

                      Class 20: Neck pillows

SIGNATURE LOGO        Class 9: Eyewear, including eyeglasses and    00632.00.0460   938,739   Registered 2/11/04.
                      eyeglass frames

See also the disclosures set forth in Schedule 8.12, which are incorporated herein and included in this Schedule 6.15 by this reference.

*    Eddie Bauer, Inc. has determined to abandon these trademarks.

                                  SCHEDULE 8.4

                       CORPORATE NAME; PRIOR TRANSACTIONS

CHANGES IN LOAN PARTY'S OR ANY OF ITS SUBSIDIARIES CORPORATE NAME

N/A

USE BY ANY LOAN PARTY'S OR ANY OF ITS SUBSIDIARIES OF ANY OTHER FICTITIOUS NAME

N/A

MERGERS, CONSOLIDATIONS OR ACQUISITIONS

Any merger, consolidation, amalgamation, asset acquisition or property acquisition contemplated to take place pursuant to the Plan of Reorganization.

                                  SCHEDULE 8.5

                           SUBSIDIARIES AND AFFILIATES

                                             STATE OF
                                           INCORPORATION     PERCENT BUSINESS
NAME                                        (FORMATION)          OWNERSHIP                   DESCRIPTION
----                                      --------------   --------------------   --------------------------------
Distribution Fulfillment Services,        Delaware         100% owned by Eddie    Warehousing
Inc. (DFS)                                                 Bauer, Inc.

Eddie Bauer Japan, Inc.                   Japan            30% -- Eddie Bauer,    Retail
                                                           Inc.

Eddie Bauer of Canada, Inc.               Canada-Federal   100% owned by Eddie    Retail
                                                           Bauer, Inc.

Eddie Bauer Services, LLC                 Ohio             100% owned by Eddie    Gift Certificate Issuer
                                                           Bauer, Inc.

Eddie Bauer, Inc.                         Delaware         100% owned by Eddie    Retail
                                                           Bauer Holdings, Inc.

Financial Services Acceptance             Delaware         100% owned by Eddie    Holder of subordinated interests
Corporation                                                Bauer Holdings, Inc.   from Bankcard securitizations

Eddie Bauer GmbH & Co.                    Germany          40% -- Eddie Bauer,    Retail
                                                           Inc.

Spiegel Acceptance Corporation            Delaware         100% owned by Eddie    Holder of Seller interest from
                                                           Bauer Holdings, Inc.   preferred securitizations

                                             STATE OF
                                           INCORPORATION     PERCENT BUSINESS
NAME                                        (FORMATION)          OWNERSHIP                   DESCRIPTION
----                                      --------------   --------------------   --------------------------------
Spiegel Group Teleservices-Canada, Inc.   Canada           100% owned by Eddie    Customer Sales center
                                                           Bauer, Inc.

Eddie Bauer Information Technology, LLC   Delaware         100% owned by Eddie    IT / IS
                                                           Bauer, Inc.

                                  SCHEDULE 8.7

                         CAPITALIZATION OF LOAN PARTIES

                            AS OF THE EFFECTIVE DATE

                                                                                   ISSUED &     AUTHORIZED, ISSUED
                                                 AUTHORIZED                       OUTSTANDING    & OUTSTANDING LLC
ENTITY                                          COMMON STOCK   PREFERRED STOCK   COMMON STOCK        INTERESTS
------                                          ------------   ---------------   ------------   ------------------
Eddie Bauer, Inc                                      10,000              0            5,000             --
Distribution Fulfillment Services, Inc. (DFS)          1,000              0            1,000             --
Eddie Bauer Services, LLC                                 --             --               --         1 (100%)
Eddie Bauer Holdings, Inc.                       100,000,000      5,000,000       30,000,000             --
Eddie Bauer Information Technology, LLC                   --             --               --         1 (100%)

                                  SCHEDULE 8.8

                                      DEBT

ESCROW AGREEMENTS

(i)  CHASE MERCHANT SERVICES $500,000 OF EDDIE BAUER'S DEPOSITS
     HELD IN CHASE MERCHANT RESERVE ACCOUNT SPIEGEL GROUP             $  500,000

(ii) EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND
     LASALLE BANK NATIONAL ASSOCIATION
     1 ESCROW ACCOUNTS
     EDDIE BAUER $1MM                                                 $1,000,000

(iii) Otto International Hong Kong Limited
     Held in connection with Vendor Payment Services
     Agreement with Eddie Bauer, Inc.*                                $  500,000

BONDS

(i) Customs Bond            $7,500,000   Spiegel/Eddie Bauer customs bond          LOAN AGREEMENTS
                                         required to clear goods.
                                                                                   CDN $3,970,000 Loan
(ii) Customs Bond           $  800,000   Eddie Bauer Canadian customs bond         Agreement dated as of
                                         required to clear goods.                  August 16, 2002, between
                                                                                   Her Majesty the Queen in
(iii) Self Insurance Bond   $  325,000   Illinois workers compensation insurance   Right of the Province of
                                         bond                                      New Brunswick and Spiegel
                                                                                   Group Teleservices-Canada,
(iv) Self Insurance Bond    $  460,000   Washington workers compensation self      Inc.
                                         insurance bond

----------
*    This debt will be paid off on the Closing Date or shortly thereafter.

LETTERS OF CREDIT

     Letters of Credit issued by Bank of America, N.A. in connection with the purchase of inventory in an aggregate amount of $734,873 with the following as beneficiaries: South Service Trading (Strada Shoes) (Letter of Credit no. 1117827, exp. July 26, 2005), TaiXia International (Letter of Credit no. 1117825, exp. July 11, 2005) and Lazzeri SRL (Letter of Credit no. 117831, exp. July 8, 2005).

PROMISSORY NOTE

     The Plan Note and any other indebtedness under the Plan of Reorganization.

                                  SCHEDULE 8.10

                               OWNED REAL PROPERTY

                                           LOCATION             CITY      STATE
                                     ---------------------   ---------   -------
Distribution Fulfillment Services,   6600 Alum Creek Drive   Groveport   OH
Inc. Facility
EBIT Facility                        800 Pasquinelli Drive   Westmont    IL

                                  SCHEDULE 8.12

                               PROPRIETARY RIGHTS

See the disclosures set forth in Schedule 6.15, which are incorporated herein and included in this Schedule 8.12 by this reference.

                                  SCHEDULE 8.13

                                   TRADE NAMES

LOAN PARTY OR SUBSIDIARY   TRADE NAME
------------------------   ----------
Eddie Bauer, Inc.          "Eddie Bauer"
                           "Eddie Bauer, Inc."
                           "Eddie Bauer Home"
                           "eddiebauerhome.com"
                           "Eddie Bauer of Canada, Inc."
                           "Eddie Bauer Services, LLC"
                           "Eddie Bauer Diversified Sales, LLC"
                           "Eddie Bauer International Development, LLC"
                           "eddiebauer.com"
                           "Eddie Bauer Outlet"
                           "eddiebaueroutlet.com"

                                  SCHEDULE 8.14

                                   LITIGATION

1. Jeanette Louthan et al vs. Eddie Bauer, Inc., et al, Superior Court of CA, Santa Barbara, Case #01132654

2. Potential patent infringement claim by Ronald A. Katz Technology Licensing, L.P.

3. Charles E. Hill & Associates, Inc. v. Amazon.com, Inc., et al., Civil Action No. 2-02-CV-186 (settled and stipulation signed; pending filing with and approval of bankruptcy court).

4. Carousel Center Company L.P., et al. v. Eddie Bauer, Inc., Case No.:
02-CV-669 (NAM/GLS)(N.D.N.Y.)

Inclusion of any item in this Schedule (1) does not represent a determination by any of the Loan Parties that such item (a) is material, nor shall it be deemed to establish a standard of materiality, or (b) did not arise in the ordinary course of business and (2) shall not constitute, or be deemed to be, an admission to any third party concerning such item by any of the Loan Parties.

                                  SCHEDULE 8.16

                                 LABOR DISPUTES

     None.

                                  SCHEDULE 8.17

                              ENVIRONMENTAL ISSUES

                                      NONE.

                                  SCHEDULE 8.18

                                VIOLATIONS OF LAW

                                      NONE.

                                  SCHEDULE 8.20

                                  ERISA ISSUES

     None.

                                  SCHEDULE 8.25

                             MATERIAL ADVERSE CHANGE

Any change of a type that customarily occurs as a result of events occurring during the pendency of a proceeding under Chapter 11 of the Bankruptcy Code and under the Companies' Creditors Arrangement Act (Canada)

In addition, as part of the Plan of Reorganization filed in the Cased, Eddie Bauer, Inc. plans to close approximately 34 Eddie Bauer HOME stores.

                                  SCHEDULE 8.27

                               MATERIAL AGREEMENTS

Aurora Sourcing, Inc.: Buying Agency Agreement dated August 20, 2003 between Aurora Sourcing, Inc. and Eddie Bauer, Inc.

Eddie Bauer International (Americas), Inc.: Buying Agency Agreement dated March 1, 1998 between Eddie Bauer International (Americas), Inc. and Eddie Bauer, Inc. A new agreement is currently being negotiated; originally, this agreement was assumed. Eddie Bauer International (Americas), Inc. Eddie Bauer, Inc. has implicitly consented to the use by Eddie Bauer International (Americas), Inc. ("EBIA") of "Eddie Bauer" in its corporate title, and in connection with EBIA's performance of its obligations.

Eddie Bauer International Ltd.: Buying Agency Agreement dated January 1, 1994 between Eddie Bauer, Inc. and Eddie Bauer International Ltd. Eddie Bauer International Ltd.: Eddie Bauer, Inc. has implicitly consented to the use by Eddie Bauer International Ltd. ("EBI") of "Eddie Bauer" in its corporate title, and in connection with EBI's performance of its obligations under the agreement. A new agreement is currently being negotiated; originally, this agreement was assumed.

Fry, Inc.: Web Site Hosting Agreement dated March 1, 2005 between Fry, Inc. and Eddie Bauer, Inc.

Otto International (Hong Kong) Limited: Vendor Payment Services Agreement dated September 30, 2002 between Otto International (Hong Kong) Limited and Eddie Bauer, Inc. The agreement is being negotiated; originally, this agreement was not assumed.

R.R. Donnelly & Sons Company: Eddie Bauer Agreement for Printing and Electronic Publishing Services dated July 7, 2004 between R.R. Donnelly & Sons Company and Eddie Bauer, Inc.

Scan Thor UK: Buying Agency Agreement dated April 26, 2004 between Scan Thor UK and Eddie Bauer, Inc.

Shira Trading Ltd.: Amended & Restated Buying Agency Agreement dated April 24, 2004 between Shira Trading Ltd. and Eddie Bauer, Inc.

United Parcel Service of America, Inc.: Carrier Agreement dated as of August 25, 2004.

Bank of America, N.A. Merchant Services Agreement/Fee Schedule: Agreement dated as of September 1, 2003 between Bank of America, N.A. and Eddie Bauer, Inc.

The Chase Manhattan Bank: Agreement by and among Spiegel, Inc., Eddie Bauer, Inc. and Newport News, Inc., The Chase Manhattan Bank (as successor to First Financial Bank) and Chase Merchant Services L.L.C., dated June 18, 1999, as amended on October 8, 2002. This agreement has been assumed by Eddie Bauer, Inc.

World Financial Network National Bank: Private Label Credit Card Program Agreement dated May 2, 2003 between World Financial Network National Bank and Spiegel, Inc. and Eddie Bauer, Inc.

Aljoy Trading Limited: First Amended and Restated Buying Agency Agreement dated August 20, 2003 between Eddie Bauer, Inc. and Aljoy Trading Limited.

Plan of Reorganization, the Term Loan Agreement, the Guarantee and Collateral Agreement and any and all Loan Documents and other instruments executed in connection therewith.

                                  SCHEDULE 8.27

                           MATERIAL AGREEMENTS (CON'T)

See also the agreements, intellectual property licenses and leases set forth in Schedules 1.1(c), 6.15 and 8.11, respectively, which are incorporated herein and included in this Schedule 8.27 by this reference.

                                  SCHEDULE 9.3

                              COMPLIANCE WITH LAWS

                                      NONE.

                                  SCHEDULE 9.10

                               EXISTING GUARANTIES

                                      None.

                                  SCHEDULE 9.13

                          TRANSACTIONS WITH AFFILIATES

                            JOINT VENTURE AGREEMENTS

LOAN PARTY                   JOINT VENTURE PARTNER                      TRANSACTION
----------          ---------------------------------------   -------------------------------
Eddie Bauer, Inc.   Handelsgesellschaft Heinrich Heine GmbH   Formation of Eddie Bauer GmbH &
                    ("Heine"), Sport-Scheck GmbH              Co. (Effective June 6, 1995)

Eddie Bauer, Inc.   Otto-Sumisho Inc.                         Formation of Eddie Bauer Japan,
                                                              Inc. (Effective September 28,
                                                              1993)

                               LICENSE AGREEMENTS

LICENSEE                       LICENSOR         EFFECTIVE DATE
--------                  -----------------   -----------------
Eddie Bauer GmbH & Co.    Eddie Bauer, Inc.   June 6, 1995

Eddie Bauer Japan, Inc.   Eddie Bauer, Inc.   December 28, 1998

                         GUARANTIES AND LOAN AGREEMENTS

     Any purchase, sale, transfer, distribution, payment, loan, advancement, or investment of money or property, or incurrence of liability, that is contemplated to take place pursuant to the Plan of Reorganization, including, without limitation, the Term Debt.

     In addition, Eddie Bauer of Canada, Inc. and Spiegel Group
Teleservices-Canada, Inc. may maintain cash management arrangements with the Borrower in the ordinary course of business consistent with past practice and in accordance with applicable law.

                                  SCHEDULE 9.16

                                 EXISTING LIENS

Loan Party       State                  UCC No.                         Holder of Lien                 Collateral Description
----------       -----   ------------------------------------   ------------------------------   ----------------------------------
DISTRIBUTION
   FULFILLMENT
   SERVICES,
   INC. (DFS)      DE    File No. 31010886, filed 4/17/03       IOS Capital, LLC                 Leased equipment
                   DE    File No. 33005363, filed 11/14/03*     Deutsche Bank AG                 Various assets as specified in the
                                                                                                 financing statement.
EDDIE BAUER,
   INC.            CA    File No. 0034760633, filed 12/4/00     Balboa Capital                   Leased equipment
                   CO    File No. 20002103194, filed 12/4/00    Balboa Capital                   Leased equipment
                   CT    File No. 2234022, filed 11/3/03        Town of Waterford                Tax assessment in the amount of
                                                                                                 $285.09 plus interest
                   CO    File No. 2002F029033, filed 3/19/02*   Polar Refrigeration Company      Leased equipment
                   DE    File No. 30606163, filed 3/12/03*      Otto International (Hong Kong)   Certain goods specified in the
                                                                Limited                          financing statement.
                   IL    File No. 4304795, filed 12/5/00        Balboa Capital                   Leased equipment
                   MI    File No. D719556, filed 12/4/00        Balboa Capital                   Leased equipment
                   MN    File No. 2279658, filed 12/4/00        Balboa Capital                   Leased equipment
                   MO    File No. 4111530, filed 12/4/00        Balboa Capital                   Leased equipment
                   NY    File No. 232717, filed 12/4/000        Balboa Capital                   Leased equipment
                   WA    File No. 2000-251-0252, filed 9/7/00   OCE Printing Systems USA, Inc.   Pagestream 154 plus printer with
                                                                                                 S/370 primary pnterface
                   WA    File No. 2000-265-0256,                US Bank National                 2 Cisco computer WS

Loan Party       State                  UCC No.                         Holder of Lien                 Collateral Description
----------       -----   ------------------------------------   ------------------------------   ----------------------------------
                         filed 9/21/00                          Association                      X5225R Modules
                   WA    File No. 2000-311-0584, filed          US Bank National Association     Cisco equipment
                         11/06/00
                   WA    File No. 2000-318-0735, filed          American Equipment Leasing       Leased equipment
                         11/13/00, amended 1/19/01, assigned    (assigned from Balboa Capital)
                         2/21/01
                   WA    File No. 2000-325-0163, filed          IBM Credit Corporation           Computers, information processing
                         11/20/00                                                                and other peripheral equipment
                   WA    File No. 2001-087-0197, filed          IBM Credit Corporation           Computers, information processing
                         3/28/01                                                                 and other peripheral equipment

In addition, Liens securing the Plan Note, the Agent's Liens and Liens securing the Term Debt.

* These financing statements will be terminated on the Closing Date or shortly thereafter.